EXHIBIT 4.5(b)

RECEIVABLES FUNDING AND ADMINISTRATION AGREEMENT

Dated as of January 26, 2007

by and among

RYERSON FUNDING LLC,

as Borrower,

THE PERSONS SIGNATORY HERETO FROM TIME TO TIME AS LENDERS,

THE PERSONS SIGNATORY HERETO FROM TIME TO TIME AS GROUP AGENTS,

GENERAL ELECTRIC CAPITAL CORPORATION,

as Structuring Agent,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

i

ii

iii

THIS RECEIVABLES FUNDING AND ADMINISTRATION AGREEMENT (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”) is entered into as of January 26, 2007 by and among Ryerson Funding LLC, a Delaware limited liability company (the “Borrower”), the persons signatory hereto from time to time as conduit lenders (the “Conduit Lenders”), the Persons signatory hereto from time to time as Committed Lenders (the “Committed Lenders” and together with the Conduit Lenders, the “Lenders”), the Persons signatory hereto from time to time as group agents (the “Group Agents”), General Electric Capital Corporation, as Structuring Agent (the “Structuring Agent”), and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

RECITALS

A. The Borrower is a special purpose limited liability company the sole member of which is Joseph T. Ryerson & Son, Inc. (in such capacity, the “Member”).

B. The Borrower has been formed for the purpose of purchasing, or otherwise acquiring by capital contribution, Receivables of the Originators party to the Sale Agreement.

C. The Borrower intends to fund its purchases of the Receivables, in part, by borrowing Advances hereunder and pledging all of its right, title and interest in and to the Receivables as security therefor, and, subject to the terms and conditions hereof, the Lenders intend to make such Advances, from time to time, as described herein.

D. The Administrative Agent has been requested and is willing to act as administrative agent on behalf of each of the Lenders in connection with the making and financing of such Advances.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS AND INTERPRETATION

Section 1.01. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Annex X.

Section 1.02. Rules of Construction. For purposes of this Agreement, the rules of construction set forth in Annex X shall govern. All Appendices hereto, or expressly identified to this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement.

ARTICLE II.

AMOUNTS AND TERMS OF ADVANCES

Section 2.01. Advances.

(a) Advances. (i) From and after the Effective Date and until the Commitment Termination Date and subject to the terms and conditions hereof, each Conduit Lender may, in its sole discretion, and each Committed Lender shall, if the Conduit Lenders (if any) in its related Lender Group elect not to, make Lender advances (each such advance hereunder, an “Advance”) to the Borrower from time to time in an amount, for each Lender Group, equal to its Lender Group Percentage of the Advance requested by the Borrower. If a Lender Group has more than one Conduit Lender, the applicable Group Agent shall, in its sole discretion, allocate the Lender Group Percentage of such Advance among such Conduit Lenders in its Group (subject to each Conduit Purchaser’s decision to fund such portion of such Advance). If a Lender Group has more than one Committed Lender, each such Committed Lender shall lend its Committed Lender Share of the applicable Lender Group Percentage of each requested Advance, to the extent such Advance is not made by the related Conduit Lenders (if any). The Outstanding Principal Amount of all Advances shall not at any time exceed the Aggregate Commitment, the Outstanding Principal Amount of Advances made by each Committed Lender shall not exceed such Lender’s several Commitment and the Outstanding Principal Amount of all Advances made by each Lender Group shall not exceed such Lender Group’s several Group Limit. Except to the extent provided in Section 2.06(c), no Lender shall make any Advances if, after giving effect thereto, a Funding Excess would exist. The Borrower may from time to time borrow, repay and reborrow Advances hereunder on the terms and conditions set forth herein.

(ii) The Borrower shall execute and deliver to each Committed Lender that makes a request therefor, a note to evidence the Advances which may be made hereunder from time to time by such Lender. Each such note shall be (x) in the principal amount of the Commitment of the applicable Lender, (y) dated as of the date of issuance thereof, and (z) substantially in the form of Exhibit 2.01(a)(ii) (each, a “Note”). Each Note shall represent the obligation of the Borrower to pay the amount of each Lender’s Commitment or, if less, the portion of the aggregate Outstanding Principal Amount of all outstanding Advances made to the Borrower by such Committed Lender, together with interest thereon as prescribed in Section 2.06. The Outstanding Principal Amount of Advances and all other accrued and unpaid Borrower Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date; provided that if the Commitment Termination Date has occurred pursuant to clause (b) of the definition thereof and no Termination Event has occurred and is continuing, the Outstanding Principal Amount of Advances shall become due and payable as Collections are available to repay the Outstanding Principal Amount in accordance with Section 2.08.

(b) Swing Line Advances. The portion of each Advance to be funded by the GE Group shall be made by General Electric Capital Corporation (the “GE Swing Line Lender”) as a swing line advance (each, a “Swing Line Advance”) for the benefit of the Lenders in the GE

Group. Each Swing Line Advance made by the GE Swing Line Lender shall be deemed to be the portion of the Advance funded by the Lenders in the GE Group for all purposes of this Agreement and each Swing Line Advance shall be an arrangement between the GE Group Agent and the Lenders in the GE Group only; provided that all obligations of the Borrower with respect to the related Advance shall not be affected by any Swing Line Advance made hereunder. The GE Group Agent, at any time and from time to time no less frequently than once per month, shall request each Lender in the GE Group to pay its portion of the Swing Line Advances to the GE Swing Line Lender, which payment shall convert such Swing Line Advance to a “Revolving Credit Advance” made directly by the Lenders in the GE Group. Each such Lender in the GE Group shall disburse directly to the GE Swing Line Lender, its Committed Lender Share of such Revolving Credit Advance prior to 3:00 p.m. (New York time), in immediately available funds on the Business Day next succeeding the date on which such request is made.

Section 2.02. Optional Changes in Aggregate Commitment.

(a) The Borrower may, not more than twice during each calendar year, reduce the Aggregate Commitment permanently; provided, that (i) the Borrower shall give ten Business Days’ prior written notice of any such reduction to each Group Agent and the Administrative Agent substantially in the form of Exhibit 2.02(a) (each such notice, a “Commitment Reduction Notice”), (ii) any partial reduction of the Aggregate Commitment shall be in a minimum amount of $5,000,000 or an integral multiple thereof and (iii) no such partial reduction shall reduce the Aggregate Commitment below the greater of (x) the Outstanding Principal Amount at such time and (y) $250,000,000. Any such reduction in the Aggregate Commitment shall result in (i) a reduction in each Committed Lender’s Commitment in an amount equal to such Committed Lender’s Pro Rata Share of the amount by which the Aggregate Commitment is being reduced and (ii) a reduction in each Lender Group Limit in an amount equal to such Lender Group’s Lender Group Percentage of the amount by which the Aggregate Commitment is being reduced.

(b) The Borrower may, at any time, on at least 30 days’ prior written notice by the Borrower to each Group Agent and the Administrative Agent, irrevocably terminate the Aggregate Commitment; provided, that (i) such notice of termination shall be substantially in the form of Exhibit 2.02(b) (the “Commitment Termination Notice”) and (ii) the Borrower shall reduce the aggregate outstanding amount of Advances and all other Borrower Obligations to zero and make all payments required by Section 2.03(h) at the time and in the manner specified therein. Upon such termination, the Borrower’s right to request that any Lender make Advances shall simultaneously terminate and the Commitment Termination Date shall automatically occur.

(c) Each written notice delivered pursuant to Sections 2.02(a) and (b) shall be irrevocable and shall be effective (i) on the day of receipt if received by the Administrative Agent and each Group Agent not later than 4:00 p.m. (New York time) on any Business Day and (ii) on the immediately succeeding Business Day if not received by the Administrative Agent and each Group Agent by such time on such Business Day or if any such notice is received on a day other than a Business Day (regardless of the time of day such notice is received). Each such notice of termination or reduction shall specify, respectively, the amount of, or the amount of the proposed reduction in, the Aggregate Commitment.

(d) So long as no Incipient Termination Event or Termination Event shall have occurred and be continuing, the Borrower may at any time request one or more increases in the Aggregate Commitment from any existing Committed Lender or any other Person which the Borrower proposes to become a Committed Lender hereunder. In the event that such current or proposed Committed Lender agrees to provide such increase in the Aggregate Commitment, the Borrower shall execute and provide such amendments, Joinder Agreements and other documentation as reasonably requested by such current or proposed Committed Lender to evidence such increase; provided, that such increase shall not be effective unless (i) the Borrower shall have given at least ten (10) Business Days’ prior written notice of such increase to the Administrative Agent and each Group Agent and (ii) if such increase shall cause the Aggregate Commitment to exceed $650,000,00, all of the existing Group Agents have consented to such increase.

Section 2.03. Procedures for Making Advances.

(a)(i) Borrowing Requests. Except as provided in Section 2.06(c), each Borrowing shall be made upon notice by the Borrower to each Group Agent in the manner provided herein. Any such notice must be given in writing so that it is received no later than 12:00 noon (New York time) at least two (2) Business Days prior to the proposed Advance Date set forth therein. Each such notice (a “Borrowing Request”) shall (i) be substantially in the form of Exhibit 2.03(a), (ii) be irrevocable and (iii) specify the amount of the requested Borrowing (which shall be in a minimum amount of $1,000,000 or an integral multiple of $500,000 in excess of $1,000,000), the allocation of such amount among the Lender Groups (which allocation shall be made based on the Lender Group Percentages) and the proposed Advance Date (which shall be a Business Day). Unless a LIBOR Rate Disruption Event shall have occurred, each Advance shall be a LIBOR Rate Advance; provided that the portion of any Advance funded by a Conduit Lender by the issuance of Commercial Paper shall be a CP Rate Advance.

(ii) Conduit Lender Acceptance or Rejection. If a Conduit Lender shall receive a Borrowing Request, such Conduit Lender shall instruct the related Group Agent to accept or reject such request by no later than the close of business on the Business Day immediately following the date of the applicable Borrowing Request. If a Conduit Lender rejects a Borrowing Request, the related Group Agent shall promptly notify the Borrower and the related Committed Lenders of such rejection. At no time will a Conduit Lender be obligated to make Advances hereunder regardless of any notice given or not given pursuant to this Section. If a Conduit Lender rejects a Borrowing Request, any Advance requested by the Borrower in such Borrowing Request that would otherwise be made by such Conduit Lender shall be made by the related Committed Lenders in its Lender Group in accordance with their respective Committed Lender Shares of such Advance and, on the related Advance Date.

(b) Advances; Payments.

(i) Each Group Agent shall, promptly after receipt of a Borrowing Request and in any event prior to 12:00 noon (New York time) on the date such

Borrowing Request is deemed received, by telecopy, telephone or other similar form of communication notify each Lender in its Lender Group of its receipt of a Borrowing Request. On each Advance Date, each applicable Lender shall remit its share of the aggregate amount of the Advance requested by the Borrower to the account of its related Group Agent specified therefor to such Lender by 12:00 noon (New York City time) by wire transfer of same day funds. After receipt of such wire transfers (or, in each Group Agent’s sole discretion in accordance with Section 2.03(c), before receipt of such wire transfers), subject to the terms hereof (including, without limitation, the satisfaction of the conditions precedent set forth in Section 3.02), each Group Agent shall make available to the Borrower by deposit into the account specified by the Borrower on the Advance Date therefor, the applicable Lender Group Percentage of the lesser of (x) the amount of the requested Borrowing and (y) the Funding Availability. All payments by each Lender under this Section 2.03(b)(i) shall be made without setoff, counterclaim or deduction of any kind.

(ii) On each Interest Payment Date, each Group Agent will advise each Lender by telephone or telecopy of the amount of such Lender’s share of principal, interest and Fees (to the extent payable to all Lenders) paid for the benefit of Lenders with respect to each applicable Advance. Provided that such Lender has made all payments required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Related Documents as of such Interest Payment Date, each Group Agent will pay to each Lender in its Lender Group such Lender’s share of principal, interest and Fees with respect to each applicable Advance, paid by the Borrower since the previous Interest Payment Date for the benefit of that Lender. Such payments shall be made by wire transfer to such Lender’s account (as specified by such Lender) not later than 1:00 p.m. (New York time) on each Interest Payment Date.

(c) Availability of Lenders’ Advances. Each Group Agent may assume that each Lender will make its share of each Borrowing of Advances available to such Group Agent on each Advance Date. If a Group Agent has made available to the Borrower such Lender’s share of any such Borrowing but such amount is not, in fact, paid to such Group Agent by such Lender when due, such Group Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its share of an Advance forthwith upon the Group Agent’s demand, such Group Agent shall promptly notify the Borrower and the Borrower shall immediately repay such amount to such Group Agent. Nothing in this Section 2.03(c) or elsewhere in this Agreement or the other Related Documents shall be deemed to require any Group Agent to advance funds on behalf of any Lender or to relieve any Committed Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder. To the extent that a Group Agent advances funds to the Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such Advance is made, such Group Agent shall be entitled to retain for its account all interest accrued on such Advance from the date of such Advance to the date such Advance is reimbursed by the applicable Lender.

(d) Return of Payments. (i) If the Administrative Agent or a Group Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by the Administrative Agent or such Group Agent, as applicable, from the Borrower and such related payment is not received by the Administrative Agent or such Group Agent, as applicable, then the Administrative Agent or such Group Agent, as applicable, will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

(ii) If at any time any amount received by the Administrative Agent or any Group Agent under this Agreement must be returned to the Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Related Document, the Administrative Agent or such Group Agent, as applicable, will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to the Administrative Agent or such Group Agent, as applicable, on demand any portion of such amount that the Administrative Agent or such Group Agent, as applicable, has distributed to such Lender, together with interest at such rate, if any, as the Administrative Agent or such Group Agent, as applicable, is required to pay to the Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

(e) Non-Funding Lenders. Each Committed Lender’s obligation hereunder shall be several, such that the failure of any Committed Lender to make a payment in connection with any purchase hereunder shall not relieve any other Committed Lender of its obligation hereunder to make payment for any Advance. Further, in the event any Committed Lender fails to satisfy its obligation to make an Advance as required hereunder, upon receipt of notice of such failure from the Administrative Agent (or any relevant Group Agent), subject to the limitations set forth herein, the non-defaulting Committed Lenders in such defaulting Committed Lender’s Lender Group shall purchase the defaulting Committed Lender’s Committed Lender Share of the related Advance pro rata in proportion to their relative Committed Lender Shares (determined without regard to the Committed Lender Share of the defaulting Committed Lender; it being understood that a defaulting Committed Lender’s Committed Lender Share of any Advance shall be first put to the Committed Lenders in such defaulting Committed Lender’s Lender Group and thereafter if there are not other Committed Lenders in such Lender Group or if such other Committed Lenders are fully committed or are also defaulting Committed Lenders, then such defaulting Committed Lender’s Committed Lender Share of such Advance shall be put to each other Lender Group ratably and applied in accordance with this paragraph (e)). Notwithstanding anything in this paragraph (e) to the contrary, no Committed Lender shall be required to make an Advance pursuant to this paragraph for an amount which would cause the aggregate Advances of such Committed Lender (after giving effect to such Advance) to exceed its Commitment.

(f) Dissemination of Information. The Administrative Agent will use reasonable efforts to provide each Group Agent and each Lender with (i) any notice of an Incipient Termination Event or Termination Event received by the Administrative Agent from, or delivered by the Administrative Agent to, the Borrower, (ii) notice of any Termination Event of which the Administrative Agent has actually become aware and (iii) notice of any action taken by the Administrative Agent following any Termination Event; provided, however, that, in the absence of gross negligence or willful misconduct, the Administrative Agent shall not be liable to any Group Agent or Lender for any failure to do so.

(g) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender and each Group Agent hereby agrees with each other Lender and Group Agent that no Lender or Group Agent shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of set-off) without first obtaining the prior written consent of the Requisite Lenders, it being the intent of the Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall, subject to any provision herein requiring that each Lender consent to a particular action, be taken in concert and at the direction or with the consent of the Requisite Lenders.

(h) Principal Repayments. The Borrower may at any time repay outstanding Advances hereunder; provided that (i) the Borrower shall give not less than one Business Day’s prior written notice of any such repayment to each Group Agent substantially in the form of Exhibit 2.03(h) (each such notice, a “Repayment Notice”), (ii) each such notice shall be irrevocable, (iii) each such notice shall specify the amount of the requested repayment and the proposed date of such repayment (which shall be a Business Day), (iv) any such repayment shall be applied to the outstanding Advances based on the Lender Group Percentages and (v) any such repayment must be accompanied by payment of (A) all interest accrued and unpaid on the portion of the outstanding principal balance of the Advances to be repaid through but excluding the date of such repayment and (B) the amounts required to be paid in accordance with Section 2.10, if any. Any such notice of repayment must be received by each Group Agent no later than 2:00 p.m. (New York time) on the Business Day immediately preceding the date of the proposed repayment; provided, further, that the foregoing requirements shall not apply to repayment of the outstanding principal amount of Advances as a result of the application of Collections pursuant to Section 2.08.

Section 2.04. Pledge and Release of Transferred Receivables.

(a) Pledge. The Borrower shall indicate in its Records that the Transferred Receivables have been pledged hereunder and that the Administrative Agent has a lien on and security interest in all such Transferred Receivables for the benefit of the Secured Parties. The Borrower shall, and shall cause the Servicer to, hold all Contracts and other documents relating to such Transferred Receivables in trust for the benefit of the Administrative Agent on behalf of the Secured Parties in accordance with their interests hereunder.

(b) Repurchases of Transferred Receivables. If an Originator is required to repurchase Transferred Receivables from the Borrower pursuant to Section 4.04 of the Sale Agreement, upon payment by such Originator to a Collection Account of the applicable repurchase price thereof (which repurchase price shall not be less than an amount equal to the Billed Amount of such Transferred Receivable minus the Collections received in respect thereof), the Administrative Agent on behalf of the Secured Parties shall release their liens on and security interests in the Transferred Receivables being so repurchased and shall, if requested by such Originator, and at the sole cost and expense of such Originator, at such time, take all reasonable steps to authorize and more fully evidence such release in all applicable jurisdictions.

Section 2.05. Commitment Termination Date. Notwithstanding anything to the contrary set forth herein, no Lender shall have any obligation to make any Advances from and after the Commitment Termination Date.

Section 2.06. Interest; Charges.

(a) The Borrower shall pay interest to each Group Agent, for the ratable benefit of the Lenders in its Lender Group, with respect to the outstanding amount of each Advance made or maintained by each Lender in its Lender Group, in arrears on each applicable Interest Payment Date, (i) for each LIBOR Rate Advance, at the applicable LIBOR Rate as in effect from time to time during the period applicable to such Interest Payment Date, (ii) for each Index Rate Advance outstanding from time to time, at the applicable Index Rate as in effect from time to time during the period applicable to such Interest Payment Date and (iii) for each CP Rate Advance outstanding from time to time, at the applicable CP Rate as in effect from time to time during the period applicable to such Interest Payment Date. Interest for each Advance shall be calculated based upon actual days elapsed during the applicable calendar month or other period, for a 360 day year (or in the case of any Index Rate Advance, a 365 day year) based upon actual days elapsed since the last Interest Payment Date. Unless a LIBOR Rate Disruption Event shall have occurred, each Advance shall be a LIBOR Rate Advance; provided that the portion of any Advance funded by a Conduit Lender by the issuance of Commercial Paper shall be a CP Rate Advance. With respect to each CP Rate Advance, on or prior to the second Business Day prior to each Interest Payment Date, each applicable Group Agent shall notify the Borrower of the applicable CP Rate for the applicable Settlement Period.

(b) So long as any Termination Event shall have occurred and be continuing, the interest rates applicable to each Advance and any other unpaid Borrower Obligation hereunder shall be increased by two percent (2.0%) per annum (such increased rate, the “Default Rate”), and all outstanding Borrower Obligations shall bear interest at the applicable Default Rate from the date of such Termination Event until such Termination Event is waived or cured.

(c) Each Group Agent is authorized to, and at its sole election may, charge to the Borrower as Advances and cause to be paid all Fees, Rating Agency fees, expenses, charges, costs, interest and principal, other than principal of the Advances, owing by the Borrower under this Agreement or any of the other Related Documents if and to the extent the Borrower fails to pay any such amounts if, as and when due, and any charges so made shall constitute part of the Outstanding Principal Amount hereunder even if such charges would cause the aggregate balance of the Outstanding Principal Amount to exceed the Borrowing Base.

Section 2.07. Fees.

(a) On the Effective Date, the Borrower shall pay to each Group Agent, for the account of itself and the Lenders in its Group, as applicable, the fees set forth in the Fee Letter that are payable on the Effective Date.

(b) From and after the Closing Date, as additional compensation for the Lenders, the Borrower agrees to pay to each Group Agent, for the ratable benefit of such Lenders in its Group, monthly in arrears, on each Settlement Date prior to the Commitment Termination Date and on the Commitment Termination Date, the Unused Commitment Fee.

(c) On each Settlement Date, the Borrower shall pay to the Servicer or to the Successor Servicer, as applicable, the Servicing Fee or the Successor Servicing Fees and Expenses, respectively, in each case to the extent of available funds therefor pursuant to Section 2.08.

Section 2.08. Application of Collections; Time and Method of Payments.

(a) Each Advance shall mature, and be payable, on the earlier of (i) the date funds are allocated to such Advance pursuant to clause (v) of subsection (c) below (and in such case only to the extent of the funds so allocated), and (ii) the Commitment Termination Date, in which case such Advance shall be payable in full; provided that if the Commitment Termination Date has occurred pursuant to clause (b) of the definition thereof and no Termination Event has occurred and is continuing, clause (i) of this paragraph (a) shall apply.

(b) Prior to the Commitment Termination Date, any Collections received by the Borrower or the Servicer shall be set aside and held in trust by the Servicer for the payment of any accrued and unpaid Borrower Obligations as provided in this Section 2.08. Any Collections not required to be set aside prior to the Commitment Termination Date may be used by the Borrower for the payment of the purchase price for new Receivables under the Sale Agreement. On the Commitment Termination Date and on each day thereafter, the Borrower shall cause the Servicer to set aside and hold in trust for the Secured Parties all Collections received on such day and an additional amount for the payment of any accrued and unpaid Borrower Obligations owed by the Borrower and not previously paid by Borrower; provided that if the Administrative Agent has exercised its right to obtain exclusive control over the Collection Accounts, all Collections shall be held by the Administrative Agent or its designee for application pursuant to this Section 2.08. On and after the Commitment Termination Date, the Borrower shall and shall cause the Servicer to, at any time upon the request from time to time by (or pursuant to standing instructions from) the Administrative Agent (i) remit to the Administrative Agent’s account the amounts set aside pursuant to the preceding sentence, and (ii) apply such amounts in accordance with this Section 2.08.

(c) On each Settlement Date, each Interest Payment Date, and, if directed by any Group Agent, on each Business Day after the occurrence of any Termination Event, the Borrower shall (or cause the Servicer to) withdraw amounts on deposit in the Collection Accounts, and pay such amounts, together with those additional amounts and those amounts received into the Collection Accounts that were set aside pursuant to paragraph (b) above, as follows in the following order of priority; provided that if the Administrative Agent shall have exercised its right to obtain exclusive control over the Collection Accounts, then the Administrative Agent shall disburse such amounts in accordance with this paragraph (c):

(i) first, to the extent then due and payable, all unreimbursed expenses of the Administrative Agent which are reimbursable pursuant to the terms hereof to the Administrative Agent; provided, that, the aggregate amount paid pursuant to this clause (i) in any calendar year shall not exceed $100,000;

(ii) second, if such day is an Interest Payment Date, to each Group Agent for the payment of accrued and unpaid interest for the applicable Lender Group which is then due and payable in respect of the applicable Advances, pro rata among the Lender Groups based on the amount of interest payable to the Lenders at such time;

(iii) third, to the Servicer for the payment of the Servicing Fee due and payable as of such date;

(iv) fourth, if such day is a Settlement Date and no Termination Event has occurred and is continuing, to each Group Agent for the payment of accrued and unpaid Fees for the applicable Lender Group which are then due and payable, pro rata among the Lender Groups based on the amount of Fees payable to the Group Agents at such time;

(v) fifth, (x) first, if and to the extent a Funding Excess exists on such day, to each Group Agent to repay the Advances in an amount equal to the amount of such Funding Excess, which repayment shall be made to each Group Agent pro rata in accordance with the Lender Group Percentages (together with amounts payable with respect thereto under Section 2.10), and (y) second, if, after giving effect to any repayment made pursuant to the previous clause (x), any of the conditions precedent set forth in Section 3.02 shall not be satisfied, to each Group Agent for the payment of the portion of the Outstanding Principal Amount of all Advances funded by its Lender Group, together with amounts payable with respect thereto under Section 2.10, if any, pro rata among the Lender Groups based on the amount of the Advances payable to each Lender Group at such time;

(vi) sixth, if such day is a Settlement Date and any Termination Event has occurred and is continuing, to each Group Agent for the payment of accrued and unpaid Fees for the applicable Lender Group which are then due and payable, pro rata among the Lender Groups based on the amount of Fees payable to the Group Agents at such time;

(vii) seventh, to the extent then due and payable and not already paid in accordance with clause (i) of this subsection (c) above, to the Administrative Agent for the payment of all unreimbursed expenses of the Administrative Agent which are reimbursable pursuant to the terms hereof;

(viii) eighth, to the extent then due and payable, pro rata, to each Group Agent for the payment of all other obligations (other than the principal amount of any Advances unless the Commitment Termination Date has occurred or a Termination Event has occurred and is continuing) of the Borrower accrued and unpaid hereunder for the applicable Lender Group, including, without limitation, the expenses of the Lenders reimbursable under Section 12.04, based on the amount of such obligations payable to each Lender at such time; and

(ix) ninth, to be paid to the Borrower.

Notwithstanding the foregoing, at any time the Borrower is required to repay Advances pursuant to paragraph (d) below and such day is not a day on which distributions would otherwise be made pursuant to this paragraph (c), the Borrower may withdraw funds from the Collection Accounts in order to make such repayment.

(d) If and to the extent a Funding Excess exists on any Business Day, the Borrower shall repay the Advances in an amount equal to the amount of such Funding Excess by no later than 2:00 p.m. (New York time) on the immediately succeeding Business Day, which repayment shall be made to each Group Agent pro rata in accordance with the Lender Group Percentages (together with amounts payable with respect thereto under Section 2.10).

(e) At all times after the Administrative Agent shall have exercised its right to obtain exclusive control over the Collection Accounts, the Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of the Borrower, and the Borrower hereby irrevocably agrees that any and all such payments shall be applied by the Administrative Agent and the Group Agents in accordance with this Section 2.08. In the event the Borrower is required to make a payment pursuant to paragraph (d) above at a time when the Administrative Agent has exercised its right to obtain exclusive control over the Collection Accounts and the required payment date is not a day on which distributions would otherwise be made pursuant to paragraph (c) above, the Administrative Agent shall withdraw funds from the Collection Accounts to the extent available, in order to make such required repayment.

(f) All payments of principal of the Advances and all payments of interest, Fees and other amounts payable by the Borrower hereunder shall be made in Dollars, in immediately available funds. If any such payment becomes due on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day and interest thereon at the LIBOR Rate (in the case of LIBOR Rate Advances), at the CP Rate (in the case of CP Rate Advances) or the Index Rate (in all other cases) shall be payable during such extension. Payments received at or prior to 2:00 p.m. (New York time) on any Business Day shall be deemed to have been received on such Business Day. Payments received after 2:00 p.m. (New York time) on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

(g) Any and all payments by the Borrower hereunder shall be made in accordance with this Section 2.08 without setoff or counterclaim and free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, Charges or withholdings, excluding all Excluded Taxes (such non-excluded taxes, levies, imposts, deductions, Charges and withholdings being “Indemnified Taxes”). If the Borrower shall be required by law to deduct any Indemnified Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.08) the Affected Party entitled to receive any such payment receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within 30 days after the date of any payment of Indemnified Taxes, the Borrower shall furnish to the Administrative Agent and each Group Agent the original or a certified copy of a receipt evidencing payment thereof. The Borrower shall indemnify any Affected Party from and against, and, within ten days of demand therefor, pay any Affected Party for, the full amount of Indemnified Taxes (together with any taxes imposed by any jurisdiction on amounts payable under this Section 2.08) paid by such Affected Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted.

(h) Upon receipt of a notice in accordance with Section 7.03 of the Sale Agreement, the Administrative Agent shall, if such amounts have not been applied to the Borrower Obligations, segregate the Unrelated Amounts and the same shall not be deemed to constitute Collections on Transferred Receivables.

Section 2.09. Capital Requirements; Additional Costs.

(a) If any Affected Party shall have determined that, after the date hereof, the adoption of or any change in, or any change in the interpretation or administration of, any law, treaty, governmental (or quasi governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by such Affected Party with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law) from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Affected Party against commitments made by it under this Agreement or any other Related Document and thereby reducing the rate of return on such Affected Party’s capital as a consequence of its commitments hereunder or thereunder, then the Borrower shall from time to time upon demand by the Group Agent related to such Affected Party pay to such Group Agent on behalf of such Affected Party additional amounts sufficient to compensate such Affected Party for such reduction together with interest thereon from the date of any such demand until payment in full at the applicable Index Rate. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by the Affected Party to the Borrower shall be final, binding and conclusive on the parties hereto (absent manifest error) for all purposes.

(b) If, due to any Regulatory Change, there shall be any increase in the cost to any Affected Party of agreeing to make or making, funding or maintaining any commitment hereunder or under any other Related Document, including with respect to any Advances or other Outstanding Principal Amount, or any reduction in any amount receivable by such Affected Party hereunder or thereunder, including with respect to any Advances or other Outstanding Principal Amount (any such increase in cost or reduction in amounts receivable are hereinafter referred to as “Additional Costs”), then the Borrower shall, from time to time upon demand by the Group Agent related to such Affected Party, pay to such Group Agent on behalf of such Affected Party additional amounts sufficient to compensate such Affected Party for such Additional Costs together with interest thereon from the date demanded until payment in full thereof at the applicable Index Rate. Each Affected Party agrees that, as promptly as practicable after it becomes aware of any circumstance referred to above that would result in any such Additional Costs, it shall, to the extent not inconsistent with its internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by the Borrower pursuant to this Section 2.09(b).

(c) Determinations by any Affected Party for purposes of this Section 2.09 of the effect of any Regulatory Change on its costs of making, funding or maintaining any commitments hereunder or under any other Related Documents or on amounts payable to it hereunder or thereunder or of the additional amounts required to compensate such Affected Party in respect of any Additional Costs shall be set forth in a written notice to the Borrower in reasonable detail and shall be final, binding and conclusive on the Borrower (absent manifest error) for all purposes. Failure or delay by any Affected Party to demand compensation pursuant to this Section will not constitute a waiver of its right to demand such compensation; provided that the Borrower will not be required to compensate an Affected Party pursuant to this Section for any increased cost or reduction incurred more than 90 days before it notifies the applicable Group Agent of the change in law or other event giving rise to such increased cost or reduction and of its intention to claim compensation therefor. However, if the change in law or other event giving rise to such increased cost or reduction is retroactive, then the 90 day period referred to above will be extended to include the period of retroactive effect thereof.

(d) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Rate Advance, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Rate Advance at another branch or office of that Lender without, in that Lender’s opinion, adversely affecting it or its Advances or the income obtained therefrom, on notice thereof and demand therefor by such Lender to the Borrower through the applicable Group Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Rate Advances shall terminate and (ii) all such LIBOR Rate Advances of such Lender shall convert into Index Rate Advances.

Section 2.10. Breakage Costs. To induce the Lenders to provide the LIBOR Rate and CP Rate on the terms provided herein, if (i) any LIBOR Rate Advances or CP Rate Advances are, except by reason of the requirements in Section 2.03(c), repaid in whole or in part on any date other than an Interest Payment Date (whether that repayment is made pursuant to any other provision of this Agreement or any other Related Document or is the result of acceleration, by operation of law or otherwise); (ii) the Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Rate Advance or CP Rate Advances; (iii) the Borrower shall default in making any borrowing of LIBOR Rate Advances or CP Rate Advances after the Borrower has given notice requesting the same in accordance herewith (including any failure to satisfy conditions precedent to the making of any LIBOR Rate Advances or CP Rate

Advances) or (iv) the Borrower shall fail to make any prepayment of a LIBOR Rate Advance after the Borrower has given a notice thereof in accordance herewith, then, in any such case, the Borrower shall indemnify and hold harmless each Lender from and against all losses, costs and expenses (calculated as described below in this Section) resulting from or arising from any of the foregoing (any such loss, cost or expense, “Breakage Costs”). Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained (if any) but shall be limited to the interest which would have accrued through the next Interest Payment Date as the applicable interest rate for such Advance minus any net amounts actually earned on the reemployment of such funds. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Rate Advance or CP Rate Advance, as applicable, through the purchase of a deposit bearing interest at the LIBOR Rate or the CP Rate, as applicable, in an amount equal to the amount of that LIBOR Rate Advance or CP Rate Advance, as applicable; provided, however, that each Lender may fund each of its LIBOR Rate Advances or CP Rate Advances in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. The determination by any Lender of the amount of any such loss or expense shall be set forth in a written notice to the Borrower in reasonable detail and shall be final, binding and conclusive on the Borrower (absent manifest error) for all purposes.

ARTICLE III.

CONDITIONS PRECEDENT

Section 3.01. Conditions to Effectiveness of Agreement. This Agreement shall not be effective until the date on which each of the following conditions have been satisfied, in the reasonable discretion of, or waived in writing by, the Lenders, the Group Agents and the Administrative Agent (such date, the “Effective Date”):

(a) Funding Agreement; Other Related Documents. This Agreement and (to the extent requested by the Lenders) the Notes shall have been duly executed by, and delivered to, the parties hereto and the Lenders, the Group Agents and the Administrative Agent shall have received such other documents, instruments, agreements and legal opinions as each Lender, each Group Agent and the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement, including all those listed in the Schedule of Documents, in the form attached hereto as Annex Y, each in form and substance reasonably satisfactory to each Lender, each Group Agent and the Administrative Agent.

(b) Governmental Approvals. The Lenders, each Group Agent and the Administrative Agent shall have received (i) satisfactory evidence that the Borrower, the Servicer and the Originators have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Related Documents and the consummation of the transactions contemplated hereby or thereby or (ii) an Officer’s Certificate from each of the Borrower, the

Servicer and each Originator in form and substance reasonably satisfactory to the Lenders, the Group Agents and the Administrative Agent affirming that no such consents or approvals are required.

(c) Compliance with Laws. The Borrower and the Transaction Parties shall be in compliance with all applicable foreign, federal, state and local laws and regulations, including, without limitation, those specifically referenced in Section 5.01(a), except to the extent noncompliance could not reasonably be expected to have a Material Adverse Effect.

(d) Payment of Fees. The Borrower shall have paid all fees required to be paid by it on the Effective Date, including all fees required hereunder and under the Fee Letter, and shall have reimbursed each Group Agent for all Rating Agency fees and all other reasonable fees, costs and expenses of closing the transactions contemplated hereunder and under the other Related Documents, including the Administrative Agent’s and each Group Agent’s legal and audit expenses, and other document preparation costs.

(e) Representations and Warranties. Each representation and warranty by the Borrower and each Transaction Party contained herein and in each other Related Document shall be true and correct in all material respects as of the Effective Date, except to the extent that such representation or warranty expressly relates solely to an earlier date.

(f) No Termination Event. No Incipient Termination Event or Termination Event hereunder shall have occurred and be continuing or would result after giving effect to any of the transactions contemplated on the Closing Date.

(g) Material Adverse Change. The Requisite Lenders shall not have notified the Administrative Agent of their determination that, since December 31, 2005, there has been an event, circumstance or development other than the Disclosed Matters (including any default or event of default under any capital stock, debt, lease or other financial contract of the Parent or its Subsidiaries) that has had, or could reasonably be expected to have, a material adverse effect on the business, condition (financial or otherwise), results of operations, properties or liabilities of the Parent and its Consolidated Subsidiaries, considered as a whole.

(h) Rating Agency Confirmations. Each Group Agent shall have received such confirmations or assurances from the Rating Agencies deemed necessary or desirable by such Group Agent.

(i) Credit Agreement. The Group Agents shall have received evidence satisfactory to them that the Credit Agreement shall have become, or substantially simultaneously with any initial Advance on the Closing Date shall become, effective in accordance with the Credit Agreement and applicable law, without any amendment or waiver of any material term or condition of the Credit Agreement not approved by the Requisite Lenders. The Group Agents shall have received copies (certified by an Authorized Officer of the Parent as complete and correct) of the Credit Agreement and related documents and all certificates, opinions and other documents delivered thereunder, and shall be reasonably satisfied with the form and substance thereof.

Section 3.02. Conditions Precedent to All Advances. No Lender shall be obligated to make any Advances hereunder (including the initial Advances but excluding Advances made pursuant to Section 2.06(c)) if, as of the date thereof:

(a) any representation or warranty of the Borrower, the Servicer or any Originator contained herein or in any of the other Related Documents shall be untrue or incorrect in any material respect as of such date, either before or after giving effect to the Advances to be made on such date and to the application of the proceeds therefrom, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by this Agreement;

(b) any event shall have occurred, or would result from the making of such Advances or from the application of the proceeds therefrom, that constitutes an Incipient Termination Event, a Termination Event, an Incipient Servicer Termination Event or an Event of Servicer Termination;

(c) the Commitment Termination Date shall have occurred;

(d) either before or after giving effect to such Advance and to the application of the proceeds therefrom, a Funding Excess would exist;

(e) any Originator, the Borrower or the Servicer shall fail to have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to the Lenders, the Group Agents and the Administrative Agent, as any Lender, Group Agent or the Administrative Agent may reasonably request if such Lender, such Group Agent or the Administrative Agent, as applicable, reasonably believes that there has been a change with respect to (i) the Administrative Agent’s first priority perfected security interest in the Borrower Collateral (due to a change in the Borrower’s or any Originator’s jurisdiction of organization or for any other reason) or (iii) the enforceability of the rights and remedies of the Secured Parties under the Related Documents;

(f) on or prior to such date, the Borrower or the Servicer shall have failed to deliver any Monthly Report, Weekly Report or Daily Report required to be delivered in accordance with Section 5.02 hereof or the Sale Agreement and such failure shall be continuing; or

(g) any Lender shall have notified the Administrative Agent within 15 Business Days after any date on which such Lender shall have received Required Financial Statements that, in the reasonable opinion of such Lender, such Required Financial Statements reflect (i) an event, circumstance or development (other than the Disclosed Matters) that has had, or could reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of the Parent and the Parent’s Consolidated Subsidiaries, considered as a whole, the Borrower, the Servicer or any Originator or (ii) the institution of, threat of, or an adverse development or determination (interim or final) in, any litigation (including, without limitation, any derivative action), any arbitration proceeding or any governmental proceeding which could be material to the consolidated financial position or future consolidated operations of the Company and its Consolidated Subsidiaries, the Borrower, the Servicer or any Originator.

The delivery by the Borrower of a Borrowing Request and the acceptance by the Borrower of the funds from the related Borrowing on any Advance Date shall be deemed to constitute, as of any such Advance Date, as the case may be, a representation and warranty by the Borrower that the conditions in this Section 3.02 have been satisfied.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.01. Representations and Warranties of the Borrower. To induce each Lender to make Advances from time to time and the Administrative Agent and each Group Agent to take any action required to be performed by it hereunder, the Borrower makes the following representations and warranties to each Lender, each Group Agent and the Administrative Agent on the Effective Date and each Advance Date, each and all of which shall survive the execution and delivery of this Agreement.

(a) Existence; Compliance with Law. The Borrower (i) is a limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation, is a “registered organization” as defined in the UCC of such jurisdiction and is not organized under the laws of any other jurisdiction; (ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; (iii) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business, in each case, as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (v) is in compliance with its limited liability company agreement; and (vi) subject to specific representations set forth herein regarding ERISA, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) Executive Offices; Collateral Locations; Corporate or Other Names; FEIN. The state of organization and the organization identification number of the Borrower and current location of the Borrower’s chief executive office, principal place of business, other offices, the premises within which any Borrower Collateral is stored or located, and the locations of its records concerning the Borrower Collateral (including originals of the Borrower Assigned Agreements) are set forth in Schedule 4.01(b) and, unless the Borrower shall have provided each Group Agent with written notice thereof and taken all necessary action under the UCC to maintain the perfection and priority of the security interest created hereunder, none of such locations has changed within the past 12 months (or such shorter time as the Borrower has been in existence). During the prior five years (or such shorter time as the Borrower has been in existence), except as set forth in Schedule 4.01(b), the Borrower has not been known as or used any fictitious or trade name. In addition, Schedule 4.01(b) lists the federal employer identification number of the Borrower.

(c) Power, Authorization, Enforceable Obligations. The execution, delivery and performance by the Borrower of this Agreement and the other Related Documents to which it is a party, and the creation and perfection of all Liens and ownership interests provided for herein and therein: (i) are within the Borrower’s limited liability company power; (ii) have been duly authorized by all necessary or proper actions; (iii) do not contravene any provision of the Borrower’s certificate of formation or limited liability company agreement; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower, Parent or any Originator is a party or by which the Borrower, Parent or any Originator or any of the property of the Borrower, Parent or any Originator is bound; (vi) do not result in the creation or imposition of any Adverse Claim upon any of the property of the Borrower, Parent or any Originator; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those which have been duly obtained, made or complied with prior to the Effective Date as provided in Section 3.01(b). On or prior to the Effective Date, each of the Related Documents to which the Borrower is a party shall have been duly executed and delivered by the Borrower and each such Related Document shall then constitute a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(d) No Litigation. No Litigation is now pending or, to the knowledge of the Borrower, threatened against the Borrower that (i) challenges the Borrower’s right or power to enter into or perform any of its obligations under the Related Documents to which it is a party, or the validity or enforceability of any Related Document or any action taken thereunder, (ii) seeks to prevent the transfer, sale, pledge or contribution of any Receivable or the consummation of any of the transactions contemplated under this Agreement or the other Related Documents, or (iii) is reasonably likely to be adversely determined and, if adversely determined, could reasonably be expected to have a Material Adverse Effect. There is no Litigation pending or threatened that seeks damages or injunctive relief against, or alleges criminal misconduct by, the Borrower.

(e) Solvency. After giving effect to the sale or contribution of Receivables and the Advances to be made on such date and to the application of the proceeds therefrom, the Borrower is and will be Solvent.

(f) Material Adverse Effect. Since the date of the Borrower’s organization, the Borrower is not in default and no third party is in default under any material contract, lease or other agreement or instrument to which the Borrower is a party. Since the date of the Borrower’s organization, no event has occurred with respect to the Borrower that alone or together with other events could reasonably be expected to have a Material Adverse Effect.

(g) Ownership of Property; Liens. None of the properties and assets (including the Transferred Receivables) of the Borrower are subject to any Adverse Claims other than Permitted Encumbrances not attaching to Transferred Receivables, and there are no facts, circumstances or conditions known to the Borrower that may result in (i) with respect to the Transferred Receivables, any Adverse Claims (including Adverse Claims arising under environmental laws) and (ii) with respect to its other properties and assets, any Adverse Claims (including Adverse Claims arising under environmental laws), in each case, other than Permitted Encumbrances. The Borrower has received all assignments, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect the Borrower’s right, title and interest in and to the Transferred Receivables and its other properties and assets. No effective financing statement or other similar instrument is of record in any filing office listing the Borrower or any Originator as debtor and covering any of the Transferred Receivables or the other Borrower Collateral (except to the extent released or terminated in connection with any Advance in respect of such Transferred Receivables hereunder and any transfer under the Sale Agreement), and the Liens granted to the Administrative Agent for the benefit of the Secured Parties pursuant to Section 7.01 are and will be at all times fully perfected first priority Liens in and to the Borrower Collateral.

(h) Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. The Borrower has no Subsidiaries, and is not engaged in any joint venture or partnership with any other Person. The Borrower has no Investments in any Person other than Permitted Investments. The Member is the only member of the Borrower. There are no outstanding rights to purchase or options, warrants or similar rights or agreements pursuant to which the Borrower may be required to issue, sell, repurchase or redeem some or all of its membership interests, provided that the pledge of the membership interests of the Borrower by JTR to the lenders under the Credit Agreement is permitted. Other than the Subordinated Loans, the Borrower has no outstanding Debt on the Effective Date.

(i) Taxes. The Borrower has paid when due all taxes, assessments and other liabilities except as contested in good faith by appropriate proceedings.

(j) Full Disclosure. All information contained in this Agreement or any of the other Related Documents, or any other written statement or information furnished by or on behalf of the Borrower to any Lender, any Group Agent or the Administrative Agent relating to this Agreement, the Transferred Receivables or any of the other Related Documents taken as a whole, is true and accurate in every material respect, and none of this Agreement or any of the other Related Documents, or any other written statement or information furnished by or on behalf of the Borrower to any Lender, any Group Agent or the Administrative Agent relating to this Agreement or any of the other Related Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. All information contained in this Agreement or any of the other Related Documents, or any other written statement or information furnished to any Lender, any Group Agent or the Administrative Agent has been prepared in good faith by the management of the Borrower with the exercise of reasonable diligence.

(k) Employee Benefit Plans. The Parent has not been advised (nor does it otherwise have any information to the effect) that (i) any Plan as to which it or any of its Subsidiaries may have any liability fails to comply in any material respect with all applicable requirements of law and regulations, (ii) any Reportable Event has occurred with respect to any such Plan, (iii) it or any of its Subsidiaries has withdrawn from any such Plan or initiated steps to do so, or (iv) any steps have been taken to terminate any such Plan. The foregoing representation and warranty applies only to events and conditions described in this Section which are reasonably expected to result in liability of the Parent and its Subsidiaries in an aggregate amount exceeding 1% of Consolidated Stockholders’ Equity.

(l) Brokers. Except for the parties hereto (other than the Borrower), no broker or finder acting on behalf of the Borrower was employed or utilized in connection with this Agreement or the other Related Documents or the transactions contemplated hereby or thereby and the Borrower has no obligation to any Person in respect of any finder’s or brokerage fees in connection herewith or therewith.

(m) Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security,” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). The Borrower owns no Margin Stock, and no portion of the proceeds of the Advances made hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Debt that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board. The Borrower will not take or permit to be taken any action that might cause any Related Document to violate any regulation of the Federal Reserve Board. No portion of the proceeds of the Advances will be used to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Exchange Act.

(n) Nonapplicability of Bulk Sales Laws. No transaction contemplated by this Agreement or any of the Related Documents requires compliance with any bulk sales act or similar law.

(o) Government Regulation. The Borrower is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act.

(p) Nonconsolidation. The Borrower is operated in such a manner that the separate corporate existence of the Borrower, on the one hand, and any member of the Parent Group, on the other hand, would not be disregarded in the event of the bankruptcy or insolvency of any member of the Parent Group and, without limiting the generality of the foregoing:

(i) the Borrower is a limited purpose limited liability company whose activities are restricted in its limited liability company agreement to those activities expressly permitted hereunder and under the other Related Documents and the Borrower has not engaged, and does not presently engage, in any business or other activity other than those activities expressly permitted hereunder and under the other Related Documents, nor has the Borrower entered into any agreement other than this Agreement, the other Related Documents to which it is a party and, with the prior written consent of the Requisite Lenders, any other agreement necessary to carry out more effectively the provisions and purposes hereof or thereof;

(ii) the Borrower has duly appointed a board of managers and its business is managed solely by its own officers and managers, each of whom when acting for the Borrower shall be acting solely in his or her capacity as an officer or manager of the Borrower and not as an officer, director, employee or agent of any member of the Parent Group;

(iii) the Borrower shall compensate all employees (if any), consultants and agents directly or indirectly through reimbursement of the Parent, from its own funds, for services provided to the Borrower by such employees (if any), consultants and agents and, to the extent any employee (if any), consultant or agent of the Borrower is also an employee, consultant or agent of such member of the Parent Group on a basis which reflects the respective services rendered to the Borrower and such member of the Parent Group and in accordance with the terms of the Administrative Services Agreement and the Borrower shall not have any employees;

(iv) the Borrower shall pay its own incidental administrative costs and expenses not covered under the terms of the Administrative Services Agreement from its own funds, and shall allocate all other shared overhead expenses (including, without limitation, telephone and other utility charges, the services of shared consultants and agents, and reasonable legal and auditing expenses) which are not reflected in the Servicing Fee, and other items of cost and expense shared between the Borrower and the Parent, pursuant to the terms of the Administrative Services Agreement, on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use or the value of services rendered; except as otherwise expressly permitted hereunder, under the other Related Documents and under the Borrower’s organizational documents, no member of the Parent Group (A) pays the Borrower’s expenses, (B) guarantees the Borrower’s obligations, or (C) advances funds to the Borrower for the payment of expenses or otherwise;

(v) other than the purchase and acceptance through capital contribution of Transferred Receivables pursuant to the Sale Agreement, the acceptance of Subordinated Loans pursuant to the Sale Agreement, the payment of distributions and the return of capital to the Member, the payment of Servicing Fees to the Servicer under the Sale Agreement and the transactions contemplated under the Administrative Services Agreement, the Borrower engages and has engaged in no intercorporate transactions with any member of the Parent Group;

(vi) the Borrower maintains records and books of account separate from that of each member of the Parent Group, holds regular meetings of its board of directors and otherwise observes limited liability company formalities;

(vii) (A) the financial statements (other than consolidated financial statements) and books and records of the Borrower and each member of the Parent Group reflect the separate existence of the Borrower and (B) the consolidated financial statements of the Parent Group shall contain disclosure to the effect that the Borrower’s assets are not available to the creditors of any member of the Parent Group;

(viii) (A) the Borrower maintains its assets separately from the assets of each member of the Parent Group (including through the maintenance of separate bank accounts and except for any Records to the extent necessary to assist the Servicer in connection with the servicing of the Transferred Receivables), (B) the Borrower’s funds (including all money, checks and other cash proceeds) and assets, and records relating thereto, have not been and are not commingled with those of any member of the Parent Group (except (1) with respect to receivables for which the Obligor is The Stanley Works Co., so long as not more than $400,000 in collections from The Stanley Works Co. shall be commingled with the Borrower’s funds annually and (2) until December 31, 2008, Collections from Obligors related to the “Integris” unit of JTR which have been instructed to remit Collections to the Concentration Account so long as (x) not more than $20,000,000 of Collections shall be remitted to the Concentration Account each month prior to December 31, 2007 and (y) not more than $7,500,000 of Collections shall be remitted to the Concentration Account each month prior to December 31, 2008) and (C) the separate creditors of the Borrower will be entitled, on the winding-up of the Borrower, to be satisfied out of the Borrower’s assets prior to any value in the Borrower becoming available to the Member;

(ix) all business correspondence and other communications of the Borrower are conducted in the Borrower’s own name, on its own stationery and through a separately-listed telephone number;

(x) the Borrower has and shall maintain separate office space from the offices of any member of the Parent Group and identify such office by a sign in its own name;

(xi) the Borrower shall respond to any inquiries with respect to ownership of a Transferred Receivable by stating that it is the owner of such Transferred Receivable, and that such Transferred Receivable is pledged to the Administrative Agent for the benefit of the Secured Parties;

(xii) the Borrower does not act as agent for any member of the Parent Group, but instead presents itself to the public as a legal entity separate from each such member and independently engaged in the business of purchasing and financing Receivables;

(xiii) the Borrower maintains at least one (1) independent manager who (A) is not a Stockholder, director, officer, employee or associate, or any relative of the foregoing, of any member of the Parent Group (other than the Borrower), all as provided in its limited liability company agreement, (B) has (1) prior experience as an independent director for an entity whose organizational documents required the unanimous consent of all independent managers thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (2) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management, independent director services or placement services to issuers of securitization or structured finance instruments, agreements or securities, and (C) has agreed either in the related retention agreement or in the limited liability company agreement of the Borrower to consider the interests of the Borrower and the Borrower’s creditors in taking actions as a manager of the Borrower;

(xiv) the limited liability company agreement of the Borrower requires the affirmative vote of each independent manager before a voluntary petition under Section 301 of the Bankruptcy Code may be filed by the Borrower; and

(xv) the Borrower shall maintain (1) correct and complete books and records of account and (2) minutes of the meetings and other proceedings of its members and board of managers;

(xvi) the Borrower shall not hold out credit as being available to satisfy obligations of others;

(xvii) the Borrower shall not acquire obligations or Stock of any member of the Parent Group;

(xviii) the Borrower shall correct any known misunderstanding regarding its separate identity; and

(xix) the Borrower shall maintain adequate capital in light of its obligations and the transactions contemplated hereby.

(q) Deposit and Disbursement Accounts. Schedule 4.01(q) lists all banks and other financial institutions at which the Borrower maintains deposit or other bank accounts as of the Closing Date, including any Account, and such schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. Each Account constitutes a deposit account within the meaning of the applicable UCC. Within thirty (30) days after the Effective Date, the Borrower (or the Servicer on its behalf) has delivered to the Administrative Agent a fully executed agreement pursuant to which each Collection Account Bank (with respect to each Collection Account) has agreed to comply with all instructions originated by the Administrative Agent directing the disposition of funds in the Accounts without further consent by the Borrower, the Servicer or any Originator following the occurrence of an Exclusive Account Control Trigger. No Account is in the name of any person other than the Borrower or the Administrative Agent on and after the date which is thirty (30) days after the Effective Date, and the Borrower has not consented to any Bank following the instructions of any Person other than the Administrative Agent. Accordingly, the Administrative Agent has a first priority perfected security interest in each Account, and all funds on deposit therein.

(r) Transferred Receivables.

(i) Transfers. Each Transferred Receivable was purchased by or contributed to the Borrower on the relevant Transfer Date pursuant to the Sale Agreement.

(ii) Eligibility. Each Transferred Receivable designated as an Eligible Receivable in each Monthly Report, Weekly Report or Daily Report, as the case may be, constitutes an Eligible Receivable as of the date specified in such Monthly Report, Weekly Report or Daily Report, as applicable.

(iii) Nonavoidability of Transfers. The Borrower shall (A) have received each Contributed Receivable as a contribution to the capital of the Borrower by the Member as a member of the Borrower and (B) (1) have purchased each Sold Receivable from the applicable Originator for cash consideration or with the proceeds of a Subordinated Loan and (2) have accepted assignment of any Eligible Receivables transferred pursuant to clause (b) of Section 4.04 of the Sale Agreement, in each case in an amount that constitutes fair consideration and reasonably equivalent value therefor. No Sale has been made for or on account of an antecedent debt owed by any Originator to the Borrower and no such Sale is or may be avoidable or subject to avoidance under any bankruptcy laws, rules or regulations.

(s) Assignment of Interest in Related Documents. The Borrower’s interests in, to and under the Receivables Sale and Servicing Agreement and the Parent Undertaking have been assigned by the Borrower to the Administrative Agent (for the benefit of itself and the Secured Parties) as security for the Borrower Obligations.

(t) Notices to Obligors. Each Obligor of Transferred Receivables has been directed to remit all payments with respect to such Receivables for deposit in a Lockbox or Collection Account; provided that until December 31, 2008, the Borrower may instruct certain Obligors related to the “Integris” unit of JTR to remit collections to the Concentration Account so long as (i) not more than $20,000,000 of Collections shall be remitted to the Concentration Account each month prior to December 31, 2007 and (ii) not more than $7,500,000 of Collections shall be remitted to the Concentration Account each month prior to December 31, 2008.

(u) Representations and Warranties in Other Related Documents. Each of the representations and warranties of the Borrower contained in the Related Documents (other than this Agreement) is true and correct in all material respects and the Borrower hereby makes each such representation and warranty to, and for the benefit of, the Lenders, the Group Agents and the Administrative Agent as if the same were set forth in full herein.

(v) Security Interest Representations.

(i) Receivables; Collection Accounts. (A) Each Receivable, with respect to the portion of such Receivable described in clause (a) of the definition thereof, constitutes an “account” or a “payment intangible” within the meaning of the applicable UCC, and (B) each Account constitutes a “deposit account” within the meaning of the applicable UCC.

(ii) Creation of Security Interest. The Borrower owns and has good and marketable title to the Receivables, Accounts and Lockboxes, free and clear of any Adverse Claim. The Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables, Accounts and other Borrower Collateral in favor of the Administrative Agent (on behalf of itself and the Secured Parties), which security interest if prior to all other Adverse Claims and is enforceable as such as against any creditors of and purchasers from the Borrower.

(iii) Perfection. Within ten (10) days after the Effective Date, the Borrower has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law and entered into Account Agreements in order to perfect the sale of the Receivables from the Originators to the Borrower pursuant to the Sale Agreement and the security interest granted by the Borrower to the Administrative Agent (on behalf of itself and the Secured Parties) in the Receivables hereunder. Within thirty (30) days after the Effective Date, with respect to each Account, the Borrower has delivered to the Administrative Agent (on behalf of itself and the Secured Parties), a fully executed Account Agreement pursuant to which the applicable Bank has agreed to comply with all instructions given by the Administrative Agent with respect to all funds on deposit in the Accounts and the related Lockboxes, without further consent by the Borrower, the Servicer or any Originator following the occurrence of an Exclusive Account Control Trigger.

(iv) Priority. (A) Other than the transfer of the Receivables by the Originators to the Borrower pursuant to the Sale Agreement and the grant of security interest by the Borrower to the Administrative Agent (on behalf of itself and the Secured Parties) in the Receivables, the Accounts and the Lockboxes hereunder, neither the Borrower nor any Originator has pledged, assigned, sold, conveyed, or otherwise granted a security interest in any of the Receivables, the Accounts and the Lockboxes to any other Person. (B) Neither the Borrower nor any Originator has authorized, or is aware of, any filing of any financing statement against the Borrower or any Originator that include a description of collateral covering the Receivables or all other collateral pledged to the Administrative Agent (on behalf of the Secured Parties) pursuant to the Related Documents, other than any financing statement filed pursuant to the Sale Agreement and this Agreement or financing statements that have been validly terminated prior to the date hereof (or with respect to which the interest in any Receivables described therein is released on or prior to the transfers contemplated in this Agreement and the Sale Agreement). (C) The Borrower is not aware of any judgment, ERISA or tax lien filings against either the Borrower or any Originator. (D) None of the Accounts or Lockboxes is in the name of any Person other than the Borrower or the Administrative Agent on and after the date which is thirty (30) days after the Effective Date. Neither the Borrower, the Servicer or any Originator has consented to any Bank complying with instructions of any Person other than the Borrower, the Servicer and the Administrative Agent.

(v) Survival of Security Interest Representations. Notwithstanding any other provision of this Agreement or any other Related Document, the representations and covenants contained in this Section 4.01(v) and Section 5.01(g) shall be continuing, and remain in full force and effect until the Termination Date.

ARTICLE V.

GENERAL COVENANTS OF THE BORROWER

Section 5.01. Affirmative Covenants of the Borrower. The Borrower covenants and agrees that from and after the Effective Date and until the Termination Date:

(a) Compliance with Agreements and Applicable Laws. The Borrower shall (i) perform each of its obligations under this Agreement and the other Related Documents and (ii) comply with all federal, state and local laws and regulations applicable to it and the Transferred Receivables, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, taxation, ERISA and labor matters and environmental laws and environmental permits except, solely with respect to this clause (ii), where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(b) Maintenance of Existence and Conduct of Business. The Borrower shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its limited liability company existence and its rights and franchises and to remain qualified in good standing in its jurisdiction of organization and in each other jurisdiction where its business is conducted; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with (1) the terms of its limited liability company agreement, (2) Section 4.01(p) and (3) the assumptions set forth in each opinion letter of Mayer Brown Rowe & Maw LLP or other outside counsel to the Borrower from time to time delivered pursuant to Section 3.02(e) of the Sale Agreement with respect to issues of substantive consolidation and true sale and absolute transfer; (iii) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, including all licenses, permits, charters and registrations, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and (iv) transact business only in the name of Ryerson Funding LLC or such trade names as are set forth in Schedule 5.01(b).

(c) Deposit of Collections. The Borrower shall deposit or cause to be deposited promptly into a Collection Account, and in any event no later than the first Business Day after receipt thereof, all Collections it may receive with respect to any Transferred Receivable; provided that prior to December 31, 2008, the Borrower shall not be required to deposit into a Collection Account the Collections received in the Concentration Account unless a Group Agent has requested the Borrower to do so after the occurrence and during the continuance of an Exclusive Account Control Trigger.

(d) Use of Proceeds. The Borrower shall utilize the proceeds of the Advances made hereunder solely for (i) the repayment of Advances made hereunder and the payment of any fees due hereunder, (ii) the purchase of Receivables from the Originators pursuant to the Sale Agreement, (iii) the payment of distributions to the Member to the extent permitted hereunder, (iv) the repayment of Subordinated Loans to the extent permitted hereunder and (v) the payment of administrative fees or Servicing Fees or expenses to the Servicer or routine administrative or operating expenses or as otherwise expressly permitted by and in accordance with the terms of this Agreement and the other Related Documents.

(e) Payment and Performance of Charges and other Obligations.

(i) Subject to Section 5.01(e)(ii), the Borrower shall pay, perform and discharge or cause to be paid, performed and discharged promptly all charges and claims payable by it, including (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for labor, materials, supplies and services or otherwise before any thereof shall become past due.

(ii) The Borrower may in good faith contest, by appropriate proceedings, the validity or amount of any charges or claims described in Section 5.01(e)(i); provided, that (A) adequate reserves with respect to such contest are maintained on the books of the Borrower, in accordance with GAAP, (B) such contest is maintained and prosecuted continuously and with diligence, (C) none of the Borrower Collateral becomes subject to forfeiture or loss as a result of such contest, (D) no Lien shall be imposed to secure payment of such charges or claims other than inchoate tax liens and (E) the Borrower does not reasonably believe that failure to pay or to discharge such claims or charges could have or result in a Material Adverse Effect.

(f) ERISA. The Borrower shall give the Administrative Agent and each Group Agent prompt written notice of any event that (i) could reasonably be expected to result in the imposition of a Lien on any Borrower Collateral under Section 412 of the IRC or Section 302 or 4068 of ERISA, or (ii) could reasonably be expected to result in the incurrence by Borrower of any liabilities under Title IV of ERISA (other than premium payments arising in the ordinary course of business).

(g) Borrower to Maintain Perfection and Priority. In order to evidence the interests of the Administrative Agent and the Secured Parties under this Agreement, the

Borrower shall, from time to time take such action, or execute and deliver such instruments (other than filing financing statements) as may be necessary or advisable (including, such actions as are reasonably requested by the Administrative Agent or any Group Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s (on behalf of itself and the Secured Parties) security interest in the Receivables and all other collateral pledged to the Administrative Agent (on behalf of itself and the Secured Parties) pursuant to the Related Documents. The Borrower shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent upon request for the Administrative Agent’s authorization and approval all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement in the, or other filings necessary to continue, maintain and perfect the Administrative Agent’s (on behalf of itself and the Secured Parties) security interest in the Receivables and all other collateral pledged to the Administrative Agent (on behalf of itself and the Secured Parties) pursuant to the Related Documents as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Borrower to file such financing statements under the UCC without the signature of the Borrower, any Originator or the Administrative Agent where allowed by applicable law. Notwithstanding anything else in the Related Documents to the contrary, neither the Borrower, the Servicer, nor any Originator, shall have any authority to file a termination, partial termination, release, partial release or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, without the prior written consent of the Requisite Lenders.

(h) Compliance with Contracts and Credit and Collection Policies. The Borrower will (and will cause each Originator to) timely and fully (i) perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables and (ii) comply in all material respects with the Credit and Collection Policies in regard to each Receivable and the related Contract.

(i) Payments to Originators. With respect to any Receivable purchased by the Borrower from an Originator, such sale shall be effected under, and in strict compliance with the terms of, the Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to such Originator in respect of the purchase price for such Receivable.

Section 5.02. Reporting Requirements of the Borrower. The Borrower hereby agrees that from and after the Effective Date until the Termination Date, it shall furnish or cause to be furnished to the Administrative Agent, the Group Agents and the Lenders:

(a) The financial statements, notices, reports and other information at the times, to the Persons and in the manner set forth in Annex 5.02(a).

(b) Such other reports, statements and reconciliations with respect to the Borrowing Base or Borrower Collateral as any Lender, any Group Agent or the Administrative Agent shall from time to time request in its reasonable discretion.

Section 5.03. Negative Covenants of the Borrower. The Borrower covenants and agrees that, without the prior written consent of the Requisite Lenders, from and after the Effective Date until the Termination Date:

(a) Sale of Membership Interests and Assets. The Borrower shall not sell, transfer, convey, assign or otherwise dispose of, or assign any right to receive income in respect of, any of its properties or other assets or, except in connection with the Credit Agreement, any of its membership interests (whether in a public or a private offering or otherwise), any Transferred Receivable or Contract therefor or any of its rights with respect to any Lockbox or any Collection Account or any other deposit account in which any Collections of any Transferred Receivable are deposited except as otherwise expressly permitted by this Agreement or any of the other Related Documents.

(b) Liens. The Borrower shall not create, incur, assume or permit to exist (i) any Adverse Claim on or with respect to its Transferred Receivables or (ii) any Adverse Claim on or with respect to its other properties or assets (whether now owned or hereafter acquired) except for the Liens set forth in Schedule 5.03(b) and other Permitted Encumbrances. In addition, the Borrower shall not become a party to any agreement, note, indenture or instrument or take any other action that would prohibit the creation of a Lien on any of its properties or other assets in favor of the Lenders as additional collateral for the Borrower Obligations, except as otherwise expressly permitted by this Agreement or any of the other Related Documents.

(c) Modifications of Receivables, Contracts or Credit and Collection Policies. The Borrower shall not, without the prior written consent of the Requisite Lenders, (i) extend, amend, forgive, discharge, compromise, waive, cancel or otherwise modify the terms of any Transferred Receivable or amend, modify or waive any term or condition of any Contract related thereto, provided that the Borrower may authorize the Servicer to take such actions as are expressly permitted by the terms of any Related Document or the Credit and Collection Policies, or (ii) amend, modify or waive any term or provision of the Credit and Collection Policies in any material respect (it being understood that the Borrower will provide notice of all non-material amendments to the Credit and Collection Policies to each Group Agent promptly after such amendment is made).

(d) Changes in Instructions to Obligors. The Borrower shall not make any change in its instructions to Obligors regarding the deposit of Collections with respect to the Transferred Receivables, except to the extent the Administrative Agent directs the Borrower to change such instructions to Obligors after the occurrence of a Termination Event or the Administrative Agent consents in writing to such change.

(e) Capital Structure and Business. The Borrower shall not (i) make any changes in any of its business objectives, purposes or operations, (ii) make any change in its capital structure, including the issuance of any membership interests, warrants or other securities convertible into membership interests or any revision of the terms of its outstanding membership interests, (iii) amend, waive or modify any term or provision of its certificate of formation or limited liability company agreement, (iv) make any change to its name indicated on the public records of its jurisdiction of organization or (v) change its jurisdiction of organization. The Borrower shall not engage in any business other than as provided in its certificate of formation, limited liability company agreement and the Related Documents.

(f) Mergers, Subsidiaries, Etc. The Borrower shall not directly or indirectly, by operation of law or otherwise, (i) form or acquire any Subsidiary, or (ii) merge with, consolidate with, acquire all or substantially all of the assets or capital Stock of, or otherwise combine with or acquire, any Person.

(g) Sale Characterization; Receivables Sale and Servicing Agreement. The Borrower shall not make statements or disclosures, prepare any financial statements or in any other respect account for or treat the transactions contemplated by the Sale Agreement (including for accounting, tax and reporting purposes) in any manner other than (i) with respect to each Sale of each Sold Receivable effected pursuant to the Sale Agreement, as a true sale and absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Receivables by the Originators to the Borrower or (ii) with respect to each contribution of Contributed Receivables thereunder, as an increase in the stated capital of the Borrower.

(h) Restricted Payments. Except for the amounts outstanding under this Agreement and the other Related Documents, the Borrower shall not enter into any lending transaction with any other Person. The Borrower shall not at any time (i) advance credit to any Person or (ii) declare any distributions, repurchase any membership interest, return any capital, or make any other payment or distribution of cash or other property or assets in respect of the Borrower’s membership interest or make a repayment with respect to any Subordinated Loans if, after giving effect to any such advance or distribution, a Funding Excess, Incipient Termination Event or Termination Event would exist or otherwise result therefrom.

(i) Indebtedness. The Borrower shall not create, incur, assume or permit to exist any Debt, except (i) Debt of the Borrower to any Affected Party, Indemnified Person, the Servicer or any other Person expressly permitted by this Agreement or any other Related Document, (ii) Subordinated Loans pursuant to the Subordinated Notes, (iii) deferred taxes, (iv) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (v) endorser liability in connection with the endorsement of negotiable instruments for deposit or collection in the ordinary course of business and (vi) costs and expenses incurred in the ordinary course of business and not exceeding, at any one time outstanding, $12,300.

(j) Prohibited Transactions. The Borrower shall not enter into, or be a party to, any transaction with any Person except as expressly permitted hereunder or under any other Related Document and except for ordinary course business transactions necessary to operate its business as contemplated herein.

(k) Investments. Except as otherwise expressly permitted hereunder or under the other Related Documents and except for ordinary course business transactions necessary to operate its business as contemplated herein, the Borrower shall not make any investment in, or make or accrue loans or advances of money to, any Person, including the Member, any director, officer or employee of the Borrower, the Parent or any of the Parent’s other Subsidiaries, through the direct or indirect lending of money, holding of securities or otherwise, except with respect to Transferred Receivables and Permitted Investments.

(l) Commingling. The Borrower shall not deposit or permit the deposit of any funds that do not constitute Collections of Transferred Receivables into any Lockbox or Collection Account, except with respect to receivables for which the Obligor is The Stanley Works Co., so long as not more than $400,000 in collections from The Stanley Works Co. shall be commingled with the Borrower’s funds annually. If funds that are not Collections are deposited into a Lockbox or Collection Account, the Borrower shall, or shall cause the Servicer to promptly remit (or direct the applicable Collection Account Bank to remit) any such amounts that are not Collections to the applicable Originator or other Person.

(m) Related Documents. The Borrower shall not amend, modify or waive any term or provision of any Related Document without the prior written consent of the Requisite Lenders.

(n) Board Policies. The Borrower shall not modify the terms of any policy or resolutions of its board of directors if such modification could reasonably be expected to have or result in a Material Adverse Effect.

(o) Additional Members of Borrower. The Borrower shall not admit any additional member without the prior written consent of the Requisite Lenders other than a “Special Member” as such term is defined in the Borrower’s limited liability company agreement as of the date hereof.

ARTICLE VI.

ACCOUNTS

Section 6.01. Establishment of Accounts.

(a) Collection Accounts.

(i) Within thirty (30) days after the Effective Date, the Borrower will establish with each Collection Account Bank one or more Collection Accounts subject, in each case, to a fully executed Collection Account Agreement. The Borrower agrees that the Administrative Agent shall have the right to exercise exclusive dominion and control of each Collection Account and all monies, instruments and other property from time to time on deposit therein in accordance with the provisions of Section 7.05(c).

(ii) The Borrower (or the Servicer on Borrower’s behalf) has instructed all existing Obligors of Transferred Receivables, and shall instruct all future Obligors of such Receivables, to make payments in respect thereof only (A) by check or money order mailed to one or more lockboxes or post office boxes subject to a Collection Account Agreement (each a “Lockbox” and collectively the “Lockboxes”) or (B) by wire transfer or moneygram directly to a Collection Account; provided that until December 31, 2008, the Borrower may instruct certain Obligors related to the “Integris” unit of JTR to remit collections to account number 1602-3325-8609 at U.S. Bank (the “Concentration Account”) so long as (i) not more than $20,000,000 of Collections shall be remitted to the Concentration Account each month prior to December 31, 2007 and (ii) not more than $7,500,000 of Collections shall be remitted to the Concentration Account each month prior to December 31, 2008. The Borrower (or the Servicer on Borrower’s behalf) has instructed all Collection Account Banks to deposit all items sent to a Lockbox directly into a Collection Account. Schedule 4.01(q) lists all Lockboxes and all Collection Account Banks at which the Borrower maintains Collection Accounts as of the Effective Date, and such schedule correctly identifies (1) with respect to each such Collection Account Bank, the name, address and telephone number thereof, (2) with respect to each Collection Account, the name in which such account is held and the complete account number therefor, and (3) with respect to each Lockbox, the lockbox number and address thereof. The Borrower (or the Servicer on Borrower’s behalf) shall endorse, to the extent necessary, all checks or other instruments received in any Lockbox so that the same can be deposited in the Collection Account, in the form so received (with all necessary endorsements), on the first Business Day after the date of receipt thereof. In addition, the Borrower shall deposit or cause to be deposited into a Collection Account all cash, checks, money orders or other proceeds of Transferred Receivables or Borrower Collateral received by it other than in a Lockbox or a Collection Account, in the form so received (with all necessary endorsements), not later than the close of business on the first Business Day following the date of receipt thereof, and until so deposited all such items or other proceeds shall be held in trust for the benefit of the Administrative Agent provided that prior to December 31, 2008, the Borrower shall not be required to deposit into a Collection Account the Collections received in the Concentration Account unless a Group Agent has requested the Borrower to do so after the occurrence and during the continuance of an Exclusive Account Control Trigger. The Borrower shall not make and shall not permit the Servicer to make any deposits into a Lockbox or any Collection Account except in accordance with the terms of this Agreement or any other Related Document.

(iii) If, for any reason, a Collection Account Agreement terminates or any Collection Account Bank fails to comply with its obligations under the Collection Account Agreement to which it is a party, then the Borrower shall promptly notify all Obligors of Transferred Receivables who had previously been instructed to make wire payments to a Collection Account maintained at any such Collection Account Bank to make all future payments to a new Collection Account in accordance with this Section 6.01(a)(iii). The Borrower shall not close any Collection Account unless it shall have (A) received the prior written consent of the Administrative Agent, (B) established a new account with the same Collection Account Bank or with a new depositary institution satisfactory to the Administrative Agent, (C) entered into an agreement covering such new account with such Collection Account Bank or with such new depositary institution substantially in the form of the predecessor Collection Account Agreement or that is reasonably satisfactory in all respects to the Administrative Agent (whereupon, for all purposes of this Agreement and the other Related Documents, such new account shall become a Collection Account, such new agreement shall become a Collection Account Agreement and any new depositary institution shall become a Collection Account Bank), and (D) taken all such action as the Administrative Agent or any Group Agent shall reasonably require to grant and perfect a first priority Lien in such new Collection Account to the Administrative Agent under Section 7.01 of this Agreement. Except as permitted by this Section 6.01(a), the Borrower shall not, and shall not permit the Servicer to, open any new Lockbox or Collection Account without the prior written consent of the Administrative Agent.

ARTICLE VII.

GRANT OF SECURITY INTERESTS

Section 7.01. Borrower’s Grant of Security Interest. To secure the prompt and complete payment, performance and observance of all Borrower Obligations, and to induce the Administrative Agent, the Group Agents and the Lenders to enter into this Agreement and perform the obligations required to be performed by them hereunder in accordance with the terms and conditions hereof, the Borrower hereby grants, assigns, conveys, pledges, hypothecates and transfers to the Administrative Agent, for the benefit of the Secured Parties, a Lien upon and security interest in all of the Borrower’s right, title and interest in, to and under, but none of its obligations arising from, the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of, the Borrower (including under any trade names, styles or derivations of the Borrower), and regardless of where located (all of which being hereinafter collectively referred to as the “Borrower Collateral”):

(a) all Receivables;

(b) the Sale Agreement, the Parent Undertaking, all Collection Account Agreements and all other Related Documents now or hereafter in effect relating to the purchase, servicing, processing or collection of Receivables (collectively, the “Borrower Assigned Agreements”), including (i) all rights of the Borrower to receive moneys due and to become due thereunder or pursuant thereto, (ii) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all claims of the Borrower for damages or breach with respect thereto or for default thereunder and (iv) the right of the Borrower to amend, waive or terminate the same and to perform and to compel performance and otherwise exercise all remedies thereunder;

(c) all of the following (collectively, the “Borrower Account Collateral”):

(i) the Collection Accounts, the Lockboxes, and all funds on deposit therein and all certificates and instruments, if any, from time to time representing or evidencing the Collection Accounts, the Lockboxes or such funds,

(ii) all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by any Lender or any assignee or agent on behalf of any Lender in substitution for or in addition to any of the then existing Borrower Account Collateral, and

(iii) all interest, dividends, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed with respect to or in exchange for any and all of the then existing Borrower Account Collateral;

(d) all other property relating to the Receivables that may from time to time hereafter be granted and pledged by the Borrower or by any Person on its behalf whether under this Agreement or otherwise, including any deposit with any Lender, any Group Agent or the Administrative Agent of additional funds by the Borrower;

(e) all other personal property of the Borrower of every kind and nature not described above including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights, commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles); and

(f) to the extent not otherwise included, all proceeds and products of the foregoing and all accessions to, substitutions and replacements for, and profits of, each of the foregoing Borrower Collateral (including proceeds that constitute property of the types described in Sections 7.01(a) through (e)).

Section 7.02. Borrower’s Agreements. The Borrower hereby (a) assigns, transfer and conveys the benefits of the representations, warranties and covenants of each Originator and the Parent made to the Borrower under the Sale Agreement and the Parent Undertaking to the Administrative Agent for the benefit of the Secured Parties hereunder; (b) acknowledges and agrees that the rights of the Borrower to require payment of a Rejected Amount from an Originator under the Sale Agreement may be enforced by the Administrative Agent on behalf of the Secured Parties; and (c) certifies that the Sale Agreement provides that the representations, warranties and covenants described in Sections 4.01 and 4.04 thereof, the indemnification and payment provisions of Article V thereof and the provisions of Sections 4.03(h), 6.12, 6.14, 6.15 and 6.16 thereof shall survive the sale of the Transferred Receivables (and undivided percentage ownership interests therein) and the termination of the Sale Agreement and this Agreement.

Section 7.03. Delivery of Collateral. Following the occurrence and during the continuation of a Termination Event, upon the request of any Group Agent, all certificates or instruments, if any, representing or evidencing all or any portion of the Borrower Collateral shall be delivered to and held by or on behalf of the Administrative Agent and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent shall have the right, at any time following the occurrence and during the continuation of a Termination Event, upon the request of any Group Agent, (a) to exchange certificates or instruments, if any, representing or evidencing Borrower Collateral for certificates or instruments of smaller or larger denominations and (b) without notice to the Borrower, to transfer to or to register in the name of the Administrative Agent or its nominee any or all of the Borrower Collateral.

Section 7.04. Borrower Remains Liable. It is expressly agreed by the Borrower that, anything herein to the contrary notwithstanding, the Borrower shall remain liable under any and all of the Transferred Receivables, the Contracts therefor, the Borrower Assigned Agreements and any other agreements constituting the Borrower Collateral to which it is a party to observe and perform all the conditions and obligations to be observed and performed by it thereunder. The Lenders, the Group Agents and the Administrative Agent shall not have any obligation or liability under any such Receivables, Contracts or agreements by reason of or arising out of this Agreement or the granting herein or therein of a Lien thereon or the receipt by the Administrative Agent, the Group Agents or the Lenders of any payment relating thereto pursuant hereto or thereto. The exercise by any Lender, any Group Agent or the Administrative Agent of any of its respective rights under this Agreement shall not release any Originator, the Borrower or the Servicer from any of their respective duties or obligations under any such Receivables, Contracts or agreements. None of the Lenders, the Group Agents or the Administrative Agent shall be required or obligated in any manner to perform or fulfill any of the obligations of any Originator, the Borrower or the Servicer under or pursuant to any such Receivable, Contract or agreement, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Receivable, Contract or agreement, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 7.05. Covenants of the Borrower Regarding the Borrower Collateral.

(a) Offices and Records. The Borrower shall maintain its principal place of business and chief executive office and the office at which it stores its Records at the respective locations specified in Schedule 4.01(b) or, upon 30 days’ prior written notice to the Administrative Agent, at such other location in a jurisdiction where all reasonable action requested by the Administrative Agent or any Group Agent pursuant to Section 12.13 shall have been taken with respect to the Borrower Collateral. The Borrower shall, and shall cause the Servicer to at its own cost and expense, maintain adequate and complete records of the Transferred Receivables and the Borrower Collateral, including records of any and all payments received, credits granted and merchandise returned with respect thereto and all other dealings therewith. The Borrower shall, and shall cause the Servicer to, by no later than the Effective Date, mark conspicuously with a legend, in form and substance satisfactory to the Administrative Agent and the Requisite Lenders, its books and records (including computer records) and credit files pertaining to the Borrower Collateral, and its file cabinets or other storage facilities where it maintains information pertaining thereto, to evidence this Agreement and the assignment and Liens granted pursuant to this Article VII. Upon the occurrence and during the continuation of a Termination Event, the Borrower shall, and shall cause the Servicer to, deliver and turn over such books and records to the Administrative Agent or its representatives at any time on demand of the Administrative Agent or any Group Agent.

(b) Books, Records and Inspections. (i) The Borrower will maintain, and will cause the Parent, the Servicer and each Originator to maintain, complete and accurate books and records; permit, and cause the Parent, the Servicer and each Originator to permit, reasonable access by any of the Administrative Agent, any Group Agent or any Lender to the books and records of the Borrower, the Parent, the Servicer and each Originator; and permit, and cause the Parent, the Servicer and each Originator to permit, the Administrative Agent, each Group Agent and each Lender to inspect the properties (to the extent in their possession) and operations of the Borrower, the Parent, the Servicer and each Originator.

(ii) The Borrower will, and will cause the Parent, the Servicer and each Originator to, permit the Administrative Agent and each Group Agent and any representatives designated by such Person (including any consultants, accountants and lawyers retained by such Person) to conduct collateral reviews of the Borrower’s and the Servicer’s computation of the Borrowing Base and the assets included in its Borrowing Base, all at such reasonable times and as often as is reasonably requested, provided that if no Incipient Termination Event or Termination Event has occurred and is continuing, no more than two such collateral reviews may be conducted in any calendar year; provided further that collateral reviews conducted in connection with any Acquired Receivables Eligibility Requirement shall not count against such limit. The Borrower shall pay the reasonable and documented fees and expenses of employees of the Administrative Agent and each Group Agent (including reasonable and customary internally allocated fees of such employees incurred in connection with periodic collateral evaluations and internally allocated monitoring fees associated with any such Person’s “asset backed finance group” or similar body) and the fees and expenses of any representatives retained by the Administrative Agent or any Group Agent to conduct any such collateral evaluation, in respect of (i) up to two such collateral reviews performed by each of the Administrative Agent and each Group Agent in any calendar year and (ii) any number of such collateral reviews performed by the Administrative Agent or any Group Agent during the continuation of an Incipient Termination Event or Termination Event; provided that the fees and expenses associated with the collateral review conducted in connection with any Acquired Receivables Eligibility Requirement shall be paid by the Borrower and shall not count against the foregoing limits. In connection with any collateral monitoring or review relating to the computation of the Borrowing Base, the Borrower shall make adjustments to its Borrowing Base as any Group Agent shall reasonably require based on the terms of this Agreement and results of such collateral monitoring or review.

(c) Collection of Transferred Receivables. In connection with the collection of amounts due or to become due to the Borrower under the Transferred Receivables, the Borrower Assigned Agreements and any other Borrower Collateral pursuant to the Sale Agreement, the Borrower shall, or shall cause the Servicer to, take such action as it, and from and after the occurrence and during the continuation of a Termination Event, the Administrative Agent or any Group Agent, may deem necessary or desirable to enforce collection of the Transferred Receivables, the Borrower Assigned Agreements and the other Borrower Collateral, in each case in compliance with applicable law and in a manner consistent with the Credit and Collection Policies; provided that the Borrower may, rather than commencing any such action or taking any other enforcement action, at its option, elect to deposit into a Collection Account, an amount equal to the Outstanding Balance of any such Transferred Receivable; provided, further, that upon the occurrence of any Exclusive Account Control Trigger, the Administrative Agent may (and at the direction of any Group Agent, shall), without prior notice to the Borrower or the Servicer, (x) exercise its right to take exclusive ownership and control of the Collections, the Lockboxes and the Collection Accounts in accordance with the terms of the applicable Collection Account Agreements (in which case the Servicer shall be required, pursuant to the Sale Agreement, to deposit any Collections it then has in its possession or at any time thereafter receives, immediately in a Collection Account) and (y) notify any Obligor under any Transferred Receivable or obligors under the Borrower Assigned Agreements of the pledge of such Transferred Receivables or Borrower Assigned Agreements, as the case may be, to the Administrative Agent on behalf of the Secured Parties hereunder and direct that payments of all amounts due or to become due to the Borrower thereunder be made directly to the Administrative Agent or any servicer, collection agent or lockbox or other account designated by the Administrative Agent and, upon such notification and at the sole cost and expense of the Borrower, the Administrative Agent may enforce collection of any such Transferred Receivable or the Borrower Assigned Agreements and adjust, settle or compromise the amount or payment thereof. The Administrative Agent shall provide prompt notice to the Borrower and the Servicer of any such notification of pledge or direction of payment to the Obligors under any Transferred Receivables.

(d) Performance of Borrower Assigned Agreements. The Borrower shall, and shall cause the Servicer to, (i) perform and observe all the terms and provisions of the Borrower Assigned Agreements to be performed or observed by it, maintain the Borrower Assigned Agreements in full force and effect, enforce the Borrower Assigned Agreements in accordance with their terms and take all action as may from time to time be requested by the Administrative Agent or any Group Agent in order to accomplish the foregoing, and (ii) upon the reasonable request of and as directed by the Administrative Agent or any Group Agent, make such demands and requests to any other party to the Borrower Assigned Agreements as are permitted to be made by the Borrower or the Servicer thereunder.

(e) License for Use of Software and Other Intellectual Property. Unless expressly prohibited by the licensor thereof or any provision of applicable law, if any, the Borrower hereby grants to the Administrative Agent on behalf of the Secured Parties a limited license to use, without charge, the Borrower’s and the Servicer’s computer programs, software, printouts and other computer materials, technical knowledge or processes, data bases, materials, trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, patents, patent applications, trade names, rights of use of any name, labels, fictitious names, inventions, designs, trade secrets, goodwill, registrations, copyrights, copyright applications, permits, licenses, franchises, customer lists, credit files, correspondence, and advertising materials or any property of a similar nature, as it pertains to the Borrower Collateral, or any rights to any of the foregoing, only as reasonably required in connection with the collection of the Transferred Receivables and the advertising for sale, and selling any of the Borrower Collateral, or exercising of any other remedies hereto, and the Borrower agrees that its rights under all licenses and franchise agreements shall inure to the Administrative Agent’s benefit (on behalf of the Secured Parties) for purposes of the license granted herein. Except upon the occurrence and during the continuation of a Termination Event, the Administrative Agent and the Lenders agree not to use any such license.

(f) This Agreement shall constitute a security agreement, and the Administrative Agent and the Secured Parties shall have all of the rights of a secured party under applicable law and each of the Borrower and each Lender represents and warrants as to itself that each remittance of amounts by such Borrower to such Lender under this Agreement will have been (x) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of such Borrower and such Lender and (y) made in the ordinary course of business or financial affairs of the Borrower and such Lender.

ARTICLE VIII.

TERMINATION EVENTS

Section 8.01. Termination Events. If any of the following events (each, a “Termination Event”) shall occur (regardless of the reason therefor):

(a)(i) the Borrower shall fail to make any payment of any monetary Borrower Obligation other than principal payments on the Advances when due and payable and the same shall remain unremedied for five (5) days or more or (ii) the Borrower shall fail to make any payment of principal on the Advances when due and payable; or

(b)(i) the Borrower, any Originator, the Parent or the Servicer shall fail or neglect to perform, keep or observe any covenant set forth in any of: Sections 5.01(a), (b), (c), (d), (g) or (i), paragraphs (a)(i), (ii) or (iii), (b), (c), (e), (f), (i) or (j) of Annex 5.02(a), Section 5.03, Section 6.01, or Section 7.05(e) of this Agreement; or Sections 4.02(e), (f), (k) or (l), Section 4.03, Sections 7.04(a), (b), (i), (j) or (k), or paragraphs (a)(i), (ii) or (iii), (b), (c), (e), (f), (i) or (j) of Annex 7.05 of the Sale Agreement; or

(ii) the Borrower, any Originator, the Parent or the Servicer shall fail or neglect to perform, keep or observe any covenant set forth in any of: Section 5.01(f) or paragraphs (h)(vi), (h)(vii) or (h)(viii) of Annex 5.02(a) of this Agreement; or Section 4.02(i) or Section 7.04(c) or paragraphs (h)(vi), (h)(vii) or (h)(viii) of Annex 7.05 of the Sale Agreement and the same shall remain unremedied for three (3) days or more following the earlier to occur of an Authorized Officer of the Borrower becoming aware of such breach and the Borrower’s receipt of notice thereof; or

(iii) the Borrower, any Originator, the Parent or the Servicer shall fail or neglect to perform, keep or observe any covenant or other provision of this Agreement or the other Related Documents (other than any provision embodied in or covered by any other clause of this Section 8.01) and the same shall remain unremedied for thirty (30) days or more following the earlier to occur of an Authorized Officer of the Borrower becoming aware of such breach and the Borrower’s receipt of notice thereof; or

(c)(i) an Originator, the Borrower, the Servicer or the Parent shall fail to make any payment with respect to any of its Debts which, except with respect to the Borrower, is in an aggregate principal amount in excess of $15,000,000 (other than Borrower Obligations) when due, and the same shall remain unremedied after any applicable grace period with respect thereto; or (ii) a default or breach or other occurrence shall occur under any agreement, document or instrument to which an Originator, the Borrower, the Servicer or the Parent is a party or by which it or its property is bound (other than a Related Document) which relates to a Debt which, except with respect to the Borrower, is in an aggregate principal amount in excess of $15,000,000, which event shall remain unremedied following any applicable grace period with respect thereto, and the effect of such default, breach or occurrence is to cause or to permit the holder or holders then to cause such Debt to become or be declared due prior to their stated maturity; or

(d) a case or proceeding shall have been commenced against the Borrower, any Originator, the Servicer or the Parent seeking a decree or order in respect of any such Person under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (i) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person’s assets, or (ii) ordering the winding up or liquidation of the affairs of any such Person, and, so long as the Borrower is not a debtor in any such case or proceedings, such case or proceeding continues for 60 days unless dismissed or discharged; provided, however, that such 60-day period shall be deemed terminated immediately if (x) a decree or order is entered by a court of competent jurisdiction with respect to a case or proceeding described in this subsection (d) or (y) any of the events described in Section 8.01(e) shall have occurred; or

(e) the Borrower, any Originator, the Servicer or the Parent shall (i) file a petition seeking relief under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent or fail to object in a timely and appropriate manner to the institution of any proceedings under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or similar law or to the filing of any petition thereunder or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person’s assets, (iii) make an assignment for the benefit of creditors, or (iv) take any corporate or limited liability company action in furtherance of any of the foregoing; or

(f) the Borrower, any Originator, the Servicer or the Parent (i) generally does not pay its debts as such debts become due or admits in writing its inability to, or is generally unable to, pay its debts as such debts become due or (ii) is not Solvent; or

(g) a final judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate (net of amounts in respect thereof which have been paid and net of available insurance proceeds) at any time outstanding shall be rendered against any Originator, the Servicer or the Parent and the same shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay; or

(h) a judgment or order for the payment of money shall be rendered against the Borrower; or

(i)(i) any information contained in any Borrowing Request is untrue or incorrect in any material respect, or (ii) any representation or warranty of any Originator, the Servicer, the Parent or the Borrower herein or in any other Related Document or in any written statement, report, financial statement or certificate (other than any Borrowing Request) made or delivered by or on behalf of such Originator, the Servicer, the Parent or the Borrower to any Affected Party hereto or thereto is untrue or incorrect in any material respect as of the date when made or deemed made and, if the circumstances giving rise to such untrue or incorrect information, representation or warranty are susceptible to being cured in all material respects, such untrue or incorrect information, representation or warranty shall not be cured in all material respects for five (5) days after the earlier to occur of (i) the date on which an Authorized Officer of the Borrower shall obtain knowledge thereof, or (ii) the date on which written notice thereof shall have been given to the Borrower; or

(j) any Governmental Authority (including the IRS or the PBGC) shall file notice of a Lien with regard to any assets of any Originator, the Servicer, the Parent or any of their respective ERISA Affiliates (other than a Lien (i) limited by its terms to assets other than Receivables and (ii) not materially adversely affecting the financial condition of such Originator, the Servicer, the Parent or any such ERISA Affiliate or the ability of the Servicer to perform its duties hereunder or under the Related Documents); or

(k) any Governmental Authority (including the IRS or the PBGC) shall file notice of a Lien with regard to any of the assets of the Borrower; or

(l) there shall have occurred any event which, in the reasonable judgment of the Requisite Lenders, materially and adversely impairs the collectibility of Receivables taken as a whole; or

(m)(i) a default or breach shall occur under any provision of the Sale Agreement and the same shall remain unremedied for two (2) Business Days or more following the earlier to occur of an Authorized Officer of the Borrower becoming aware of such breach and the Borrower’s receipt of notice thereof, or (ii) the Sale Agreement shall for any reason cease to evidence the transfer to the Borrower of the legal and equitable title to, and ownership of, the Transferred Receivables; or

(n) except as otherwise expressly provided herein, any Collection Account Agreement or the Sale Agreement shall have been modified, amended or terminated without the prior written consent of the Requisite Lenders; or

(o) an Event of Servicer Termination shall have occurred; or

(p)(A) the Borrower shall cease to hold valid and properly perfected title to and sole record and beneficial ownership in the Transferred Receivables and the other Borrower Collateral or (B) the Administrative Agent (on behalf of the Secured Parties) shall cease to hold a first priority, perfected Lien in the Transferred Receivables or any of the Borrower Collateral; or

(q) a Change of Control shall occur; or

(r) the Borrower shall amend its certificate of formation or limited liability company agreement without the express prior written consent of the Requisite Lenders; or

(s)(i) the Default Trigger Ratio shall exceed 4.00%; (ii) the Delinquency Ratio shall exceed 9.00%; (iii) the Dilution Trigger Ratio shall exceed 6.50%; or (iv) the Receivables Collection Turnover shall exceed 65 days; or

(t) the Administrative Agent shall have received an “Enforcement Notice” or “Receivables Termination Notice” in each case, under (and as defined in) the Intercreditor Agreement;

(u) any material provision of any Related Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Originator, the Servicer or the Borrower shall challenge the enforceability of any Related Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Related Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms); or

(v) Any member of the Parent’s Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Material Plan under Section 4041(c) of ERISA (other than a multiemployer Plan, as defined in Section 4001(a)(3) of ERISA) shall be filed under Title IV of ERISA by any member of the Parent’s Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan (other than a multiemployer Plan) or a proceeding shall be instituted by a fiduciary of any Material Plan against any member of the Parent’s Controlled Group to enforce Section 4219(c)(5) of ERISA in an amount in excess of $5,000,000 and such proceeding shall not have been dismissed within 90 days of having been initiated; or a condition shall exist by reason of which it could reasonably be concluded that (i) any event described in the foregoing clauses of this subsection (v) is likely to occur or (ii) the PBGC would be entitled to obtain or would have a reasonable basis to seek a decree adjudicating that any Material Plan (other than a multiemployer Plan) must be terminated; or

(w) a Funding Excess exists at any time and the Borrower has not repaid the amount of such Funding Excess within one (1) Business Day in accordance with Section 2.08 hereof; or

(x) the Parent shall fail to perform or observe any term, covenant or agreement required to be performed by it under the Parent Undertaking, or the Parent Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of the Parent, or the Parent shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability; or

(y) The Credit Agreement as in effect on the Effective Date (the “Effective Date Credit Agreement”) or any replacement Credit Agreement entered into on terms satisfactory to the Requisite Lenders (a “Replacement Credit Agreement”) shall have been terminated, whether voluntarily or otherwise; provided that any such termination of the Effective Date Credit Agreement (or any Replacement Credit Agreement) shall not constitute a Termination Event hereunder if the Effective Date Credit Agreement (or Replacement Credit Agreement, as the case may be) has been replaced with a comparable revolving credit facility on terms satisfactory to the Requisite Lenders, then, and in any such event, the Administrative Agent, may, with the consent of the Requisite Lenders, and shall, at the request of the Requisite Lenders, by notice to the Borrower, declare the Commitment Termination Date to have occurred without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, that the Commitment Termination Date shall automatically occur (i) upon the occurrence of any of the Termination Events described in Sections 8.01(d), (e) or (f), in each case without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower or (ii) ten (10) Business Days after the occurrence of a Termination Event described in Section 8.01(w) if the same shall not have been remedied by such time and regardless of whether such Termination Event shall have been previously waived by the Requisite Lenders, in each case without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. Upon the declaration of the Commitment Termination Date solely pursuant to this Section, all Borrower Obligations shall automatically be and become due and payable in full, without any action to be taken on the part of any Person. In addition, if any Event of Servicer Termination shall have occurred, then, the Administrative Agent may, with the consent of the Requisite Lenders, and shall, at the request of the Requisite Lenders, by delivery of a Servicer Termination Notice to Buyer and the Servicer, terminate the servicing responsibilities of the Servicer under the Sale Agreement in accordance with the terms thereof.

ARTICLE IX.

REMEDIES

Section 9.01. Actions Upon Termination Event. If any Termination Event shall have occurred and be continuing and the Administrative Agent shall have declared the Commitment Termination Date to have occurred or the Commitment Termination Date shall be deemed to have occurred pursuant to Section 8.01, then the Administrative Agent may exercise in respect of the Borrower Collateral, in addition to any and all other rights and remedies granted to it hereunder, under any other Related Document or under any other instrument or agreement securing, evidencing or relating to the Borrower Obligations or otherwise available to it, all of the rights and remedies of a secured party upon default under the UCC (such rights and remedies to be cumulative and nonexclusive), and, in addition, may take the following actions:

(a) The Administrative Agent may, without notice to the Borrower except as required by law and at any time or from time to time, (i) charge, offset or otherwise apply amounts payable to the Borrower from any Collection Account against all or any part of the Borrower Obligations and (ii) without limiting the terms of Section 7.05(c), notify any Obligor under any Transferred Receivable or obligors under the Borrower Assigned Agreements of the transfer of the Transferred Receivables to the Borrower and the pledge of such Transferred Receivables or Borrower Assigned Agreements, as the case may be, to the Administrative Agent on behalf of the Secured Parties hereunder and direct that payments of all amounts due or to become due to the Borrower thereunder be made directly to the Administrative Agent or any servicer, collection agent or lockbox or other account designated by the Administrative Agent.

(b) The Administrative Agent may, without notice except as specified below, solicit and accept bids for and sell the Borrower Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or any of the Lenders’ or Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Administrative Agent shall have the right to conduct such sales on the Borrower’s premises or elsewhere and shall have the right to use any of the Borrower’s premises without charge for such sales at such time or times as the Administrative Agent deems necessary or advisable. The Borrower agrees that, to the extent notice of sale shall be required by law, ten (10) days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Borrower Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Every such sale shall operate to divest all right, title, interest, claim and demand whatsoever of the Borrower in and to the Borrower Collateral so sold, and shall be a perpetual bar, both at law and in equity, against each Originator, the Borrower, any Person claiming any right in the Borrower Collateral sold through any Originator or the Borrower, and their respective successors or assigns. The Administrative Agent shall deposit the net proceeds of any such sale in an account held for the benefit of the Secured Parties and such proceeds shall be applied against all or any part of the Borrower Obligations.

(c) Upon the completion of any sale under Section 9.01(b), the Borrower shall deliver or cause to be delivered to the purchaser or purchasers at such sale on the date thereof, or within a reasonable time thereafter if it shall be impracticable to make immediate delivery, all of the Borrower Collateral sold on such date, but in any event full title and right of possession to such property shall vest in such purchaser or purchasers upon the completion of such sale. Nevertheless, if so requested by the Administrative Agent or by any such purchaser, the Borrower shall confirm any such sale or transfer by executing and delivering to such purchaser all proper instruments of conveyance and transfer and releases as may be designated in any such request.

(d) At any sale under Section 9.01(b), any Lender or the Administrative Agent may bid for and purchase the property offered for sale and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor.

(e) The Administrative Agent may (but in no event shall be obligated to) exercise, at the sole cost and expense of the Borrower, any and all rights and remedies of the Borrower under or in connection with the Borrower Assigned Agreements or the other Borrower Collateral, including any and all rights of the Borrower to demand or otherwise require payment of any amount under, or performance of any provisions of, the Borrower Assigned Agreements. Without limiting the foregoing, the Administrative Agent shall, upon the occurrence of any Event of Servicer Termination, have the right to name any Successor Servicer (including itself) pursuant to Article VIII of the Sale Agreement.

Section 9.02. Exercise of Remedies. No failure or delay on the part of the Administrative Agent, any Group Agent or any Lender in exercising any right, power or privilege under this Agreement and no course of dealing between any Originator, the Borrower or the Servicer, on the one hand, and the Administrative Agent, any Group Agent or any Lender, on the other hand, shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies under this Agreement are cumulative, may be exercised singly or concurrently, and are not exclusive of any rights or remedies that the Administrative Agent, any Group Agent or any Lender would otherwise have at law or in equity. No notice to or demand on any party hereto shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the party providing such notice or making such demand to any other or further action in any circumstances without notice or demand.

Section 9.03. Power of Attorney. On the Closing Date, the Borrower shall execute and deliver a power of attorney substantially in the form attached hereto as Exhibit 9.03 (a “Power of Attorney”). The Power of Attorney is a power coupled with an interest and shall be irrevocable until this Agreement has terminated in accordance with its terms and all of the Borrower Obligations are indefeasibly paid or otherwise satisfied in full. The powers conferred on the Administrative Agent under each Power of Attorney are solely to protect the Liens of the Administrative Agent and the Secured Parties upon and interests in the Borrower Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers. The Administrative Agent shall not be accountable for any amount other than amounts that it actually receives as a result of the exercise of such powers and none of the Administrative Agent’s officers, directors, employees, agents or representatives shall be responsible to the Borrower, any Originator, the Servicer or any other Person for any act or failure to act, except to the extent of damages attributable to their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Notwithstanding any other provision herein or in any other Related Document to the contrary, the Administrative Agent shall not exercise any powers pursuant to any Power of Attorney unless a Termination Event or Servicer Termination Event shall have occurred and be continuing.

Section 9.04. Continuing Security Interest. This Agreement shall create a continuing Lien in the Borrower Collateral until the date such security interest is released by the Administrative Agent and the Lenders.

ARTICLE X.

INDEMNIFICATION

Section 10.01. Indemnities by the Borrower.

(a) Without limiting any other rights that the Lenders, the Group Agents or the Administrative Agent or any of their respective officers, directors, employees, attorneys, agents, representatives, transferees, successors or assigns (each, an “Indemnified Person”) may have hereunder or under applicable law, the Borrower hereby agrees to indemnify and hold harmless each Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Indemnified Person in connection with or arising out of the transactions contemplated under this Agreement or under any other Related Document or any actions or failures to act in connection therewith, including any and all Rating Agency costs and any and all legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Related Documents; provided, that the Borrower shall not be liable for any indemnification to an Indemnified Person to the extent that any such Indemnified Amount (x) results from such Indemnified Person’s gross negligence or willful misconduct, in each case as finally determined by a court of competent jurisdiction, (y) constitutes recourse for uncollectible or uncollected Transferred Receivables as a result of the insolvency, bankruptcy or the failure (without cause or justification) or inability on the part of the related Obligor to perform its obligations thereunder or (z) constitutes Excluded Taxes. Without limiting the generality of the foregoing, the Borrower shall pay on demand to each Indemnified Person any and all Indemnified Amounts relating to or resulting from:

(i) reliance on any representation or warranty made or deemed made by the Borrower (or any of its officers) under or in connection with this Agreement or any other Related Document (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality) or on any other information delivered by the Borrower pursuant hereto or thereto that shall have been incorrect when made or deemed made or delivered;

(ii) the failure by the Borrower to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality), any applicable law, rule or regulation with respect to any Transferred Receivable or the Contract therefor, or the nonconformity of any Transferred Receivable or the Contract therefor with any such applicable law, rule or regulation;

(iii) (1) the failure to vest and maintain vested in the Borrower valid and properly perfected title to and sole record and beneficial ownership of the Receivables that constitute Transferred Receivables, together with all Collections in respect thereof and all other Borrower Collateral, free and clear of any Adverse Claim and (2) the failure to maintain or transfer to the Administrative Agent, for the benefit of itself and the Secured Parties, a first priority, perfected Lien in any portion of the Borrower Collateral;

(iv) any dispute, claim, offset or defense of any Obligor (other than its discharge in bankruptcy) to the payment of any Transferred Receivable (including a defense based on such Receivable or the Contract therefor not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services giving rise to such Receivable or the furnishing of or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by any of its Affiliates acting as Servicer);

(v) any products liability claim or other claim arising out of or in connection with merchandise, insurance or services that is the subject of any Contract with respect to any Transferred Receivable;

(vi) the commingling of Collections with respect to Transferred Receivables by the Borrower at any time with its other funds or the funds of any other Person;

(vii) any failure by the Borrower to cause the filing of, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or any other applicable laws with respect to any Transferred Receivable hereunder or any other Borrower Collateral, whether at the time of the Borrower’s acquisition thereof or any Advance made hereunder or at any subsequent time;

(viii) any investigation, litigation or proceeding related to this Agreement or any other Related Document or the ownership of Receivables or Collections with respect thereto or any other investigation, litigation or proceeding relating to the Borrower, the Servicer or any Originator in which any Indemnified Person becomes involved as a result of any of the transactions contemplated hereby or by any other Related Document;

(ix) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(x) any Termination Event described in Section 8.01(d) or (e);

(xi) any failure of the Borrower to give reasonably equivalent value to the applicable Originator under the Sale Agreement in consideration of the transfer by such Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

(xii) any action or omission by Borrower or any Transaction Party which reduces or impairs the rights of the Administrative Agent or the Secured Parties with respect to any Receivable or the value of any such Receivable;

(xiii) any attempt by any Person to void any Borrowing or the Lien granted hereunder under statutory provisions or common law or equitable action;

(xiv) any failure of a Collection Account Bank to comply with the terms of the applicable Collection Account Agreement; or

(xv) any withholding, deduction or Charge imposed upon any payments with respect to any Transferred Receivable, any Borrower Assigned Agreement or any other Borrower Collateral.

(b) Any Indemnified Amounts subject to the indemnification provisions of this Section 10.01 not paid in accordance with Section 2.08 shall be paid by the Borrower to the Indemnified Person entitled thereto within five Business Days following demand therefor.

ARTICLE XI.

ADMINISTRATIVE AGENT; GROUP AGENTS

Section 11.01. Authorization and Action. The Administrative Agent may take such action and carry out such functions under this Agreement as are authorized to be performed by it pursuant to the terms of this Agreement, any other Related Document or otherwise contemplated hereby or thereby or are reasonably incidental thereto; provided, that the duties of the Administrative Agent set forth in this Agreement shall be determined solely by the express provisions of this Agreement, and, other than the duties set forth in Section 11.02, any permissive right of the Administrative Agent hereunder shall not be construed as a duty.

Section 11.02. Reliance. None of the Administrative Agent, any of its Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or the other Related Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the generality of the foregoing, and notwithstanding any term or provision hereof to the contrary, the Borrower, each Group Agent and each Lender hereby acknowledge and agree that the Administrative Agent as such (a) has no duties or obligations other than as set forth expressly herein, and has no fiduciary obligations to any person, (b) acts as a representative hereunder for the Lenders and the Group Agents and has no duties or obligations to, shall incur no liabilities or obligations to, and does not act as an agent in any capacity for, the Borrower (other than, with respect to the Administrative Agent, under the Power of Attorney with respect to remedial actions) or the Originators, (c) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts, (d) makes no representation or warranty hereunder to any Affected Party and shall not be responsible to any such Person for any statements, representations or warranties made in or in connection with this Agreement or the other Related Documents, (e) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Related Documents on the part of the Borrower, the Servicer, any Originator, the Parent or any Lender, or to inspect the property (including the books and records) of the Borrower, the Servicer, any Originator, the Parent or any Lender, (f) shall not be responsible to the Borrower, the Servicer, any Group Agent, any Lender or any other Person for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Related Documents or any other instrument or document furnished pursuant hereto or thereto, (g) shall incur no liability under or in respect of this Agreement or the other Related Documents by acting upon any notice, consent, certificate or other instrument or writing believed by it to be genuine and signed, sent or communicated by the proper party or parties and (h) shall not be bound to make any investigation into the facts or matters stated in any notice or other communication hereunder and may conclusively rely on the accuracy of such facts or matters.

Section 11.03. JPMorgan and Affiliates. JPMorgan and its Affiliates may generally engage in any kind of business with any Obligor, the Parent, the Originators, the Borrower, the Servicer, any Group Agent, any Lender, any of their respective Affiliates and any Person who may do business with or own securities of such Persons or any of their respective Affiliates, all as if JPMorgan were not the Administrative Agent and without the duty to account therefor to any Obligor, the Parent, any Originator, the Borrower, the Servicer, any Lender or any other Person.

Section 11.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Structuring Agent, any Group Agent or any other Lender, and based upon such documents and information as it has deemed appropriate, made its own credit and financial analysis of the Borrower and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Structuring Agent, any Group Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

Section 11.05. Indemnification. Each of the Committed Lenders severally agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligations of the Borrower hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Related Document or any action taken or omitted by the Administrative Agent in connection herewith or therewith; provided, however, that no Committed Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Committed Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Related Document, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

Section 11.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to each of the Lenders, the Group Agents and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Administrative Agent’s giving notice of resignation, then the resigning Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Group Agent, if a Group Agent is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution which commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof which has a long-term debt rating from S&P of “A–” or better and Moody’s of “A3” or better and has a combined capital and surplus of at least $300,000,000. If no successor Administrative Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Administrative Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided above. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the earlier of the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent or the effective date of the resigning Administrative Agent’s resignation, the resigning Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Related Documents, except that any indemnity rights or other rights in favor of such resigning Administrative Agent shall continue. After any resigning Administrative Agent’s resignation hereunder, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement and the other Related Documents.

Section 11.07. Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Termination Event, each Lender and each holder of any Note is hereby authorized at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived (but subject to Section 2.03(b)(i)), to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of the Borrower (regardless of whether such balances are then due to the Borrower) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of the Borrower against and on account of any of the

Borrower Obligations which are not paid when due. Any Lender or holder of any Note exercising a right to set off or otherwise receiving any payment on account of the Borrower Obligations in excess of its pro rata share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s pro rata share of the Borrower Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective pro rata shares. The Borrower agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its pro rata share of the Borrower Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Advances made or other Borrower Obligations held by other Lenders or holders may exercise all rights of set off, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Advances and the other Borrower Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

Section 11.08. Group Agent Authorization and Action. Each Group Agent may take such action and carry out such functions under this Agreement as are authorized to be performed by it pursuant to the terms of this Agreement, any other Related Document or otherwise contemplated hereby or thereby or are reasonably incidental thereto; provided, that the duties of each Group Agent set forth in this Agreement shall be determined solely by the express provisions of this Agreement, and, other than the duties set forth in Section 11.09, any permissive right of any Group Agent hereunder shall not be construed as a duty.

Section 11.09. Reliance. None of any Group Agent, any of its Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or the other Related Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the generality of the foregoing, and notwithstanding any term or provision hereof to the contrary, the Borrower, the Administrative Agent, each other Group Agent and each Lender hereby acknowledge and agree that each Group Agent as such (a) has no duties or obligations other than as set forth expressly herein, and has no fiduciary obligations to any person, (b) acts as a representative hereunder for the Lenders it its Lender Group and has no duties or obligations to, shall incur no liabilities or obligations to, and does not act as an agent in any capacity for, the Borrower, the Originators, any Lender which is not it its Lender Group or the Administrative Agent, (c) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts, (d) makes no representation or warranty hereunder to any Affected Party and shall not be responsible to any such Person for any statements, representations or warranties made in or in connection with this Agreement or the other Related Documents, (e) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Related Documents on the part of the Borrower, the Servicer, any

Originator, the Parent or any Lender, or to inspect the property (including the books and records) of the Borrower, the Servicer, any Originator, the Parent or any Lender, (f) shall not be responsible to the Borrower, the Servicer, the Administrative Agent, any other Group Agent, any Lender or any other Person for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Related Documents or any other instrument or document furnished pursuant hereto or thereto, (g) shall incur no liability under or in respect of this Agreement or the other Related Documents by acting upon any notice, consent, certificate or other instrument or writing believed by it to be genuine and signed, sent or communicated by the proper party or parties and (h) shall not be bound to make any investigation into the facts or matters stated in any notice or other communication hereunder and may conclusively rely on the accuracy of such facts or matters.

Section 11.10. Group Agents and Affiliates. Each Group Agent and its Affiliates may generally engage in any kind of business with any Obligor, the Parent, the Originators, the Borrower, the Servicer, any other Group Agent, the Administrative Agent, any Lender, any of their respective Affiliates and any Person who may do business with or own securities of such Persons or any of their respective Affiliates, all as if such Group Agent were not a Group Agent and without the duty to account therefor to any Obligor, the Parent, any Originator, the Borrower, the Servicer, any Lender or any other Person.

Section 11.11. Indemnification. Each of the Committed Lenders severally agrees to indemnify its applicable Group Agent (to the extent not reimbursed by the Borrower and without limiting the obligations of the Borrower hereunder), ratably according to their respective Committed Lender Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Group Agent in any way relating to or arising out of this Agreement or any other Related Document or any action taken or omitted by such Group Agent in connection herewith or therewith; provided, however, that no Committed Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Group Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Committed Lender agrees to reimburse its applicable Group Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Group Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Related Document, to the extent that such Group Agent is not reimbursed for such expenses by the Borrower.

Section 11.12. Successor Group Agents. Any Group Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to each of the Lenders in its Group, the Administrative Agent and the Borrower. Upon any such resignation, the Committed Lenders in its Lender Group shall have the right to appoint a successor Group Agent. If no successor Group Agent shall have been so appointed by the Committed Lenders in its Lender Group and shall have accepted such appointment within 30 days after the resigning Group Agent’s giving notice of resignation, then the resigning Group Agent may, on behalf of the Lenders in its Lender Group, appoint a successor Group Agent, which shall be a Committed Lender in its Lender Group, if a Committed Lender it is Lender Group is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution which commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof which has a long-term debt rating from S&P of “A–” or better and Moody’s of “A3” or better and has a combined capital and surplus of at least $300,000,000. If no successor Group Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Group Agent, such resignation shall become effective and the Committed Lenders it its Lender Group shall thereafter perform all the duties of such Group Agent hereunder until such time, if any, as the Committed Lenders in such Lender Group appoint a successor Group Agent as provided above. Upon the acceptance of any appointment as a Group Agent hereunder by a successor Group Agent, such successor Group Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Group Agent. Upon the earlier of the acceptance of any appointment as the Group Agent hereunder by a successor Group Agent or the effective date of the resigning Group Agent’s resignation, the resigning Group Agent shall be discharged from its duties and obligations under this Agreement and the other Related Documents, except that any indemnity rights or other rights in favor of such resigning Group Agent shall continue. After any resigning Group Agent’s resignation hereunder, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Group Agent under this Agreement and the other Related Documents.

Section 11.13. Administrative Agent Action Upon Certain Events. To the extent the Administrative Agent is entitled to grant approvals or consents, withhold its consent of any waiver or amendment under this Agreement or any other Related Document in accordance with the terms hereof or thereof, or take any action upon the occurrence of any Combined Availability Trigger, Fixed Charge Coverage Trigger, Termination Event or Incipient Termination Event, the Administrative Agent shall (i) give prompt notice to each Group Agent of any such request for an approval, consent, waiver, amendment, or any Combined Availability Trigger, Fixed Charge Coverage Trigger, Termination Event or Incipient Termination Event of which it is aware and (ii) take such action with respect to such request for approval, consent, waiver, amendment or Combined Availability Trigger, Fixed Charge Coverage Trigger, Termination Event or Incipient Termination Event as shall be directed by the Requisite Lenders.

Section 11.14. Structuring Agent. No Person identified in this Agreement as a Structuring Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement in such capacity. Without limiting the foregoing, no such Person shall have or be deemed to have any fiduciary relationship with any other party hereto.

ARTICLE XII.

MISCELLANEOUS

Section 12.01. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by email of the signed notice in PDF form or facsimile (with such email or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 12.01), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth below or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than any Lender, any Group Agent and the Administrative Agent) designated in any written notice provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

Borrower: Ryerson Funding LLC 2621 West 15th Place Chicago, Illinois 60608 Attention: Vice President, Finance & Treasurer Telephone: Facsimile: E-mail address:	with a copy to: Ryerson Funding LLC 2621 West 15th Place Chicago, Illinois 60608 Attention: Manager, Treasury Telephone: Facsimile: E-mail address:

with a copy to: Ryerson Funding LLC 2621 West 15th Place Chicago, Illinois 60608 Attention: General Counsel Telephone: Facsimile: E-mail address: Administrative Agent:	with a copy to: Mayer, Brown, Rowe & Maw 71 South Wacker Drive Chicago, Illinois 60606 Attention: Telephone: Facsimile: E-mail address:

JPMorgan Chase Bank, N.A.

Asset Backed Securities

270 Park Avenue, Floor 10

New York, New York 10017

Attention:

Account Manager

Telephone:

Facsimile:

E-mail address:

GE Group Agent:

General Electric Capital Corporation

401 Merritt 7, Suite 23

Norwalk, Connecticut 06851

Attention: Vice President, Trade AR

Portfolio/Underwriting

Telephone:

Facsimile:

E-mail address:

JPM Group Agent:

JPMorgan Chase Bank, N.A.

Asset Backed Securities

270 Park Avenue, Floor 10

New York, New York 10017

Attention:

Telephone:

Facsimile:

Section 12.02. Binding Effect; Assignability.

(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, each Lender, each Group Agent and the Administrative Agent and their respective successors and permitted assigns. The Borrower may not assign, transfer, hypothecate or otherwise convey any of its rights or obligations hereunder or interests herein without the express prior written consent of the Requisite Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by the Borrower without the prior express written consent of the Requisite Lenders shall be void.

(b) The Borrower hereby consents to any Lender’s assignment or pledge of, and/or sale of participations in, at any time or times after the Effective Date of the Related Documents, Advances and any Commitment or of any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not, made in accordance with this Section 12.02. Any assignment by a Committed Lender shall (i) require the execution of an assignment agreement (an “Assignment Agreement”) substantially in the form attached hereto as Exhibit 12.02(b) or otherwise in form and substance satisfactory to the applicable Group Agent, and acknowledged by, the applicable Group Agent; (ii) if such assignment is to a Person other than another Lender, any Group Agent or an Affiliate of any Lender or any Group Agent, and, so long as no Termination Event has occurred and is continuing, shall require the consent of the Borrower (which consent shall not be unreasonably withheld, delayed or conditioned); (iii) if a partial assignment, be in an amount at least equal to $5,000,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; (iv) require the delivery to the Administrative Agent and the applicable Group Agent by the assignee or participant, as the case may be, of any forms, certificates or other evidence with respect to United States tax withholding matters; and (v) shall require the consent of the Initial Group Agents (such consent not to be unreasonably withheld, delayed or conditioned). In the case of an assignment by a Lender under this Section 12.02, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. The Borrower hereby acknowledges and agrees that any assignment made in accordance with this Section 12.02 will give rise to a direct obligation of the Borrower to the assignee and that the assignee shall thereupon be a “Lender” for all purposes. In all instances, each Committed Lender’s obligation to make Advances hereunder shall be several and not joint and shall be limited to such Committed Lender’s Pro Rata Share of the applicable Commitment. In the event any Committed Lender assigns or otherwise transfers all or any part of a Note, such Committed Lender shall so notify the Borrower and the Borrower shall, upon the request of such Committed Lender, execute new Notes in exchange for the Notes being assigned. Notwithstanding the foregoing provisions of this Section 12.02(b), any Lender may at any time pledge or assign all or any portion of such Lender’s rights under this Agreement and the other Related Documents to any Federal Reserve Bank or to any holder or trustee of such Lender’s securities; provided, however, that no such pledge or assignment to any Federal Reserve Bank, holder or trustee shall release such Lender from such Lender’s obligations hereunder or under any other Related Document and no such holder or trustee shall be entitled to enforce any rights of such Lender hereunder unless such holder or trustee becomes a Lender hereunder through execution of an Assignment Agreement as set forth above.

(c) In addition to the foregoing right, any Lender may, without notice to or consent from any Person, (x) grant to an SPV the option to make all or any part of any Advance that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder); (y) assign to an SPV all or a portion of its rights (but not its obligations) under the Related Documents, including a sale of any Advances or other Borrower Obligations hereunder and such Lender’s right to receive payment with respect to any such Borrower Obligation and (z) sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Related Documents (including all its rights and obligations with respect to the Advances); provided, however, that (x) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Advances hereunder, and none shall be liable to any Person for any obligations of such Lender hereunder (it being understood that nothing in this Section 12.02(c) shall limit any rights the Lender may have as against such SPV or participant under the terms of the applicable option, sale or participation agreement between or among such parties); and (y) no such SPV or holder of any such participation shall be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Advance in which such holder participates, (ii) any extension of any scheduled payment of the principal amount of any Advance in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Borrower Collateral (other than in accordance with the terms of this Agreement or the other Related Documents). Solely for purposes of Sections 2.08, 2.09, 2.10, and 9.01, Borrower acknowledges and agrees that each such sale or participation shall give rise to a direct obligation of the Borrower to the participant or SPV and each such participant or SPV shall be considered to be a “Lender” for purposes of such sections. Except as set forth in the preceding sentence, such Lender’s rights and obligations, and the rights and obligations of the other Lenders, the Group Agents and the Administrative Agent towards such Lender under any Related Document shall remain unchanged and none of the Borrower, the Administrative Agent, any Group Agent or any Lender (other than the Lender selling a participation or assignment to an SPV) shall have any duty to any participant or SPV and may continue to deal solely with the assigning or selling Lender as if no such assignment or sale had occurred.

(d) In addition to the foregoing, any Conduit Lender may at any time assign or grant participations in all or a portion of its rights and obligations under this Agreement and any other Related Document or any Advance without the consent of any Person, to (i) any other Lender, (ii) to any Liquidity Provider which is also a Committed Lender hereunder, (iii) to any commercial paper conduit managed by such Conduit Lender’s sponsor or administrator bank, or (iv) any Affiliate of such Conduit Lender’s sponsor bank. In addition, any Conduit Lender may, with the consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned) and the applicable Group Agent, at any time assign or grant a participation in all or any portion of its rights and obligations hereunder and interests herein to any other Person not listed in the immediately preceding sentence; provided further that the Borrower’s consent to such an assignment or grant a participation shall not be required and the preceding proviso shall not apply after the occurrence and during the continuation of a Termination Event.

(e) Except as expressly provided in this Section 12.02, no Lender shall, as between the Borrower and that Lender, or between the Administrative Agent or the Group Agent, as applicable, and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Advances, the Notes or other Borrower Obligations owed to such Lender.

(f) The Borrower shall at the expense of the related Lender, execute and deliver any and all agreements, notes and other documents and instruments as shall be reasonably requested in connection with any such assignment or participation. The Borrower shall, if the Administrative Agent so requests in connection with an initial syndication of the Commitments hereunder, assist in the preparation of reasonable informational materials for such syndication.

(g) A Lender may furnish any information concerning the Borrower, the Originator, the Servicer and/or the Receivables in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants). Each Lender shall obtain from all prospective and actual assignees or participants confidentiality covenants substantially equivalent to those contained in Section 12.05.

(h) Upon the Borrower’s request, with the consent of the Initial Group Agents, an additional Lender Group may be added to this Agreement at any time by the execution and delivery of a Joinder Agreement by the members of such proposed additional Lender Group, the Borrower, the Administrative Agent and each of the Initial Group Agents, which execution and delivery shall not be unreasonably refused, conditioned or delayed by such parties. Upon the effective date of such Joinder Agreement, (i) each Person specified therein as a “Conduit Lender” shall become a party hereto as a Conduit Lender, entitled to the rights and subject to the obligations of a Conduit Lender hereunder and under the other Related Documents, (ii) each Person specified therein as a “Committed Lender” shall become a party hereto as a Committed Lender, entitled to the rights and subject to the obligations of a Committed Lender hereunder and under the other Related Documents, (iii) each Person specified therein as a “Group Agent” shall become a party hereto as a Group Agent, entitled to the rights and subject to the obligations of a Group Agent hereunder and under the other Related Documents and (iv) the Aggregate Commitment shall be increased by an amount equal to the aggregate Commitments of the Committed Lenders party to such Joinder Agreement.

Section 12.03. Termination; Survival of Borrower Obligations Upon Commitment Termination Date.

(a) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date.

(b) Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by any Affected Party under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Borrower or the rights of any Affected Party relating to any unpaid portion of the Borrower Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Borrower and all rights of any Affected Party hereunder, all as contained in the Related Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the rights and remedies provided for herein with respect to any breach of any representation or warranty made by the Borrower pursuant to Article IV, the indemnification and payment provisions of Article X and Sections 11.05, 12.05, 12.14 and 12.15 shall be continuing and shall survive the Termination Date.

Section 12.04. Costs, Expenses and Taxes. (a) The Borrower shall reimburse the Administrative Agent and each Group Agent for all reasonable out of pocket expenses incurred in connection with the negotiation and preparation of this Agreement and the other Related Documents (including the reasonable fees and expenses of all of its special counsel, advisors, consultants and auditors retained in connection with the transactions contemplated thereby and advice in connection therewith). The Borrower shall reimburse each Lender, each Group Agent and the Administrative Agent for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

(i) the forwarding to the Borrower or any other Person on behalf of the Borrower by any Lender of any proceeds of Advances made by such Lender hereunder;

(ii) any amendment, modification or waiver of, consent with respect to, or termination of this Agreement or any of the other Related Documents or advice in connection with the administration hereof or thereof or their respective rights hereunder or thereunder;

(iii) any Litigation, contest or dispute (whether instituted by the Borrower, any Lender, any Group Agent, the Administrative Agent or any other Person as a party, witness, or otherwise) in any way relating to the Borrower Collateral, any of the Related Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any Litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against the Borrower, the Servicer or any other Person that may be obligated to any Lender, any Group Agent or the Administrative Agent by virtue of the Related Documents, including any such Litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Termination Events;

(iv) any attempt to enforce any remedies of a Lender, any Group Agent or the Administrative Agent against the Borrower, the Servicer or any other Person that may be obligated to them by virtue of any of the Related Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Termination Events;

(v) any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Termination Events; and

(vi) except as otherwise expressly provided herein with respect to certain expenses not covered by the Borrower, efforts to (A) monitor the Advances or any of the Borrower Obligations, (B) evaluate, observe or assess the Originators, the Parent, the Borrower, the Member or the Servicer or their respective affairs, and (C) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Borrower Collateral;

including all attorneys’ and other professional and service providers’ fees arising from such services, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 12.04, all of which shall be payable, on demand, by the Borrower to the applicable Lender, the applicable Group Agent or the Administrative Agent, as applicable. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or facsimile charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

(b) In addition, the Borrower shall pay on demand any and all stamp, sales, excise and other taxes (excluding income taxes imposed by the jurisdiction under the laws of which such person is organized), gross receipts or franchise taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement or any other Related Document, and the Borrower agrees to indemnify and save each Indemnified Person harmless from and against any and all liabilities with respect to or resulting from any delay or failure to pay such taxes and fees.

Section 12.05. Confidentiality.

(a) Except to the extent otherwise required by applicable law or as required to be filed publicly with the Securities and Exchange Commission, or unless the Requisite Lenders shall otherwise consent in writing, the Borrower agrees to maintain the confidentiality of this Agreement (and all drafts hereof and documents ancillary hereto), in its communications with third parties other than any Affected Party or any Indemnified Person and otherwise not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement or any other Related Document (or any draft hereof and documents ancillary hereto) except to an Affected Party or an Indemnified Person.

(b) The Borrower agrees that it shall not (and shall not permit any of its Subsidiaries to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the other Related Documents which specifically references the name of any Lender, any Group Agent or the Agent without the prior written consent of such Lender, such Group Agent or the Agent, as applicable, (which consent shall not be unreasonably withheld); provided that this paragraph (b) shall not restrict the

Borrower’s ability to make any Securities and Exchange Commission or other required regulatory filings that would require the inclusion of the names of the Lenders, the Group Agents, the Agent or any of their Affiliates.

(c) The Administrative Agent, each Group Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), and will not use such confidential Information for any purpose or in any matter except in connection with this Agreement, except that Information may be disclosed (1) to (i) each Affected Party (ii) its and each Affected Party’s and their respective Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and to not disclose or use such Information in violation of Regulation FD (17 C.F.R. § 243.100-243.103)) and (iii) industry trade organizations for inclusion in league table measurements, (2) to any regulatory, judicial or administrative authority (it being understood that it will to the extent reasonably practicable provide the Borrower with an opportunity to request confidential treatment from such regulatory authority), (3) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (4) to any other party to this Agreement, (5) to the extent required in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Related Document or the enforcement of rights hereunder or thereunder, (6) to the parties to the Credit Agreement, (7) to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Conduit Lender or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which a Group Agent acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, (8) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of (or participant in), or any prospective assignee of (or participant in), any of its rights or obligations under this Agreement, (9) with the consent of the Borrower or (10) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or any other confidentiality agreement to which it is party with the Borrower or the Parent or any subsidiary thereof or (ii) becomes available to the Administrative Agent, any Group Agent or any Lender on a nonconfidential basis from a source other than the Parent or any subsidiary thereof. For the purposes of this Section, “Information” means all information received from the Borrower, any Originator and the Servicer relating to the Borrower, any Originator, the Servicer, the Parent or any subsidiary thereof or their businesses, or any Obligor, other than any such information that is available to the Administrative Agent, any Group Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or the Servicer. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 12.06. Complete Agreement; Modification of Agreement. This Agreement and the other Related Documents constitute the complete agreement among the parties hereto with respect to the subject matter hereof and thereof, supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except as set forth in Section 12.07.

Section 12.07. Amendments and Waivers.

(a) No amendment, modification, termination or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Borrower and by the Requisite Lenders or, to the extent required under subsection (b) below, by all affected Lenders, as applicable, and, to the extent required under subsection (b) or subsection (c) below, by the Administrative Agent or the Group Agents, as applicable. Except as set forth in subsection (b) below, all amendments, modifications, terminations or waivers requiring the consent of any Lenders without specifying the required percentage of Lenders shall require the written consent of the Requisite Lenders.

(b)(i) No amendment, modification, termination or waiver shall, unless in writing and signed by each Lender directly affected thereby, do any of the following: (1) increase the principal amount of any Lender’s Commitment; (2) reduce the principal of, rate of interest on or Fees payable with respect to any Advance made by any affected Lender; (3) extend any scheduled payment date or final maturity date of the principal amount of any Advance of any affected Lender; (4) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (5) change the percentage of the Aggregate Commitments or of the aggregate Outstanding Principal Amount which shall be required for Lenders or any of them to take any action hereunder; (6) release all or substantially all of the Borrower Collateral; or (7) amend or waive this Section 12.07 or the definition of the term “Requisite Lenders” insofar as such definition affects the substance of this Section 12.07. Furthermore, no amendment, modification, termination or waiver shall be effective to the extent that it (x) affects the rights or duties of the Administrative Agent under this Agreement or any other Related Document unless in writing and signed by the Administrative Agent or (y) affects the rights and duties of any Group Agent under this Agreement or any other Related Document unless in writing and signed by such Group Agent.

(ii) Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for the Administrative Agent to take additional Borrower Collateral pursuant to any Related Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of such Note. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 12.07 shall be binding upon each holder of a Note at the time outstanding and each future holder of a Note.

(iii) No Lender shall waive any of the provisions set forth in Section 4.01(v) or Section 5.01(g) if such waiver would adversely affect the Ratings, if applicable.

(c) Upon indefeasible payment in full in cash and performance of all of the Borrower Obligations (other than indemnification obligations under Section 10.01), termination of the Aggregate Commitment and a release of all claims against the Administrative Agent, the Group Agents and Lenders, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, the Administrative Agent shall deliver to the Borrower termination statements and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Borrower Obligations.

(d) In the event that Sections 5.01(b) or 5.19 of the Credit Agreement, Sections 6(d) or (e) of the Security Agreement, or any defined term used in any such section (or any defined term used to define any such defined term) is amended at any time, the Borrower hereby agrees, if any Group Agent so requests, to amend Annex 5.02(a), Section 7.05(c), the definition of Exclusive Account Control Trigger, and/or any defined term used to define Exclusive Account Control Trigger, as applicable, in order to preserve the nature of the Secured Parties’ protections hereunder as of Closing Date in relation to such provisions under the Credit Agreement as of the Closing Date; it being understood that the events which trigger the Secured Parties’ rights with respect to reporting frequency and the exercise of control over the Collection Accounts hereunder are designed to be events which would occur prior to the corresponding triggering events under the Credit Agreement. The Borrower agrees to provide each Group Agent with prompt notice of any proposed amendment, restatement or modification of the Credit Agreement (including the terms of such proposed amendment, restatement or modification).

Section 12.08. No Waiver; Remedies. The failure by any Lender, any Group Agent or the Administrative Agent, at any time or times, to require strict performance by the Borrower or the Servicer of any provision of this Agreement, any Receivables Assignment or any other Related Document shall not waive, affect or diminish any right of any Lender, any Group Agent or the Administrative Agent thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Borrower or the Servicer contained in this Agreement, any Receivables Assignment or any other Related Document, and no breach or default by the Borrower or the Servicer hereunder or thereunder, shall be deemed to have been suspended or waived by any Lender, any Group Agent or the Administrative Agent unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of the applicable Lenders, applicable Group Agents and/or the Administrative Agent, as applicable, and directed to the Borrower or the Servicer, as applicable, specifying such suspension or waiver. The rights and remedies of the Lenders, the Group Agents and the Administrative Agent under this Agreement and the other Related Documents shall be cumulative and nonexclusive of any other rights and remedies that the Lenders, the Group Agents and the Administrative Agent may have hereunder, thereunder, under any other agreement, by operation of law or otherwise. Recourse to the Borrower Collateral shall not be required.

Section 12.09. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

(a) THIS AGREEMENT AND EACH OTHER RELATED DOCUMENT (EXCEPT TO THE EXTENT THAT ANY RELATED DOCUMENT EXPRESSLY PROVIDES TO THE CONTRARY) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES) EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE ADMINISTRATIVE AGENT IN THE RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS; PROVIDED FURTHER THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY LENDER, ANY GROUP AGENT OR THE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE BORROWER COLLATERAL OR ANY OTHER SECURITY FOR THE BORROWER OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE LENDERS, THE GROUP AGENTS OR THE ADMINISTRATIVE AGENT. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE

ADDRESS PROVIDED FOR IN SECTION 12.01 HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 12.10. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

Section 12.11. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 12.12. Section Titles. The section, titles and table of contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 12.13. Further Assurances.

(a) The Borrower shall, or shall cause the Servicer to, at its sole cost and expense, upon the reasonable request of any of the Lenders, any Group Agent or the Administrative Agent, promptly and duly execute and deliver any and all further instruments and documents and take such further action that may be necessary or desirable or that any of the Lenders, any Group Agent or the Administrative Agent may request to (i) perfect, protect, preserve, continue and maintain fully the Liens granted to the Administrative Agent for the benefit of itself and the Secured Parties under this Agreement, (ii) enable the Secured Parties or the Administrative Agent to exercise and enforce its rights under this Agreement or any of the other Related Documents or (iii) otherwise carry out more effectively the provisions and purposes of this Agreement or any other Related Document. Without limiting the generality of the foregoing, the Borrower shall, upon request of any of the Lenders, any Group Agent or the Administrative Agent, (A) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices that may be necessary or desirable or that any of the Lenders, the Group Agents or the Administrative Agent may request to perfect, protect and preserve the Liens granted pursuant to this Agreement, free and clear of all Adverse Claims, (B) mark, or cause the Servicer to mark, each Contract evidencing each Transferred Receivable with a legend, acceptable to each Lender, each Group Agent and the Administrative Agent evidencing that the Borrower has purchased such Transferred Receivables and that the Administrative Agent, for the benefit of the Secured Parties, has a security interest in and lien thereon, (C) mark, or cause the Servicer to mark, its master data processing records evidencing such Transferred Receivables with such a legend and (D) notify or cause the Servicer to notify Obligors of the Liens on the Transferred Receivables granted hereunder.

(b) Without limiting the generality of the foregoing, the Borrower hereby authorizes the Lenders and the Administrative Agent, and each of the Lenders hereby authorizes the Administrative Agent, to file one or more financing or continuation statements, or amendments thereto or assignments thereof, relating to all or any part of the Transferred Receivables, including Collections with respect thereto, or the Borrower Collateral without the signature of the Borrower or, as applicable, the Lenders, as applicable, to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Receivables, the Borrower Collateral or any part thereof shall be sufficient as a notice or financing statement where permitted by law.

Section 12.14. No Proceedings. (a) Each of the Borrower, the Administrative Agent, each Group Agent and each Lender (other than, in the case of a Conduit Lender, as to itself) hereby agrees that it will not institute against any Conduit Lender any proceeding of the type referred to in Sections 8.01(d) and 8.01(e) so long as any Commercial Paper of such Conduit Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper shall have been outstanding.

(b) Each of the Administrative Agent, each Group Agent and each Lender agrees that, from and after the Closing Date and until the date one year plus one day following the Termination Date, it will not, directly or indirectly, institute or cause to be instituted against the Borrower any proceeding of the type referred to in Sections 8.01(d) and 8.01(e).

(c) This Section 12.14 shall survive the termination of this Agreement.

Section 12.15. Limitation of Liability.

(a) Except with respect to any claim arising out of the willful misconduct or gross negligence of any Lender, any Group Agent or the Administrative Agent, no claim may be made by the Borrower or any other Person against any Lender, any Group Agent, the Administrative Agent or their respective Affiliates, directors, officers, employees, attorneys or agents (each a “Lender Party”), for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Related Document, or any act, omission or event occurring in connection herewith or therewith; and the Borrower hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(b) Notwithstanding anything to the contrary contained herein, the obligations of the Conduit Lenders under this Agreement are solely the corporate obligations of each such Conduit Lender and shall be payable only at such time as funds are actually received by, or are available to, such Conduit Lender in excess of funds necessary to pay in full all outstanding Commercial Paper issued by such Conduit Lender and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such Conduit Lender. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11 of the Bankruptcy Code) of any such party shall be subordinated to the payment in full of all Commercial Paper.

(c) No recourse under any obligation, covenant or agreement of any Conduit Lender contained in this Agreement or any other Related Document shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of such Conduit Lender or any of its Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of such Conduit Lender, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of any Conduit Lender or any of its Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of such Conduit Lender contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by any Conduit Lender of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or fraudulent omissions made by them.

(d) Notwithstanding any provision in any other section of this Agreement to the contrary, the obligation of the Borrower to pay any amounts payable to any Lender or any other Affected Party pursuant to Sections 2.09, 2.10 and 10.01 of this Agreement shall be without recourse to the Borrower except as to any Collections and other amounts and/or proceeds of the Receivables (collectively, the “Available Amounts”) required to be distributed to such parties, to the extent that such amounts are available for distribution. In the event that amounts payable to a Lender or any other Affected Party pursuant to this Agreement exceed the Available Amounts, the excess of the amounts due hereunder over the Available Amounts paid shall not constitute a “claim” under Section 101(5) of the Bankruptcy Code against the Borrower until such time as the Borrower has Available Amounts. The foregoing shall not operate to limit the rights of the Administrative Agent or any other Secured Party to enforce any claims of Borrower or its assigns against the Originators under the Sale Agreement or any other Related Document.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Receivables Funding and Administration Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

RYERSON FUNDING LLC, as the Borrower

By
Name
Title

S-1

Commitment: $225,000,000	GENERAL ELECTRIC CAPITAL CORPORATION,
as a Committed Lender, as a Group Agent and as Structuring Agent

By:
Name:
	Title:	Duly Authorized Signatory

Commitment: $225,000,000	JPMORGAN CHASE BANK, N.A., as a
Committed Lender, as a Group Agent and as Administrative Agent

By:
Name:
Title:

JUPITER SECURITIZATION COMPANY LLC
By: JPMorgan Chase Bank, N.A., its attorney-in-fact

By:
Name:
Title:

S-2

ANNEX X

to

RECEIVABLES SALE AND SERVICING AGREEMENT

and

RECEIVABLES FUNDING AND ADMINISTRATION AGREEMENT

dated as of

January 26, 2007

Definitions and Interpretation

Annex X

SECTION 1. Definitions and Conventions. Capitalized terms used in the Sale Agreement (as defined below) and the Funding Agreement (as defined below) shall have (unless otherwise provided elsewhere therein) the following respective meanings:

“2011 Notes” shall mean the Parent’s 8 1/4% Senior Notes due December 15, 2011.

“Account” shall mean any of the Collection Accounts.

“Account Agreement” shall mean any of the Collection Account Agreements.

“Accounting Changes” shall mean, with respect to any Person, (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion of the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or any successor thereto or any agency with similar functions); (b) changes in accounting principles concurred in by such Person’s certified public accountants; (c) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d) the reversal of any reserves established as a result of purchase accounting adjustments.

“Acquired Receivables Eligibility Requirement” shall mean, with respect to any Receivables acquired in connection with a Business Acquisition, the requirement that (i) a collateral review of the acquired Receivables shall have been performed by the Group Agents or their representatives (the fees and expenses associated with such review to be paid by the Borrower in accordance with Section 7.05(b) of the Funding Agreement) and (ii) each Group Agent shall have notified the Borrower that it is satisfied in its sole good faith discretion with the scope and results of such collateral review; it being understood that each of the Borrower and the Group Agents will use reasonable efforts to satisfy the Acquired Receivables Eligibility Requirement as promptly as reasonably practicable following consummation of the relevant Business Acquisition.

“Additional Amounts” shall mean any amounts payable to any Affected Party under Sections 2.09 or 2.10 of the Funding Agreement.

“Additional Costs” shall have the meaning assigned to it in Section 2.09(b) of the Funding Agreement.

“Administrative Agent” shall have the meaning set forth in the Preamble of the Funding Agreement.

“Administrative Services Agreement” shall mean that certain Ancillary Services and Lease Agreement dated as of the date hereof between the Borrower and JTR.

“Advance” shall have the meaning assigned to it in Section 2.01 of the Funding Agreement.

“Advance Date” shall mean each day on which any Advance is made.

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“Adverse Claim” shall mean any claim of ownership or any Lien, other than any ownership interest or Lien created under the Sale Agreement or the Funding Agreement.

“Affected Party” shall mean each of the following Persons: each Lender, each Group Agent, the Administrative Agent, the Depositary, each Affiliate of the foregoing Persons, each Program Support Provider, and any SPV or participant with the rights of a Lender under Section 12.02(c) of the Funding Agreement and their respective successors, transferees and permitted assigns.

“Affiliate” shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, or (c) each of such Person’s officers, directors, joint venturers and partners. For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Commitment” shall mean as to all Committed Lenders, the aggregate commitment of all Committed Lenders to make Advances, which aggregate commitment shall be Four Hundred Fifty Million Dollars ($450,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Funding Agreement.

“Appendices” shall mean, with respect to any Related Document, all exhibits, schedules, annexes and other attachments thereto, or expressly identified thereto.

“Applicable Margin” shall have the meaning set forth in the Fee Letter.

“Applicable Unused Fee Rate” shall have the meaning set forth in the Fee Letter.

“Asset Purchase Agreement” shall mean any asset purchase or other agreements pursuant to which a Conduit Lender may from time to time assign part or all of the Advances made by such Conduit Lender to a Liquidity Provider, as amended, restated, supplemented or otherwise modified from time to time.

“Assignment Agreement” shall mean an assignment agreement in the form of Exhibit 12.02(b) attached to the Funding Agreement.

“Authorized Officer” shall mean, with respect to any corporation or limited liability company, the Chairman or Vice-Chairman of the Board, the President, any Vice President, the General Counsel, the Secretary, the Treasurer, the Controller, any Assistant Secretary, any Assistant Treasurer, any manager or managing member and each other officer of such corporation or limited liability company specifically authorized to sign agreements, instruments or other documents on behalf of such corporation or limited liability company in connection with the transactions contemplated by the Sale Agreement, the Funding Agreement and the other Related Documents.

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“Available Amounts” shall have the meaning assigned to it in Section 12.15 of the Funding Agreement.

“Average Dilution Ratio” shall mean, as of any date of determination, the average of the Dilution Ratios occurring during the twelve most recent Settlement Periods preceding such date.

“Bank” shall mean any of the Collection Account Banks.

“Bankruptcy Code” shall mean the provisions of title 11 of the United States Code, 11 U.S.C. § § 101 et seq.

“Beneficial Owner” shall mean a beneficial owner as such term is defined in Rule 13d-3 under the Exchange Act.

“Billed Amount” shall mean, with respect to any Receivable, the amount billed on the Billing Date to the Obligor thereunder.

“Billing Date” shall mean, with respect to any Receivable, the date on which the invoice with respect thereto was generated.

“BK Obligor” means an Obligor that is (i) unable to make payment of its obligations when due, (ii) a debtor in a voluntary or involuntary bankruptcy proceeding, or (iii) the subject of a comparable receivership or insolvency proceeding.

“Borrower” shall have the meaning assigned to it in the preamble to the Funding Agreement.

“Borrower Account Collateral” shall have the meaning assigned to it in Section 7.01(c) of the Funding Agreement.

“Borrower Assigned Agreements” shall have the meaning assigned to it in Section 7.01(b) of the Funding Agreement.

“Borrower Collateral” shall have the meaning assigned to it in Section 7.01 of the Funding Agreement.

“Borrower Obligations” shall mean all loans, advances, debts, liabilities, indemnities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by the Borrower to any Affected Party under the Funding Agreement, any other Related Document and any document or instrument delivered pursuant thereto, and all amendments, extensions or renewals thereof, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising thereunder, including the Outstanding Principal Amount, interest, Unused Commitment Fees, amounts payable in respect of Funding Excess, Successor Servicing Fees and Expenses, Additional Amounts, Additional Costs and Indemnified Amounts. This term includes all principal, interest (including all interest that

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accrues after the commencement of any case or proceeding by or against the Borrower in bankruptcy, whether or not allowed in such case or proceeding), fees, charges, expenses, attorneys’ fees and any other sum chargeable to the Borrower under any of the foregoing, whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations that are paid to the extent all or any portion of such payment is avoided or recovered directly or indirectly from any Lender, any Group Agent, the Administrative Agent or any other Secured Party or any assignee of any Lender, any Group Agent, the Administrative Agent or any other Secured Party as a preference, fraudulent transfer or otherwise.

“Borrowing” shall mean the Advances of the Lenders made pursuant to Section 2.01 of the Funding Agreement.

“Borrowing Base” shall mean, as of any date of determination, the amount equal to the lesser of (a) the Aggregate Commitment, and (b) an amount equal to (i) the product of (A) the Dynamic Advance Rate and (B) the Net Receivables Balance minus (ii) the Servicing Fee Reserve, in each case as disclosed in the most recently submitted Borrowing Request or Report or as otherwise determined by the Requisite Lenders based on Borrower Collateral information available to them, including any information obtained from any audit or from any other reports with respect to the Borrower Collateral, which determination shall be final, binding and conclusive on all parties to the Funding Agreement (absent manifest error).

“Borrowing Request” shall have the meaning assigned to it in Section 2.03(a) of the Funding Agreement.

“Breakage Costs” shall have the meaning assigned to it in Section 2.10 of the Funding Agreement.

“Business Acquisition” shall mean (a) an Investment by an Originator in capital stock or other equity interests (including warrants, options or other rights to acquire such equity interests) of any Person (other than another Originator) or (b) an acquisition by an Originator of the property and assets of any Person (other than another Originator) that constitute all or substantially all the assets of such Person or any division or other business unit of such Person; provided that neither of the following shall be considered a Business Acquisition: (i) an acquisition of real property or (ii) an acquisition of a Person if all or substantially all of such Person’s assets are real property.

“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the States of New York or Illinois or, with respect to any remittances to be made by any Collection Account Bank to any related Account, in the jurisdiction(s) in which the Accounts maintained by such Banks are located.

“Buyer” shall have the meaning assigned to it in the preamble to the Sale Agreement.

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“Buyer Available Amounts” shall have the meaning assigned to it in Section 6.15 of the Sale Agreement.

“Buyer Indemnified Person” shall have the meaning assigned to it in Section 5.01 of the Sale Agreement.

“Change of Control” shall mean the occurrence of any of the following events:

(a) any “person”, as such term is defined in Section 14(d) of the Exchange Act (other than (x) a trustee or other fiduciary holding Voting Securities of the Parent (as defined below) under an employee benefit plan of the Parent, (y) an underwriter temporarily holding Voting Securities of the Parent pursuant to an offering of such securities or (z) a mutual, fidelity or similar fund holding Voting Securities of the Parent) (an “Acquiring Person”), is or becomes the Beneficial Owner, directly or indirectly, of 30% or more of the combined voting power of the Parent’s outstanding securities ordinarily having the right to vote at elections of directors (the “Voting Securities of the Parent”); or

(b) individuals who constitute the Board of Directors of the Parent on the date of this Agreement (the “Incumbent Board of the Parent”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Parent’s shareholders, was approved by a vote of at least three-fourths of the directors comprising the Incumbent Board of the Parent (either by a specific vote or by approval of the proxy statement of the Parent in which such person is named as a nominee for director, without objection to such nomination) shall be, for the purpose of this clause (b), considered as though such person were a member of the Incumbent Board of the Parent; or

(c) the Parent shall cease to own and control all of the economic and voting rights associated with all of the outstanding Stock, directly or indirectly, of the Borrower; or

(d) the Parent shall cease to own and control at least 51% of the economic and voting rights associated with all of the outstanding Stock, directly or indirectly, of any Originator or the Servicer.

“Charges” shall mean (i) all federal, state, provincial, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable); (ii) all levies, assessments, charges, or claims of any governmental entity or any claims of statutory lienholders, the nonpayment of which could give rise by operation of law to a Lien on Borrower Collateral or any other property of the Borrower or any Originator and (iii) any such taxes, levies, assessment, charges or claims which constitute a lien or encumbrance on any property of the Borrower or any Originator.

“Class” shall mean, with respect to an Obligor, at any time of determination, the classification of such Obligor as a “Class A Obligor”, “Class B Obligor”, “Class C Obligor” or “Class D Obligor”.

“Class A Obligor”, “Class B Obligor”, “Class C Obligor” and “Class D Obligor”, respectively, shall mean at any time of determination, an Obligor having a senior unsecured

Annex X

long-term debt rating and equivalent short-term rating from each of S&P and Moody’s as described below:

Class of Obligor	Short-Term Rating	Senior Unsecured Long-Term Rating of Obligor
Class A Obligor	A-1/P-1	A/A2 or higher

Class B Obligor	A-2/P-2	A- or BBB+/ A3 or Baa1 (but lower than A/A2)

Class C Obligor	A-3/P-3	BBB or BBB-/Baa2 or Baa3 (but lower than BBB+/Baa1)

Class D Obligor	Lower than A-3/P-3 or Not Rated	Lower than BBB-/Baa3 or Not Rated

For purposes of calculating the foregoing, (i) an Obligor’s short term rating from S&P and/or Moody’s shall govern, (ii) an Obligor which does not have a short-term rating from S&P and/or Moody’s but which has the equivalent senior unsecured long-term debt rating from such Rating Agency as described above shall be deemed to have the related short-term rating, and (iii) if an Obligor’s short-term rating results in two different “Classes of Obligor” (because of differences in the short-term ratings assigned by each of S&P and Moody’s, the Class for such Obligor shall be based upon the lower of the short-term ratings.

“Closing Date” shall mean January 26, 2007.

“Collection Account” shall mean any deposit account established by or assigned to the Borrower for the deposit of Collections pursuant to and in accordance with Section 6.01(a) of the Funding Agreement; provided that the Concentration Account shall not be a “Collection Account”.

“Collection Account Agreement” shall mean any agreement among an Originator, the Borrower, the Administrative Agent, and a Collection Account Bank with respect to a Lockbox and/or Collection Account in form and substance acceptable to the Requisite Lenders and the Administrative Agent, which among other things, grants “control” (within the meaning of Article 9 of the UCC) over the Collection Account to the Administrative Agent.

“Collection Account Bank” shall mean any bank or other financial institution at which one or more Collection Accounts are maintained.

“Collections” shall mean, with respect to any Receivable, all cash collections and other proceeds of such Receivable (including late charges, fees and interest arising thereon, all

Annex X

recoveries with respect thereto that have been written off as uncollectible and all amounts required to the paid by an Originator pursuant to Section 2.05 of the Sale Agreement).

“Combined Availability” shall mean, as of any date of determination, an amount equal to the sum of (i) the Reference Availability (as such term is defined in the Credit Agreement) and (ii) the Funding Availability, in each case as of such date.

“Combined Availability Trigger” shall mean the Combined Availability at any time is less than $150,000,000.

“Commercial Paper” shall mean the commercial paper promissory notes issued by a Conduit Lender.

“Commitment” shall mean as to any Committed Lender, the aggregate commitment of such Committed Lender to make Advances as set forth in the signature page to the Funding Agreement or in the most recent Assignment Agreement or Joinder Agreement executed by such Committed Lender, as such amount may be adjusted, if at all, from time to time in accordance with the Funding Agreement.

“Commitment Reduction Notice” shall have the meaning assigned to it in Section 2.02(a) of the Funding Agreement.

“Commitment Termination Date” shall mean the earliest of (a) the date so designated pursuant to Section 8.01 of the Funding Agreement, (b) the Final Advance Date, (c) the date of termination of the Aggregate Commitment specified in a notice from the Borrower to the Lenders delivered pursuant to and in accordance with Section 2.02(b) of the Funding Agreement and (d) the date on which the Borrower receives an Election Notice pursuant to Section 2.01(d) of the Sale Agreement.

“Commitment Termination Notice” shall have the meaning assigned to it in Section 2.02(b) of the Funding Agreement.

“Committed Lender” shall mean, as to any Lender Group, each of the financial institutions listed on Annex W to the Funding Agreement as a “Committed Lender” for such Lender Group, together with its respective successors and permitted assigns.

“Committed Lender Share” shall mean with respect to all matters relating to any Committed Lender in any Lender Group, the percentage obtained by dividing (i) the Commitment of that Lender by (ii) the aggregate Commitments of all Committed Lenders in such Lender Group, as such percentage may be adjusted by assignments permitted pursuant to Section 12.02 of the Funding Agreement.

“Concentration Account” shall have the meaning assigned to it in Section 6.01(a)(ii) of the Funding Agreement.

“Concentration Percentage” shall mean, with respect to an Obligor as of any date of determination, the General Concentration Percentage or, if applicable, the Special Concentration Percentage for such Obligor at such date of determination.

Annex X

“Conduit Lenders” shall mean, collectively, the Persons identified as “Conduit Lenders” on Annex W to the Funding Agreement and their respective successors and permitted assigns.

“Consolidated Capital Expenditures” shall mean, for any period, the additions to property, plant, equipment and other capital expenditures of the Parent and its Consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Parent and its Consolidated Subsidiaries for such period prepared in accordance with GAAP.

“Consolidated EBITDA” shall mean for any period: (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, without duplication, the aggregate amount of (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation and amortization expense, (iv) any extraordinary, unusual or non-recurring losses or fixed asset write-offs that were not paid in cash during such period and will not be paid in cash thereafter and (v) any non-cash recorded losses on the sale of fixed assets; and minus (c) to the extent included in determining Consolidated Net Income for such period, without duplication, the aggregate amount of (i) any extraordinary, unusual or non-recurring gains or fixed asset write-ups that were not received in cash during such period and will not be received in cash thereafter, including any gains recorded on the extinguishment of debt, (ii) any non-cash gains recorded on the sale of fixed assets, (iii) income tax credits and (iv) the income recorded of any other Person in which the Parent or any of its Consolidated Subsidiaries has a minority interest, except to the extent any such income has actually been received by the Parent or any of its Consolidated Subsidiaries in the form of cash dividends or cash distributions (it being understood that any such cash dividends or cash distributions received in such period shall be included in Consolidated EBITDA regardless of whether the related income of such other Person was included in the determination of Consolidated Net Income for such period or for a prior period).

“Consolidated Interest Expense” shall mean, for any period, the interest expense of the Parent and its Consolidated Subsidiaries determined on a consolidated basis for such period.

“Consolidated Net Income” shall mean, for any period, the net income of the Parent and its Consolidated Subsidiaries determined on a consolidated basis for such period.

“Consolidated Rental Expense” shall mean, for any period, the aggregate rental expense of the Parent and its Consolidated Subsidiaries (excluding rental expense under capital leases) determined on a consolidated basis for such period.

“Consolidated Stockholders’ Equity” shall mean, at any date, the consolidated stockholders’ equity of the Parent and its Consolidated Subsidiaries determined as of such date (excluding any amount attributable to stock which is required to be redeemed or is redeemable at the option of the holder, if certain events or conditions occur or exist or otherwise); provided, however, that “stock which is required to be redeemed or is redeemable at the option of the holder” shall not include stock which is not required to be redeemed and is not redeemable except for tax withholding purposes pursuant to the terms of an employee benefit plan in which employees of the Parent or any of its Subsidiaries participate.

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“Consolidated Subsidiary” shall mean, at any date, any Subsidiary of the Parent or other entity, the accounts of which would be consolidated under GAAP with those of the Parent in its consolidated financial statements as of such date.

“Contract” shall mean any agreement or invoice pursuant to, or under which, an Obligor shall be obligated to make payments with respect to any Receivable.

“Contributed Receivables” shall have the meaning assigned to it in Section 2.01(d) of the Sale Agreement.

“Controlled Group” shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Parent, are treated as a single employer under Section 414 of the IRC.

“CP Costs” shall mean, for each day, an amount equal to the sum of (i) the discount or yield accrued on Pooled Commercial Paper of any Conduit Lender administered by JPMorgan on such day, plus (ii) any and all accrued commissions in respect of placement agents and commercial paper dealers, and issuing and paying agent fees incurred, in respect of Pooled Commercial Paper of such Conduit Lender for such day, minus (iii) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase or financing facilities funded substantially with Pooled Commercial Paper of such Conduit Lender, minus (iv) any payment received on such day net of expenses in respect of breakage costs or liquidation fees related to the prepayment of any purchaser interest of such Conduit Lender pursuant to the terms of any receivable purchase or financing facilities funded substantially with Pooled Commercial Paper; provided, however, that in addition to the foregoing costs, if the Borrower shall request any additional Borrowing by such Conduit Lender during any period of time determined by JPMorgan, as Group Agent, in its sole discretion to result in an incrementally higher CP Costs applicable to such additional Borrowing, the Advance associated with any such additional Borrowing shall, during such period, be deemed to be funded by such Conduit Lender in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such higher CP Costs applicable only to such special pool and charged each day during such period against such Advance.

“CP Rate” shall mean:

(a) with respect to any Conduit Lender for which JPMorgan is the Group Agent, for any Settlement Period for any Advance or portion thereof, to the extent such Conduit Lender funds such Advance by issuing Commercial Paper, a per annum rate equal to the sum of (i) the Applicable Margin for such Settlement Period and (ii) a fraction, expressed as a percentage, the numerator of which shall be equal to the sum of the CP Costs, determined on a pro rata basis, based upon the percentage share that the dollar amount of such Advance or portion thereof represents in relation to all assets or investments associated with any assets held by such Conduit Lender and funded substantially with Pooled Commercial Paper, for each day during such Settlement Period (or portion thereof), and the denominator of which is the weighted daily average outstanding principal balance of such Advance or portion thereof during such Settlement Period; and

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(b) for any Settlement Period for any Advance or portion thereof funded by a Conduit Lender that becomes a party to this Agreement pursuant to an Assignment Agreement or Joinder Agreement, to the extent such Conduit Lender funds such Advance by issuing Commercial Paper, the “CP Rate” set forth in such Assignment Agreement or Joinder Agreement, as applicable.

“CP Rate Advance” shall mean an Advance or portion thereof bearing interest by reference to the applicable CP Rate.

“Credit Agreement” shall mean that certain Amended and Restated Credit Agreement, dated as of January 26, 2007, among the Parent, Joseph T. Ryerson & Son, Inc., Ryerson Canada, Inc., the Lenders party thereto, JPMorgan, as General Administrative Agent, Collateral Agent and Swingline Lender, JPMorgan Chase Bank, National Association, Toronto Branch, as Canadian Administrative Agent, GE Capital, as Syndication Agent and Co-Collateral Agent and Bank of American, N.A., as Documentation Agent and as in effect on Closing Date together with all amendments, restatements, supplements or modifications thereto that are in effect on the Closing Date or adopted from time to time thereafter to the extent not prohibited under the Related Documents, and any refinancings, replacements or refundings thereof that (a) are agreed to by (i) the Requisite Lenders or (b) (i) have terms and conditions no less favorable (as determined by the Requisite Lenders, in the exercise of their reasonable credit judgment) to the Administrative Agent or any Secured Party than the terms and conditions of the existing Credit Agreement and (ii) with respect to which an intercreditor agreement having terms and conditions acceptable to the Administrative Agent and the Requisite Lenders is in full force and effect.

“Credit and Collection Policies” shall mean the written credit, collection, customer relations and service policies of the Originators in effect on the Closing Date and attached as Exhibit A to the Funding Agreement, as the same may from time to time be amended, restated, supplemented or otherwise modified with the prior written consent of the Requisite Lenders.

“Daily Report” shall have the meaning assigned to it in paragraph (a) of Annex 5.02(a) to the Funding Agreement.

“Debt” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) the principal component of all obligations of such Person as lessee under capital leases, (e) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (f) all capital stock of such Person which is required to be redeemed or is redeemable at the option of the holder if certain events or conditions occur or exist or otherwise; provided, however, that “stock which is required to be redeemed or is redeemable at the option of the holder” shall not include stock which is not required to be redeemed and is not redeemable except for tax withholding purposes pursuant to the terms of an employee benefit plan in which employees of the Parent or any of its Subsidiaries participate, (g) the aggregate amount advanced hereudner and under all other receivables securitization

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programs or other types of accounts receivable financing transactions entered into by the Parent or any Subsidiary of the Parent organized under a jurisdiction with the United States, net of repayments or recoveries through liquidation of the assets transferred pursuant hereto or such other facilities, (h) all contingent or non-contingent obligations of such Person to make loans or advances to any other Person or to reimburse any Lender or other Person in respect of amounts paid or to be paid under a letter of credit or similar instrument in connection with Debt described in clauses (a) through (g) above, and (i) all Debt of others Guaranteed by such Person.

“Default Rate” shall have the meaning assigned to it in Section 2.06(b) of the Funding Agreement.

“Default Ratio” shall mean, as of any date of determination, the ratio (expressed as a percentage) of:

(a) the aggregate Outstanding Balance of all Receivables which became Defaulted Receivables during the Settlement Period immediately preceding such date to

(b) the aggregate Outstanding Balance of all Receivables originated during the Settlement Period which ended three (3) months prior to the last day of the Settlement Period immediately preceding such date.

“Default Trigger Ratio” shall mean, as of any date of determination, the ratio (expressed as a percentage) of:

(a) the aggregate Outstanding Balance of all Receivables which became Defaulted Receivables as of the last day of the three Settlement Periods immediately preceding such date;

to

(b) the aggregate Outstanding Balance of all Receivables originated during the three-month period which ended three (3) months prior to the last day of the Settlement Period immediately preceding such date.

“Defaulted Receivable” shall mean any Receivable (a) with respect to which any payment, or part thereof, remains unpaid for more than 90 days after its Billing Date; provided that with respect to any Receivable for which, prior to December 2006, the applicable Originator determined agings based on the date such Receivable was due, “Defaulted Receivable” shall include a Receivable with respect to which any payment, or part thereof, remains unpaid for more than 60 days past the due date therefor, (b) with respect to which the Obligor thereunder is a BK Obligor or (c) without duplication of any Receivable described in clause (a), that otherwise has been or should be written off in accordance with the Credit and Collection Policies.

“Delinquency Ratio” shall mean, as of any date of determination, the ratio (expressed as a percentage) of:

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(a) the aggregate Outstanding Balance of all Receivables with respect to which any payment, or part thereof, is between 60 and 90 days past their applicable Billing Date as of the last day of the three Settlement Periods immediately preceding such date; provided that with respect to any Receivable for which, prior to December 2006, the applicable Originator determined agings based on the date such Receivable was due, this clause (a) shall include the Outstanding Balance of any Receivable with respect to which any payment, or part thereof, is between 30 and 60 days past the due date therefor to

(b) the aggregate Outstanding Balance of all Transferred Receivables as of the last day of the three Settlement Periods immediately preceding such date.

“Dilution Factors” shall mean, with respect to any Receivable, any portion of which (a) was reduced, canceled or written-off as a result of (i) any credits, rebates (including rebates which are issued via checks or cash), freight charges, cash discounts, volume discounts, cooperative advertising expenses, royalty payments, warranties, cost of parts required to be maintained by agreement (either express or implied), allowances for early payment, warehouse and other allowances, defective, rejected, returned or repossessed merchandise or services, or any failure by any Originator to deliver any merchandise or services or otherwise perform under the underlying Contract or invoice, (ii) any change in or cancellation of any of the terms of the underlying Contract or invoice or any cash discount, rebate, retroactive price adjustment or any other adjustment by the applicable Originator which reduces the amount payable by the Obligor on the related Receivable except to the extent based on credit related reasons, or (iii) any setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (b) is subject to any specific dispute, offset, counterclaim or defense whatsoever (except discharge in bankruptcy of the Obligor thereof).

“Dilution Horizon Factor” shall mean, as of any date of determination, a factor equal to (a) the aggregate Outstanding Balance of Receivables originated during the Settlement Period immediately preceding such date divided by (b) the Net Receivables Balance as of the end of the Settlement Period immediately preceding such date.

“Dilution Horizon Floor Factor” shall mean, as of any date of determination, a factor equal to (a) the sum of (i) the aggregate Outstanding Balance of Receivables originated during the Settlement Period immediately preceding such date and (ii) one half of the aggregate Outstanding Balance of Receivables originated during the second Settlement Period immediately preceding such date divided by (b) the Net Receivables Balance as of the end of the Settlement Period immediately preceding such date.

“Dilution Ratio” shall mean, as of any date of determination, the ratio (expressed as a percentage) of:

(a) the aggregate amount of Dilution Factors for all Transferred Receivables during the Settlement Period immediately preceding such date to

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(b) the aggregate Billed Amount of all Transferred Receivables originated during the Settlement Period immediately preceding such date.

“Dilution Reserve Floor” shall mean, as of any date of determination, an amount equal to the product of the Average Dilution Ratio as of such date and the Dilution Horizon Floor Factor as of such date.

“Dilution Reserve Ratio” shall mean, as of any date of determination, the greater of (i) the Dilution Reserve Floor and (ii) the ratio (expressed as a percentage) calculated in accordance with the following formula:

[(2 *ADR) + [(HDR-ADR) x (HDR/ADR)]] x DHF x DHF;

where

ADR	=	the Average Dilution Ratio as of such date;

HDR	=	the highest one-month Dilution Ratio occurring during the twelve most recent Settlement Periods preceding such date; and

DHF	=	the Dilution Horizon Factor as of such date.

“Dilution Trigger Ratio” shall mean, as of any date of determination, the ratio (expressed as a percentage) of (a) the aggregate amount of Dilution Factors for all Transferred Receivables during the three (3) Settlement Periods immediately preceding such date divided by (b) the aggregate Billed Amount of all Transferred Receivables originated during the three (3) Settlement Periods immediately preceding such date.

“Disclosed Matters” shall mean the actions, suits, proceedings and other events disclosed on Schedule 4.01(d) to the Sale Agreement.

“Dollars” or “$” shall mean lawful currency of the United States of America.

“Dynamic Advance Rate” shall mean, as of any date of determination, the lesser of (i) 85% and (ii) a percentage equal to 100% minus the sum of the Loss Reserve Ratio, the Dilution Reserve Ratio and the Interest Reserve Ratio as of such date.

“Effective Date” shall have the meaning assigned to it in Section 3.01 of the Funding Agreement.

“Election Notice” shall have the meaning assigned to it in Section 2.01(d) of the Sale Agreement.

“Eligible Receivable” shall mean, as of any date of determination, a Transferred Receivable:

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(a) (i) with respect to which no payment, or part thereof, remains unpaid for more than 90 days after its Billing Date and (ii) which has not been and should not be written off in accordance with the Credit and Collection Policies;

(b) (i) that is not a liability of an Excluded Obligor and (ii) that is not the liability of an Obligor with respect to which more than 50% of the aggregate Outstanding Balance of all Receivables owing by such Obligor are Defaulted Receivables;

(c) the Obligor of which (i) if a natural person, is a resident of the United States or, (ii) if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States;

(d) that is denominated and payable in Dollars in the United States of America and is not represented by a note or other negotiable instrument or by chattel paper;

(e) that is not subject to any right of rescission, dispute, offset (including, without limitation, as a result of customer promotional allowances, deposits, overpayments, discounts, rebates, or claims for damages), hold back defense, adverse claim or other claim or defense (with only the portion of any such Receivable subject to any such right of rescission, dispute, offset (including, without limitation, as a result of customer promotional allowances, deposits, overpayments, discounts, rebates, or claims for damages), hold back defense, adverse claim or other claim or defense being considered an Ineligible Receivable by virtue of this subsection (e)), whether arising out of transactions concerning the Contract therefor or otherwise and for which the Obligor does not have the right to cause the originator or an Affiliate of the Originator to repurchase the inventory the sale of which gave rise to such Receivable;

(f) with respect to which the Obligor thereunder is not a BK Obligor;

(g) that is not an Unapproved Receivable;

(h) that does not represent “billed but not yet shipped” goods or merchandise, partially performed or unperformed services, consigned goods or “sale or return” goods and does not arise from a transaction for which any additional performance by the Originator thereof, or acceptance by or other act of the Obligor thereunder, including any required submission of documentation, remains to be performed as a condition to any payments on such Receivable or the enforceability of such Receivable under applicable law;

(i) as to which the representations and warranties of Sections 4.01(v)(ii) through (iv) of the Sale Agreement are true and correct in all respects as of the Transfer Date therefor;

(j) that is not the liability of an Obligor that has any claim against or affecting the Originator thereof or the property of such Originator which gives rise to a right of set-off against such Receivable (with only that portion of Receivables owing by such Obligor equal to the amount of such claim being an Ineligible Receivable);

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(k) that was originated in accordance with and satisfies in all material respects all applicable requirements of the Credit and Collection Policies;

(l) that arises under a Contract, which, together with such Receivable, is in full force and effect and constitutes the genuine, legal, valid and binding obligation of the Obligor thereunder enforceable against such Obligor by the holder thereof in accordance with its terms;

(m) that is entitled to be paid pursuant to the terms of the Contract therefor and has not been paid in full or been compromised, adjusted, extended, reduced, satisfied, subordinated, rescinded or modified (except for adjustments to the Outstanding Balance thereof to reflect Dilution Factors made in accordance with the Credit and Collection Policies);

(n) that, together with the Contract, does not contravene any laws, rules or regulations applicable thereto (including laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract therefor is in violation of any such law, rule or regulation that, in each case, could reasonably be expected to have a material adverse effect on the collectibility, value or payment terms of such Receivable;

(o) with respect to which no proceedings or investigations are pending or threatened before any Governmental Authority (i) asserting the invalidity of such Receivable or the Contract therefor, (ii) asserting the bankruptcy or insolvency of the Obligor thereunder, (iii) seeking payment of such Receivable or payment and performance of such Contract or (iv) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the validity or enforceability of such Receivable or such Contract;

(p) (i) that, with respect to the portion of such Receivable described in clause (a) of the definition thereof, is an “account” or a “payment intangible” within the meaning of the UCC (or any other applicable legislation) of the jurisdictions in which each of the Originators and the Borrower are organized and in which chief executive offices of each of the Originators and the Borrower are located and (ii) under the terms of the related Contract, the right to payment thereof may be freely assigned, including as a result of compliance with applicable law (or with respect to which, the prohibition on the assignment of rights to payment are made fully ineffective under applicable law);

(q) that is payable solely and directly to an Originator and not to any other Person (including any shipper of the merchandise or goods that gave rise to such Receivable), except to the extent that payment thereof may be made to a Lockbox or otherwise as directed pursuant to Article VI of the Funding Agreement;

(r) with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the Contract therefor have been duly obtained, effected or given and are in full force and effect;

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(s) that is created through the provision of merchandise, goods or services solely by the Originator thereof in the ordinary course of its business;

(t) that is not the liability of an Obligor that, under the terms of the Credit and Collection Policies, is receiving or should receive merchandise, goods or services on a “cash on delivery” basis;

(u) that does not constitute a rebilled amount arising from a deduction taken by an Obligor with respect to a previously arising Receivable;

(v) as to which the Borrower has a first priority perfected ownership interest and in which the Administrative Agent has a first priority perfected security interest, in each case not subject to any Lien, right, claim, security interest or other interest of any other Person (other than, in the case of the Borrower, the Lien of the Administrative Agent for the benefit of the Secured Parties);

(w) to the extent such Transferred Receivable represents sales tax, such portion of such Receivable shall not be an Eligible Receivable;

(x) that does not represent the balance owed by an Obligor on a Receivable in respect of which the Obligor has made partial payment;

(y) which arises under a Contract which does not contain a confidentiality provision that purports to restrict the ability of the Administrative Agent, any Group Agent or any Lender to exercise its rights under the agreement, including, without limitation, its right to review the Contract;

(z) which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the Originator thereof;

(aa) with respect to which no check, draft or other item of payment was previously received that was returned unpaid or otherwise; and

(bb) that complies with such other reasonable criteria and reasonable requirements as the Requisite Lenders in their reasonable credit judgment may from time to time specify to the Borrower and the Originator thereof, following a detailed analysis of the Receivables and discussion with the Borrower and Originator, (i) immediately if a Termination Event has occurred and is continuing and (ii) otherwise, on and after the 30th day after delivery of notice to the Borrower; provided that any criterion or requirement specified pursuant to this clause (bb) shall apply prospectively from the applicable date specified in clause (i) or (ii) above and shall be reflected in the first Monthly Report required to be delivered after such date and in all Reports delivered thereafter.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 and any regulations promulgated thereunder.

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“ERISA Affiliate” shall mean, with respect to any Originator, any trade or business (whether or not incorporated) that, together with such Originator, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“Event of Servicer Termination” shall have the meaning assigned to it in Section 8.01 of the Sale Agreement.

“Excess Concentration Amount” shall mean, with respect to any Obligor of a Receivable and as of any date of determination after giving effect to all Eligible Receivables transferred on such date, the amount by which (a) the Outstanding Balance of Eligible Receivables owing by such Obligor exceeds (b) the amount equal to (i) the Concentration Percentage for such Obligor multiplied by (ii) the Outstanding Balance of all Eligible Receivables on such date; provided, however, that in the case of an Obligor which is an Affiliate of other Obligors, the Excess Concentration Amount for such Obligor shall be calculated as if such Obligor and such one or more affiliated Obligors were one Obligor.

“Exchange Act” shall mean the Securities Exchange Act of 1934, 15 U.S.C. Sections 78a et seq., and any regulations promulgated thereunder, as amended.

“Excluded Obligor” shall mean any Obligor that is an Affiliate of any Originator, the Parent or the Borrower.

“Excluded Taxes” shall mean all taxes imposed on or measured by the overall net income of any Affected Party by the United States, by the jurisdiction in which such Affected Party’s principal executive office is located, or by any other jurisdiction in the United States where such Affected Party has established a taxable nexus other than in connection with the transactions contemplated by this Agreement.

“Exclusive Account Control Trigger” shall mean the occurrence of the either (i) a Termination Event or (ii) the occurrence of both the Fixed Charge Coverage Trigger and the Combined Availability Trigger.

“Federal Funds Rate” means, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by the applicable Group Agent.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System.

“Fee Letter” shall mean that certain fee letter dated the Closing Date among the Borrower and the Group Agents, the Administrative Agent and the Structuring Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time).

“Fees” shall mean any and all fees payable to the Administrative Agent, any Group Agent or any Lender pursuant to the Funding Agreement or any other Related Document, including, without limitation, the Unused Commitment Fee.

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“Final Advance Date” shall mean January 26, 2012, as such date may be extended with the consent of the Borrower, the Lenders and each Group Agent.

“Fiscal Month” means a fiscal month of the Parent.

“Fiscal Quarter” shall mean a fiscal quarter of the Parent.

“Fiscal Year” means a fiscal year of the Parent.

“Fixed Charge Coverage Ratio” shall mean, as of the close of business on the last day of any Fiscal Quarter, the ratio of (i) the sum of (A) Consolidated EBITDA, plus (B) Consolidated Rental Expense, less (C) Consolidated Capital Expenditures (net of (x) proceeds received by the Parent and its Consolidated Subsidiaries from sales of plant, property and/or equipment during the relevant period in respect of which such Consolidated Capital Expenditures are calculated and (y) the amount of any Consolidated Capital Expenditures that are specifically financed with Debt other than Borrowings under the Credit Agreement or Short-Term Debt incurred during such relevant period, but only to the extent the aggregate amount of Consolidated Capital Expenditures net of such proceeds and such Debt financing is greater than zero), less (D) cash taxes actually paid by the Parent and its Consolidated Subsidiaries, less (E) cash dividends or distributions paid by the Parent on shares of capital stock of the Parent to (ii) the sum of (A) principal amounts paid or payable (whether or not paid and whether at the stated maturity, by acceleration or by reason of optional prepayment or redemption or otherwise, but excluding (x) principal amounts paid with the proceeds of new Debt incurred in reliance on Section 5.05(h) or Section 5.05(l) of the Credit Agreement, (y) principal amounts paid with the proceeds of a new issuance by the Parent of its equity interests (or the sale of its treasury stock) and (z) principal payments under a revolving credit facility (including the Credit Agreement) and any Permitted Receivables Facility (as such term is defined in the Credit Agreement) to the extent that such payment is not accompanied by a scheduled reduction or termination of commitments (including upon termination of such facility)) by the Parent or any Consolidated Subsidiary in respect of Debt (excluding commercial paper and other Short-Term Debt) of the Parent or its Consolidated Subsidiaries on a consolidated basis (it being understood that any principal amount paid or payable in respect of the 2011 Notes (a “2011 Note Payment Amount”) shall be included for purposes of calculating the amount described in this clause (A) only to the extent such 2011 Note Payment Amount exceeds the amount of the Note Availability Block in effect on the date such 2011 Note Payment Amount is paid or becomes payable), plus (B) Consolidated Interest Expense, plus (C) Consolidated Rental Expense, plus (D) to the extent not included in Consolidated Interest Expense, the interest or equivalent financing charges incurred with respect to any Permitted Receivables Facility, all calculated as of the end of each Fiscal Quarter for the period of four consecutive Fiscal Quarters then ended.

“Fixed Charge Coverage Trigger” shall mean the Fixed Charge Coverage Ratio, calculated as of the last day of the then most recently ended Fiscal Quarter, is less than 1.15 to 1.00.

“Funding Agreement” shall mean that certain Receivables Funding and Administration Agreement dated as of the Closing Date, by and among the Borrower, the Lenders, the Group Agents, the Administrative Agent and the Structuring Agent.

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“Funding Availability” shall mean, as of any date of determination, the amount, if any, by which the Borrowing Base exceeds the Outstanding Principal Amount, in each case as of the end of the immediately preceding day.

“Funding Excess” shall mean, as of any date of determination, the extent to which the Outstanding Principal Amount exceeds the Borrowing Base, in each case as disclosed in the most recently submitted Borrowing Request or Report or as otherwise determined by the Requisite Lenders based on Borrower Collateral information available to them, including any information obtained from any audit or from any other reports with respect to the Borrower Collateral, which determination shall be final, binding and conclusive on all parties to the Funding Agreement (absent manifest error).

“GAAP” shall mean, at any time, generally accepted accounting principles as then in effect in the United States, applied on a basis consistent (except for changes with which the Parent’s independent public accountants have concurred) with the most recent audited consolidated financial statements of the Parent and its Subsidiaries theretofore delivered to the Lenders.

“GE Capital” shall mean General Electric Capital Corporation, a Delaware corporation.

“GE Group” shall mean the Lender Group for which GE Capital is the Group Agent.

“General Concentration Percentage” shall have the meaning set forth in the Fee Letter.

“General Trial Balance” shall mean, with respect to any Originator and as of any date of determination, such Originator’s accounts receivable trial balance (whether in the form of a computer printout, magnetic tape or diskette) as of such date, listing Obligors and the Receivables owing by such Obligors as of such date together with the aged Outstanding Balances of such Receivables, in form and substance satisfactory to the Borrower and the Requisite Lenders.

“Governmental Authority” shall mean any nation or government, any state, province or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Government Overconcentration Amount” shall mean, as of any date of determination, for all Obligors which are Governmental Authorities at such time, after giving effect to all Eligible Receivables transferred on such date, the amount by which (a) the Outstanding Balance of all Eligible Receivables owing by such Obligors exceeds (b) the amount equal to (i) 3.0% multiplied by (ii) the Outstanding Balance of all Eligible Receivables on such date.

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“Group Agent” shall mean, as to any Conduit Lender or Committed Lender, the Person listed on Annex W to the Funding Agreement as the “Group Agent” for such Lenders, together with its respective successors and permitted assigns.

“Group Limit” shall mean, with respect to each Lender Group, the amount designated as its “Group Limit” on Annex W to the Funding Agreement.

“Guarantee” by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person in any manner, whether directly or indirectly, and including any obligation, direct or indirect, contingent or otherwise, of such guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Incipient Servicer Termination Event” shall mean any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Servicer Termination.

“Incipient Termination Event” shall mean any event that, with the passage of time or notice or both, would, unless cured or waived, become a Termination Event.

“Indemnified Amounts” shall mean, with respect to any Person, any and all suits, actions, proceedings, claims, damages, losses, liabilities and reasonable expenses (including, but not limited to, reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal).

“Indemnified Person” shall have the meaning assigned to it in Section 10.01(a) of the Funding Agreement.

“Indemnified Taxes” shall have the meaning assigned to it in Section 2.08(g) of the Funding Agreement.

“Index Rate” shall mean, for any day, a floating rate equal to the sum of (a) the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the “base rate on corporate loans at large U.S. money center commercial banks” (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the Bank prime loan rate or its equivalent), and (ii) the sum of the Federal Funds Rate plus fifty (50) basis points per annum, plus (b) 2.0% per annum. Each change in any interest rate provided for in the Funding Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

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“Index Rate Advance” shall mean an Advance or portion thereof bearing interest by reference to the Index Rate.

“Ineligible Receivable” shall mean any Receivable (or portion thereof) which fails to satisfy all of the requirements of an “Eligible Receivable” set forth in the definition thereof.

“Information” shall have the meaning set forth in Section 12.05 of the Funding Agreement.

“Initial Group Agents” shall mean each of GE Capital and JPMorgan in their capacity as Group Agents hereunder on the Closing Date.

“Intercreditor Agreement” shall mean that certain Intercreditor Agreement dated as of January 26, 2007 among the Borrower, JTR, the Administrative Agent and JPMorgan Chase Bank, N.A. as Lenders’ Agent.

“Interest Payment Date” shall mean, with respect to any Advance, the fifth Business Day of each month; provided, that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the aggregate Outstanding Principal Amount has been paid in full and (y) the Commitment Termination Date shall be deemed to be an “Interest Payment Date” with respect to any interest which is then accrued under the Funding Agreement.

“Interest Reserve Ratio” shall mean, as of any date of determination, an amount equal to the product of (i) 2.0, (ii) the Index Rate, and (iii) a fraction, the numerator of which is the higher of (a) 30 and (b) the Receivables Collection Turnover as of the end of the Settlement Period immediately preceding such date, and the denominator of which is 360.

“Investment” shall mean any investment in any Person, whether by means of share purchase, capital contribution, loan or other extension of credit, time deposit or otherwise; provided that (a) the term “Investment” shall not include accounts receivable resulting from the sale of goods or provision of services in the ordinary course of business that either (i) are not outstanding for more than 90 days after the date of the original invoice therefor or (ii) remain outstanding for more than 90 days after the date of the original invoice therefor only because of good faith disputes with respect to product claims and/or inconsistent or missing documentation and (b) the amount of Investments at any time which constitute Debt, an account receivable or other obligation shall be the outstanding amount thereof at such time.

“Investment Company Act” shall mean the provisions of the Investment Company Act of 1940, 15 U.S.C. § § 80a et seq., and any regulations promulgated thereunder.

“IRC” shall mean the Internal Revenue Code of 1986 and any regulations promulgated thereunder.

“IRS” shall mean the Internal Revenue Service.

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“Joinder Agreement” shall mean a joinder agreement substantially in the form set forth as Exhibit B to the Funding Agreement pursuant to which a new Lender Group becomes party to the Funding Agreement.

“JPM Group” shall mean the Lender Group for which JPMorgan is the Group Agent.

“JPMorgan” shall mean JPMorgan Chase Bank, N.A.

“JTR” shall mean Joseph T. Ryerson & Son, Inc., a Delaware corporation.

“Lender” shall have the meaning assigned to it in the preamble of the Funding Agreement.

“Lender Group” shall mean any Group Agent and its related Conduit Lenders and Committed Lenders.

“Lender Group Limit” shall mean, for any Lender Group, the amount set forth on Annex W to the Funding Agreement (or in the Joinder Agreement pursuant to which such Lender Group becomes party hereto) subject to assignment pursuant to Section 12.02 of the Funding Agreement, as such amount may be reduced in accordance with Section 2.02 of the Funding Agreement.

“Lender Group Percentage” shall mean, for any Lender Group, the percentage equivalent to a fraction (expressed out to five (5) decimal places), the numerator of which is the aggregate Commitments of all Committed Lenders in such Lender Group and the denominator of which is the Aggregate Commitment.

“Level of Margins” shall have the meaning set forth in the Fee Letter.

“LIBOR Business Day” shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

“LIBOR Rate” shall mean, for each calendar month, a per annum rate of interest determined by the applicable Group Agent equal to the sum of (a) the Applicable Margin for such calendar month plus (b) the ratio (expressed as a percentage) equal to:

(i) the offered rate for deposits in United States Dollars for the applicable calendar month which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second full LIBOR Business Day next preceding the first day of each calendar month (unless the first day of such calendar month is not a LIBOR Business Day, in which event the next succeeding LIBOR Business Day will be used); divided by

(ii) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBOR Business Days prior to the beginning of such calendar month (including basic, supplemental, marginal and emergency reserves under

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any regulations of the Board of Governors of the Federal Reserve system or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System;

provided, that if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for a Lender to agree to make or to make or to continue to fund or maintain any Advances at the LIBOR Rate or a LIBOR Rate Disruption Event shall have occurred, the LIBOR Rate shall in all such cases be equal to the Index Rate. For the avoidance of doubt, except as provided in the immediately preceding proviso, the LIBOR Rate determined for any calendar month shall remain fixed for such calendar month.

If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to the applicable Group Agent and the Borrower.

“LIBOR Rate Advance” shall mean an Advance or portion thereof bearing interest by reference to the LIBOR Rate.

“LIBOR Rate Disruption Event” means, for any Lender, notification by such Lender to the Borrower and the applicable Group Agent of any of the following: (i) determination by such Lender that it would be contrary to law or the directive of any central bank or other governmental authority to obtain United States dollars in the London interbank market to fund or maintain its Advances, (ii) the inability of such Lender, by reason of circumstances affecting the London interbank market generally, to obtain United States dollars in such market to fund its Advances or (iii) a determination by such Lender that the maintenance of its Advances will not adequately and fairly reflect the cost to such Lender of funding such investment at such rate.

“Lien” shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

“Liquidity Provider” shall mean any of the financial institutions from time to time party to any Asset Purchase Agreement or any liquidity loan agreement or similar arrangement with a Conduit Lender.

“Litigation” shall mean, with respect to any Person, any action, claim, lawsuit, demand, investigation or proceeding pending or threatened against such Person before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators.

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“Lockbox” shall have the meaning assigned to it in Section 6.01(a)(ii) of the Funding Agreement.

“Loss Horizon Period” shall mean, as of any date of determination, (i) if the Borrower is delivering only Monthly Reports as of such date, the 4.0 most recent Settlement Periods preceding such date, (ii) if the Borrower is delivering Weekly Reports as of such date, the 3.0 most recent Settlement Periods preceding such date and (iii) if the Borrower is delivering Daily Reports as of such date, the 3.0 most recent Settlement Periods preceding such date.

“Loss Reserve Ratio” shall mean, as of any date of determination, the greater of (i) 12% and (ii) the ratio (expressed as a percentage) calculated in accordance with the following formula:

(LHF * ARR) * 2,

where

LHF	=	a loss horizon factor equal to (x) the aggregate Outstanding Balance of Receivables originated during the applicable Loss Horizon Period as of such date divided by (z) the Net Receivables Balance as of the end of the Settlement Period immediately preceding such date; and

ARR	=	the highest three-month rolling average of the Default Ratios occurring during the twelve most recent Settlement Periods.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, condition (financial or otherwise), operations, properties or liabilities of (i) any Originator or the Originators considered as a whole, (ii) the Borrower, (iii) the Servicer or (iv) the Parent and its Subsidiaries considered as a whole, (b) the ability of any Originator, the Borrower, the Parent or the Servicer to perform any of its obligations under the Related Documents in accordance with the terms thereof, (c) the validity or enforceability of any Related Document or the rights and remedies of the Borrower, the Lenders, the Group Agents or the Administrative Agent under any Related Document, or (d) the Transferred Receivables (or collectibility thereof), the Contracts therefor, the Borrower Collateral (in each case, taken as a whole) or the ownership interests or Liens of the Borrower or the Secured Parties or the Administrative Agent thereon or the priority of such interests or Liens (in each case, taken as a whole).

“Member” shall mean JTR in its capacity as the member of the Borrower.

“Monthly Report” shall have the meaning assigned to it in paragraph (a) of Annex 5.02(a) to the Funding Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor thereto.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA with respect to which any Originator or ERISA Affiliate is making, is

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obligated to make, or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net Receivables Balance” means, as of any date of determination, the amount equal to:

(a) the aggregate Outstanding Balance of all Eligible Receivables,

minus

(b) the sum of (i) the aggregate Excess Concentration Amounts for all Obligors, (ii) the Government Overconcentration Amount and (iii) the aggregate amount of Collections received at such time for payment on account of any Receivable, the Obligor of which has not been identified;

in each case as disclosed in the most recently submitted Borrowing Request or Report or as otherwise determined by the Requisite Lenders based on Borrower Collateral information available to them, including any information obtained from any audit or from any other reports with respect to the Borrower Collateral, which determination shall be final, binding and conclusive on all parties to the Funding Agreement (absent manifest error).

“Net Worth” means as of any date of determination, the excess, if any, of (a) the aggregate Outstanding Balance of the Receivables at such time, over (b) the sum of (i) the Outstanding Principal Amount at such time, plus (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

“Note” shall have the meaning assigned to it in Section 2.01(a) of the Funding Agreement.

“Note Availability Block” shall mean an amount calculated at any time as follows: (i) at all times prior to the date that is six months prior to the maturity date of the 2011 Notes (the “Note Maturity Date”), the Note Availability Block shall be equal to $0, (ii) on the date that is six months prior to the Note Maturity Date, the Note Availability Block shall, subject to the following proviso, be increased from $0 to $75,000,000 and (iii) on the date that is three months prior to the Note Maturity Date, the Note Availability Block shall, subject to the following proviso, be increased by an additional $75,000,000 to $150,000,000 (each increase in the Note Availability Block described in clauses (ii) and (iii) above, a “Note Availability Block Increase”); provided that on any date when the Parent repurchases, redeems or repays any of the 2011 Notes (or deposits funds therefor with the trustee for the 2011 Notes) (the aggregate principal amount of 2011 Notes repurchased, redeemed or repaid on any such date, the “Repurchased Amount”), (1) the aggregate amount of the Note Availability Block Increases in effect on such date (as of any date, such aggregate amount, the “Accrued Reserve Amount”) shall be permanently reduced by the lesser of the Repurchased Amount and the Accrued Reserve Amount and (2) to the extent that the Repurchased Amount exceeds the Accrued Reserve Amount (such excess, the “Excess Amount”), the Excess Amount shall be applied to reduce the subsequent Note Availability Block Increase(s) (if any) on a pro rata basis. For the avoidance of doubt, the Note Availability Block shall on any date be equal to the sum of (X) the aggregate

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amount of the Note Availability Block Increases pursuant to clauses (ii) and (iii) of the preceding sentence minus (Y) the aggregate amount of the reductions pursuant to clauses (1) and (2) of the proviso of the preceding sentence. Notwithstanding the foregoing, at all times from and after the date when all of the 2011 Notes have been repurchased, redeemed or repaid (or the funds therefor have been deposited with the trustee for the 2011 Notes), the Note Availability Block shall be $0.

“Obligor” shall mean, with respect to any Receivable, the Person primarily obligated to make payments in respect thereof.

“Officer’s Certificate” shall mean, with respect to any Person, a certificate signed by an Authorized Officer of such Person.

“Originator” shall have the meaning assigned to it in the preamble to the Sale Agreement.

“Outstanding Balance” shall mean, with respect to any Receivable, as of any date of determination, the amount (which amount shall not be less than zero) equal to (a) the Billed Amount thereof, minus (b) all Collections received from the Obligor thereunder, minus (c) all discounts to, or any other modifications by, the Originator, the Borrower or the Servicer that reduce such Billed Amount.

“Outstanding Principal Amount” shall mean, as of any date of determination, the amount equal to (a) the aggregate Advances made by the Lenders under the Funding Agreement on or before such date, minus (b) the aggregate amounts disbursed to any Lender in reduction of the principal of such Advances pursuant to the Funding Agreement on or before such date and not required to be returned as preference payments or otherwise; provided, that references to the Outstanding Principal Amount of any Lender shall mean an amount equal to (x) the aggregate Advances made by such Lender pursuant to the Funding Agreement on or before such date, minus (y) the aggregate amounts disbursed to such Lender in reduction of the principal of such Advances pursuant to the Funding Agreement on or before such date and not required to be returned as preference payments or otherwise.

“Parent” shall mean Ryerson Inc., a Delaware corporation.

“Parent Group” shall mean the Parent and each of its Affiliates other than the Borrower.

“Parent Undertaking” shall mean an agreement substantially in the form of Exhibit 2.03 to the Sale Agreement made by Parent in favor of the Borrower and the Administrative Agent.

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

“Permitted Encumbrances” shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental charges or levies not yet due and payable; (b) pledges or deposits securing obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits

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securing bids, tenders, government contracts, contracts (other than contracts for the payment of money) or leases to which any Originator, the Borrower or the Servicer is a party as lessee made in the ordinary course of business; (d) deposits securing statutory obligations of any Originator, the Borrower or the Servicer; (e) inchoate and unperfected workers’, mechanics’, suppliers’ or similar Liens arising in the ordinary course of business; (f) carriers’, warehousemen’s or other similar possessory Liens arising in the ordinary course of business; (g) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Originator, the Borrower or the Servicer is a party; (h) any judgment Lien not constituting a Termination Event under Section 8.01(g) of the Funding Agreement; (i) Liens existing on the Closing Date and listed on Schedule 5.03(b) of the Funding Agreement; and (j) presently existing or hereinafter created Liens in favor of the Borrower, the Secured Parties or the Administrative Agent under the Funding Agreement and the Related Documents.

“Permitted Investments” shall mean any of the following:

(a) obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States of America or obligations of any agency or instrumentality thereof if such obligations are backed by the full faith and credit of the United States of America, in each case with maturities of not more than 90 days from the date acquired;

(b) repurchase agreements on obligations of the type specified in subsection (a) of this definition; provided, that the short-term debt obligations of the party agreeing to repurchase are rated at least A-1 or the equivalent by S&P and P-1 or the equivalent by Moody’s;

(c) federal funds, certificates of deposit, time deposits and bankers’ acceptances of any depository institution or trust company incorporated under the laws of the United States of America or any state, in each case with original maturities of not more than 90 days or, in the case of bankers’ acceptances, original maturities of not more than 365 days; provided, that the short-term obligations of such depository institution or trust company are rated at least A-1 or the equivalent by S&P and P-1 or the equivalent by Moody’s;

(d) commercial paper of any corporation incorporated under the laws of the United States of America or any state thereof with original maturities of not more than 180 days that on the date of acquisition are rated at least A-1 or the equivalent by S&P and P-1 or the equivalent by Moody’s; and

(e) securities of money market funds rated at least A-1 or the equivalent by S&P and P-1 or the equivalent by Moody’s.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, association, corporation (including a business trust), limited liability company, institution, public benefit corporation, joint stock company, Governmental Authority or any other entity of whatever nature.

“Plan” shall mean, at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the IRC and is either (i) maintained by a member of a Controlled Group for employees of a member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any

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other arrangement under which more than one employer makes contributions and to which a member of a Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“Pooled Commercial Paper” shall mean Commercial Paper of a Conduit Lender subject to any particular pooling arrangement by such Conduit Lender, but excluding Commercial Paper issued by such Conduit Lender for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by such Conduit Lender.

“Power of Attorney” shall have the meaning assigned to it in Section 9.05 of the Sale Agreement or Section 9.03 of the Funding Agreement, as applicable.

“Program Support Provider” shall mean any Liquidity Provider, and any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to any Conduit Lender.

“Pro Rata Share” shall mean with respect to all matters relating to any Committed Lender, the percentage obtained by dividing (i) the Commitment of that Committed Lender by (ii) the Aggregate Commitment, as such percentage may be adjusted by assignments and joinders permitted pursuant to Section 12.02 of the Funding Agreement; provided, however, if all of the Commitments are terminated pursuant to the terms of the Funding Agreement, then “Pro Rata Share” shall mean with respect to all matters relating to any Committed Lender, the percentage obtained by dividing (x) such Committed Lender’s Advances by (y) the aggregate Outstanding Principal Amount.

“Rating Agency” shall mean Moody’s or S&P.

“Ratings” means for any Conduit Lender or any SPV or any other Lender which requires such a “Rating” in connection with the Funding Agreement, the ratings by the Rating Agencies of such Person of the indebtedness for borrowed money of such Person.

“Ratios” shall mean, collectively, the Average Dilution Ratio, the Default Ratio, the Default Trigger Ratio, the Delinquency Ratio, the Dilution Ratio, the Dilution Reserve Ratio, the Dilution Trigger Ratio, the Dynamic Advance Rate, the Interest Reserve Ratio, the Loss Reserve Ratio, the Servicing Fee Reserve Ratio and the Receivables Collection Turnover.

“Receivable” shall mean, with respect to any Obligor:

(a) indebtedness of such Obligor (whether constituting an account, chattel paper, document, instrument or general intangible (under which the Obligor’s principal obligation is a monetary obligation) and whether or not earned by performance) arising from the provision of merchandise, goods or services by an Originator, or other Person approved by the Requisite Lenders in their sole discretion, to such Obligor, including the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto;

(b) all Liens and property subject thereto from time to time securing or purporting to secure any such indebtedness of such Obligor;

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(c) all guaranties, indemnities and warranties, insurance policies, security agreements, letters of credit, service contracts, financing statements, supporting obligations and other agreements or arrangements of whatever character from time to time supporting, securing payment of or relating to any such indebtedness;

(d) all right, title and interest of any Originator or the Borrower in and to any goods (including returned, repossessed or foreclosed goods) the sale of which gave rise to a Receivable;

(e) all Collections with respect to any of the foregoing;

(f) all Records with respect to any of the foregoing; and

(g) all proceeds with respect to any of the foregoing.

provided that “Receivables” shall not include (i) any receivable for which the Obligor is The Stanley Works Co.; (ii) any receivable for which the Obligor is a customer of the “Permamet” division of JTR, until such time as each Group Agent has consented in writing to such receivables being included as “Receivables;” or (iii) any receivable for which the Obligor is a customer of the “Ryerson-Microjet” division of JTR, until such time as each Group Agent has consented in writing to such receivables being included as “Receivables.”

“Receivables Assignment” shall have the meaning assigned to it in Section 2.01(a) of the Sale Agreement.

“Receivables Collection Turnover” shall mean, as of any date of determination, the amount (expressed in days) equal to:

(a) a fraction, (i) the numerator of which is equal to the aggregate Outstanding Balance of Transferred Receivables on the first day of the three (3) Settlement Periods immediately preceding such date and (ii) the denominator of which is equal to aggregate Collections received during such three (3) Settlement Periods with respect to all Transferred Receivables, multiplied by

(b) the average number of days per period contained in such three (3) Settlement Periods.

“Records” shall mean all Contracts and other documents, books, records and other information (including customer lists, credit files, computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained by any Originator, the Servicer, any Sub-Servicer or the Borrower with respect to the Receivables and the Obligors thereunder and the Borrower Collateral.

“Regulatory Change” shall mean any change in, or change in the interpretation or administration of, after the Closing Date, any federal, state or foreign law, regulation (including Regulation D of the Federal Reserve Board), pronouncement by the Financial Accounting

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Standards Board or the adoption or making after such date of any interpretation, directive or request under any federal, state or foreign law or regulation (whether or not having the force of law) by any Governmental Authority, the Financial Accounting Standards Board, or any central bank or comparable agency, charged with the interpretation or administration thereof that, in each case, is applicable to any Affected Party, including, without limitation, any Accounting Change.

“Rejected Amount” shall have the meaning assigned to it in Section 4.04 of the Sale Agreement.

“Related Documents” shall mean each Collection Account Agreement, the Sale Agreement, the Funding Agreement, the Revolving Notes, each Receivables Assignment, the Subordinated Notes, the Parent Undertaking, the Intercreditor Agreement and all other agreements, instruments, documents and certificates identified in the Schedule of Documents and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Person, or any employee of any Person, and delivered in connection with the Sale Agreement, the Funding Agreement or the transactions contemplated thereby. Any reference in the Sale Agreement, the Funding Agreement or any other Related Document to a Related Document shall include all Appendices thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Related Document as the same may be in effect at any and all times such reference becomes operative.

“Repayment Notice” shall have the meaning assigned to it in Section 2.03(h) of the Funding Agreement.

“Report” shall mean any Daily Report, Weekly Report or Monthly Report.

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA.

“Required Capital Amount” means $10,000,000.

“Required Financial Statements” shall mean the financial statements required to be delivered by the Company pursuant to Section 5.02(a) of the Funding Agreement.

“Requisite Lenders” shall mean (a) two or more Lenders having in the aggregate more than sixty-six and two-thirds percent (66.67%) of the Aggregate Commitment, or (b) if the Commitments have been terminated, two or more Lenders having in the aggregate more than sixty-six and two-thirds percent (66.67%) of the aggregate Outstanding Principal Amount; provided that if at any time there is only one Lender party to the Funding Agreement, “Requisite Lenders” shall mean such Lender.

“Responsible Officer” means the Parent’s Chairman of the Board, Chief Executive Officer, President, Vice President-Finance, Chief Financial Officer, Treasurer, Assistant Treasurer or Controller or any other individual designated as a Responsible Officer of the Parent for purposes of the Funding Agreement by any two of the foregoing Responsible Officers of the Parent and notified to each Group Agent.

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“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Sale” shall mean with respect to a sale of receivables under the Sale Agreement, a sale of Receivables by an Originator to the Borrower in accordance with the terms of the Sale Agreement.

“Sale Agreement” shall mean that certain Receivables Sale and Servicing Agreement dated as of the Closing Date, by and among each Originator, the Servicer, the Parent and the Borrower, as the Buyer thereunder.

“Sale Price” shall mean, with respect to any Sale of any Sold Receivable, a price calculated by the Borrower equal to:

(a) the Outstanding Balance of such Sold Receivable, minus

(b) a discount reflecting the expected costs to be incurred by the Borrower in financing the purchase of the Sold Receivables until the Outstanding Balance of such Sold Receivables is paid in full, minus

(c) a discount reflecting the portion of the Sold Receivables that is reasonably expected by such Originator on the Transfer Date to become Defaulted Receivables by reason of subsection (b) of the definition thereof, minus

(d) a discount reflecting the portion of the Sold Receivables that is reasonably expected by such Originator on the Transfer Date to be reduced on account of Dilution Factors, minus

(e) amounts expected to be paid to the Servicer with respect to the servicing, administration and collection of the Sold Receivables;

provided, that such calculations shall be determined based on the historical experience of (y) such Originator, with respect to the calculations required in each of subsections (c) and (d) above, and (z) the Borrower, with respect to the calculations required in subsections (b) and (e) above.

“Schedule of Documents” shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Sale Agreement, the Funding Agreement and the other Related Documents and the transactions contemplated thereunder, substantially in the form attached as Annex Y to the Funding Agreement and the Sale Agreement.

“Secured Parties” shall mean each of the Lenders, the Group Agents, the Administrative Agent, each Indemnified Person and each other Affected Party.

“Securities Act” shall mean the provisions of the Securities Act of 1933, 15 U.S.C. Sections 77a et seq., and any regulations promulgated thereunder.

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“Security Agreement” means the Second Amended and Restated Guarantee and Security Agreement, dated as of December 20, 2002 and amended as of January 26, 2007, among Ryerson Inc., the U.S. Subsidiaries of Ryerson Inc. party thereto and JPMorgan Chase Bank, N.A., as Collateral Agent, as the same may be amended, supplemented, modified or restated from time to time.

“Servicer” shall have the meaning assigned to it in the Preamble to the Sale Agreement.

“Servicer Termination Notice” shall mean any notice by the Administrative Agent to the Servicer that (a) an Event of Servicer Termination has occurred and (b) the Servicer’s appointment under the Funding Agreement has been terminated.

“Servicing Fee” shall mean, for any day within a Settlement Period, the amount equal to (a) (i) the Servicing Fee Rate divided by (ii) 360, multiplied by (b) the aggregate Outstanding Balance of all Transferred Receivables on such day.

“Servicing Fee Rate” shall mean 1.00%.

“Servicing Fee Reserve” shall mean, as of any date of determination, an amount equal to the product of (i) the Servicing Fee Reserve Ratio and (ii) the lesser of (a) the Aggregate Commitment and (b) the aggregate Outstanding Balance of all Transferred Receivables.

“Servicing Fee Reserve Ratio” shall mean, as of any date of determination, an amount equal to the product of (i) 2.0, (ii) the Servicing Fee Rate and (iii) a fraction, the numerator of which is the higher of (a) 30 and (b) the Receivables Collection Turnover as of the end of the Settlement Period immediately preceding such date, and the denominator of which is 360.

“Servicing Records” shall mean all Records prepared and maintained by the Servicer with respect to the Transferred Receivables and the Obligors thereunder.

“Settlement Date” shall mean (i) the fifth Business Day of each calendar month and (ii) from and after the occurrence of a Termination Event, any other Business Day designated as such by any Group Agent in its sole discretion.

“Settlement Period” shall mean (a) solely for purposes of determining the Ratios, (i) with respect to all Settlement Periods other than the final Settlement Period, each calendar month, whether occurring before or after the Closing Date, and (ii) with respect to the final Settlement Period, the period ending on the Termination Date and beginning with the first day of the calendar month in which the Termination Date occurs, and (b) for all other purposes, (i) with respect to the initial Settlement Period, the period from and including the Closing Date through and including the last day of the calendar month in which the Closing Date occurs, (ii) with respect to the final Settlement Period, the period ending on the Termination Date and beginning with the first day of the calendar month in which the Termination Date occurs, and (iii) with respect to all other Settlement Periods, each calendar month.

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“Short-Term Debt” shall mean any Loans (as such term is defined in the Credit Agreement), any Swingline Loans (as such term is defined in the Credit Agreement) and any other Debt that matures within one (1) year after the date of incurrence of such Debt.

“Significant Subsidiary” of any Person shall mean any Subsidiary, whether now or hereafter owned, formed or acquired which, at the time of determination is a “significant subsidiary” of such Person, as such term is defined on the date of this Agreement in Regulation S-X of the Securities and Exchange Commission, except that “5 percent” will be substituted for “10 percent” in each place where it appears in such definition of “significant subsidiary”. For the avoidance of doubt, JTR is a Significant Subsidiary of the Parent.

“Sold Receivable” shall have the meaning assigned to it in Section 2.01(b) of the Sale Agreement.

“Solvent” shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its Debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur Debts or liabilities beyond such Person’s ability to pay as such Debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute unreasonably small capital. The amount of contingent liabilities (such as Litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Concentration Percentage” shall mean, with respect to any Obligor, that percentage, if any, set forth in Annex A to the Fee Letter with respect to such Obligor, or, with respect to any such Obligor or any other Obligor, such lower percentage as any Group Agent may at any time and from time to time designate in its sole discretion with respect to such Obligor, or such higher percentage as the Requisite Group Agents may at any time and from time to time designate in their sole discretion with respect to such Obligor, in each case upon at least ten (10) Business Days’ written notification to the Borrower, the Servicer and the other Group Agents, provided that (i) such new percentage shall be no lower than the applicable General Concentration Percentage, (ii) such new percentage shall apply prospectively from the effective date of such new percentage and shall be reflected in the first Monthly Report required to be delivered after such effective date and in all Reports delivered thereafter, and (iii) such new percentage shall be no higher than the applicable Concentration Percentage for such Obligor as of the Closing Date unless GE Capital shall have obtained prior confirmation from the Rating Agencies that such new percentage will not adversely affect the Ratings.

“SPV” shall mean any special purpose funding vehicle which acquires any interest in a Lender’s Advances under the Funding Agreement.

“Stock” shall mean all shares, options, warrants, member interests, general or limited partnership interests or other equivalents (regardless of how designated) of or in a

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corporation, limited liability company, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act).

“Stockholder” shall mean, with respect to any Person, each holder of Stock of such Person.

“Structuring Agent” shall have the meaning assigned to it in the preamble to the Funding Agreement.

“Subordinated Loan” shall have the meaning given such term in Section 2.01(c) of the Sale Agreement.

“Subordinated Note” shall have the meaning given such term in Section 2.01(c) of the Sale Agreement.

“Sub-Servicer” shall mean any Person with whom the Servicer enters into a Sub-Servicing Agreement.

“Sub-Servicing Agreement” shall mean any written contract entered into between the Servicer and any Sub-Servicer pursuant to and in accordance with Section 7.01 of the Sale Agreement relating to the servicing, administration or collection of the Transferred Receivables.

“Subsidiary” shall mean, with respect to any Person, any corporation or other entity (a) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or (b) that is directly or indirectly controlled by such Person within the meaning of control under Section 15 of the Securities Act.

“Successor Servicer” shall have the meaning assigned to it in Section 9.02 of the Sale Agreement.

“Successor Servicing Fees and Expenses” shall mean the fees and expenses payable to the Successor Servicer as agreed to by the Borrower, the Lenders and the Administrative Agent.

“Swing Line Advance” shall have the meaning assigned to it in Section 2.01(b) of the Funding Agreement.

“Termination Date” shall mean the date on which (a) the Outstanding Principal Amount has been permanently reduced to zero, (b) all other Borrower Obligations under the Funding Agreement and the other Related Documents have been indefeasibly repaid in full and completely discharged and (c) the Aggregate Commitment has been irrevocably terminated in accordance with the provisions of Section 2.02(b) of the Funding Agreement.

“Termination Event” shall have the meaning assigned to it in Section 8.01 of the Funding Agreement.

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“Transaction Parties” means the Originators, the Servicer and, if the Parent is not the Servicer, the Parent.

“Transfer” shall mean any Sale or contribution (or purported Sale or contribution) of Transferred Receivables by any Originator to the Borrower pursuant to the terms of the Sale Agreement.

“Transfer Date” shall have the meaning assigned to it in Section 2.01(a) of the Sale Agreement.

“Transferred Receivable” shall mean any Sold Receivable or Contributed Receivable; provided, that any Receivable repurchased by an Originator thereof pursuant to Section 4.04 of the Sale Agreement shall not be deemed to be a Transferred Receivable from and after the date of such repurchase unless such Receivable has subsequently been repurchased by or contributed to the Borrower.

“UCC” shall mean, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.

“Unapproved Receivable” shall mean any receivable (a) with respect to which the Originator’s customer relationship with the Obligor thereof arises as a result of the acquisition by such Originator of another Person and which receivable was originated prior to the date of such acquisition or (b) that was originated in accordance with standards (other than the Credit and Collection Policies) established by another Person acquired by an Originator, in each case, solely with respect to any such acquisitions that have not been approved in writing by the Requisite Lenders and then only for the period prior to any such approval.

“Unfunded Liabilities” shall mean, with respect to any Plan at any time, (i) in the case of any single employer Plan (as defined in Section 4001(a)(15) of ERISA), the aggregate amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) thereunder and (ii) in the case of any Multiemployer Plan, as defined in Section 4001(a)(3) of ERISA, the aggregate amount of the liabilities of members of the Controlled Group to such Plan under Section 4201 of ERISA.

“Unrelated Amounts” shall have the meaning assigned to it in Section 7.03 of the Sale Agreement.

“Unused Commitment Fee” shall mean for any Settlement Period, a fee equal to the product of (i) the amount by which the Aggregate Commitment exceeds the average Outstanding Principal Amount (in each case, as of any date of determination) and (ii) the Applicable Unused Fee Rate for such Settlement Period.

“Weekly Report” shall have the meaning assigned to it in paragraph (a) of Annex 5.02(a) to the Funding Agreement.

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SECTION 2. Other Terms and Rules of Construction.

(a) Accounting Terms. Unless otherwise specifically provided therein, any accounting term used in any Related Document shall have the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.

(b) Other Terms. All other undefined terms contained in any of the Related Documents shall, unless the context indicates otherwise, have the meanings provided for by the UCC as in effect in the State of Illinois to the extent the same are used or defined therein.

(c) Rules of Construction. Unless otherwise specified, references in any Related Document or any of the Appendices thereto to a Section, subsection or clause refer to such Section, subsection or clause as contained in such Related Document. The words “herein,” “hereof” and “hereunder” and other words of similar import used in any Related Document refer to such Related Document as a whole, including all annexes, exhibits and schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in such Related Document or any such annex, exhibit or schedule. Any reference to any amount on any date of determination means such amount as of the close of business on such date of determination. Any reference to or definition of any document, instrument or agreement shall, unless expressly noted otherwise, include the same as amended, restated, supplemented or otherwise modified from time to time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Related Documents) or, in the case of Governmental Authorities, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.

(d) Rules of Construction for Determination of Ratios. The Ratios as of the last day of the Settlement Period immediately preceding the Closing Date shall be established by the Requisite Lenders on or prior to the Closing Date and the underlying calculations for periods immediately preceding the Closing Date to be used in future calculations of the Ratios shall be established by the Requisite Lenders on or prior to the Closing Date in accordance with the form of Monthly Report. For purposes of calculating the Ratios, (i) averages shall be computed by rounding to the second decimal place and (ii) the Settlement Period in which the date of determination thereof occurs shall not be included in the computation thereof and the first Settlement Period immediately preceding such date of determination shall be deemed to be the Settlement Period immediately preceding the Settlement Period in which such date of determination occurs.

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